As filed with the U.S. Securities and Exchange Commission on January 24, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Softto, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	2840	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification number)

Mr. Yuhao Liang

501 Block B, Huijin Plaza, Baiyun Avenue North

Baiyun District, Guangzhou City

Guangdong Province, China 510400

Tel: + (86) 20-31232634

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Li, Esq. FisherBroyles, LLP 1200 G Street NW, Suite 800 Washington, D.C. 20005 (202) 830-5905	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Tel: (703) 919-7285

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS Subject to Completion	Dated January 24, 2025

3,000,000 Ordinary Shares

Softto, INC.

This is the initial public offering of the ordinary shares of Softto, Inc., par value $0.0001 per share (“Ordinary Shares”). We are offering on a firm commitment basis 3,000,000 ordinary shares. We expect the initial public offering price of the shares to be in the range of $4 to $6 per Ordinary Share. Prior to the completion of this offering, there has been no public market for our Ordinary Shares. We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market (“NASDAQ”). We have reserved the trading symbol SFTO for listing on the NASDAQ. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on NASDAQ. However, we will not complete this offering unless we are so listed.

Upon the completion of this offering, we will be a “controlled company” as defined under Nasdaq Stock Market Rules 5615(c) because Mr. Yuhao Liang, the Chairman of our board of directors and our Chief Executive Officer, and his spouse Luhan Wang, a director of the Board, through Liang’s Family Limited, will beneficially own 58.4% of the voting power of our total issued and outstanding shares assuming the Underwriter does not exercise its over-allotment option, or 56.4% of the voting power our total issued and outstanding shares if the Underwriter exercises its over-allotment option in full. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We currently do not intend to rely on the corporate governance exemptions available to “controlled companies,” we may choose to rely on such exemptions in the future. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

We are not a Chinese operating company but rather a Cayman Islands holding company without material operations and our business is conducted by our subsidiaries in China and this structure involves unique risks to investors. See “Risk Factors— Risks Related to Doing Business in China —Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations” and “Change in Chinese laws and regulations could result in a material and negative impact on our business operations, decrease the value of our Ordinary Shares and limit the legal protections available to you and us.”

There are legal and operational risks associated with being based in and having all our operations in China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures was published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. It also requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and ; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. Our sale of products on the online stores and wechat apps only have the general business data and financial data and we don’t collect or store of any customers’ personal information. In fact, we only receive customers’ shipping address, contact information and contact person (no real name is required) for shipment through the online platform. There is no processing, use, or provision of personal information or data to a third party, or obtaining of personal information or data from an external source in our business. There is also no transmission of data to countries other than China. According to the advice of our PRC counsel, our business is not subject to or involve in PRC laws and regulations regarding personal information protection and cyber data security.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. We have submitted initial documents in connection with this offering and our listing on the Nasdaq Capital Market to the CSRC. However, we cannot assure you that we will be able to complete the review process by CSRC for such filings. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. Chinese domestic enterprises seeking to offer securities and list on overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange except for the filing requirement with CSRC under New Overseas Listing Rules. We develop, sell and distribute hair care, skin care, personal care and beauty products in China. We are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and we don’t have documents and materials which may adversely affect national security or public interests. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook, may impact our ability to accept foreign investments, offer our securities to investors or to list on a U.S. or other foreign exchange, and could impact our ability to conduct our business. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. See “Risk Factors— The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong and mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

We are a holding company incorporated as an exempted company with limited liability in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our business through our operating subsidiaries in China. Our Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company, not the shares of our operating subsidiaries.

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, our subsidiaries have not made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be. See “Selected Condensed Consolidated Financial Schedule of the Company and Its Subsidiaries” beginning on page 8 of this prospectus and “Selected Consolidated Financial Statements” on page F-1 of this prospectus.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange in China (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. For our Hong Kong subsidiary and the holding company (“Non-PRC Entities”), there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to US investors. Also, there is no regulatory restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors. However, to the extent cash/assets in the business is in PRC/Hong Kong or our PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash/assets. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiaries in China are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their respective registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See “Dividend Distribution and Cash Transfer Between the Holding Company and Subsidiaries” and “Risk Factors–Risks Related to Doing Business in China – Governmental control of currency conversion may limit our ability to transfer cash between us and our subsidiaries or investors including our ability to utilize our net revenues effectively and affect the value of your investment.”

As of the date of this prospectus, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. See “Dividend Distribution and Cash Transfer Between the Holding Company and Subsidiaries” on page 3.

The terms “the Company”, “Softto”, “we”, “us”, “our company”, and “our” refer to Softto, Inc., an exempted company incorporated under the laws of the Cayman Islands. We currently conduct substantially all of our business through Softto Smart Brand Management Co., Ltd., our indirectly wholly owned subsidiary in China and its wholly owned subsidiaries including Guangzhou Douyue Technology Innovation Co., LTD., Guangzhou Haoyuan Cosmetics Trading Co., LTD, Tikas (Guangzhou) High-tech Co., LTD. and Guangzhou Yuebang Personal Care Products Co., LTD., all those which are incorporated in China. The securities offered in this prospectus are securities of Softto Inc., our Cayman Islands holding company and investors are purchasing an interest in Softto, Inc., not our operating entities in China.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts(1)
Proceeds to us, before expenses(2)	$	$

(1)	We have agreed to pay the underwriter a discount equal to seven percent (7%) of the public offering price.
(2)	We expect our total cash expense of this offering (including cash expenses payable to our underwriter for its out-of-pocket expense) not to exceed $250,000, exclusive of the discount above. In addition, we will pay to our underwriter 2% of the total offering amount as the underwriter’s non-accountable expenses. These payments will further reduce proceeds available to us before expenses. For a detailed description of the compensation to be received by the underwriter, see “Underwriting.”

We have granted the underwriter a 45-day option to purchase up to an additional 15% of the total number of our ordinary shares at the public offering price, less the underwriting discounts, to cover any over-allotments. We have agreed to issue, on the closing date of this offering, the underwriters’ warrants to the representative of the underwriters, Revere Securities LLC, to purchase a number of ordinary shares equal to four percent (4%) of the total number of shares sold in this offering at an exercise price equal to one hundred and twenty five percent (125%) of the public offering price of the shares sold in this offering. For a description of other terms of the underwriters’ warrants and a description of the other compensation to be received by the underwriter, see “Underwriting.”

The offering is being made on a “firm commitment” basis. The underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. If the Underwriter exercises this option in full, the total underwriting discounts payable will be $[    ] based on an assumed offering price of $[ ] per Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be $[ ]. For a description of other terms of the underwriters’ warrants and a description of the other compensation to be received by the underwriter, see “Underwriting.”

The Underwriter expect to deliver the Ordinary Shares against payment as set forth under “Underwriting,” on or about ●, 2025.

REVERE SECURITIES LLC

The date of this prospectus is ●, 2025

i

About this Prospectus

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

For investors outside the United States, neither we nor the Underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934.

Until and including ●, 2025 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. Neither we nor the Underwriter have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We and the Underwriter take no responsibility for and can provide no assurances as to the reliability of any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus and any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“EIT” is to PRC enterprise income tax;

●	“Exchange Act” are to the Securities and Exchange Act of 1934, as amended;

●	“Guangzhou Douyue” are to Guangzhou Douyue Technology Innovation Co., LTD, a wholly owned subsidiary of Softto Smart and is incorporated under the laws of the People’s Republic of China on March 1, 2022;

●	“Guangzhou Haoyuan” are to Guangzhou Haoyuan Daily Chemical Trading Co., LTD, a wholly owned subsidiary of Softto Smart and is incorporated under the laws of the People’s Republic of China on March 24, 2022;

●	“Guangzhou Yuebang” are to Guangzhou Yuebang Personal Care Products Co., LTD, a wholly owned subsidiary of Softto Smart and is incorporated under the laws of the People’s Republic of China on January 6, 2022;

●	“Guangzhou Softto” are to Guangzhou Softto Brand Management and Operation Co., Ltd., a wholly owned subsidiary of Softto Investment and is incorporated under the laws of the PRC on October 13, 2023.

●	“MOFCOM” are to the Ministry of Commerce of the PRC;

●	“Ordinary Share(s)” are to our Ordinary Shares with a par value of US$0.0001 per share;

●	“PCAOB” are to Public Company Accounting Oversight Board;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“SAFE” are to the State Administration of Foreign Exchange;

●	“Securities Act” to the Securities Act of 1933, as amended;

●	“Softto,” “we,” “us,” “our company,” “the Company” and “our” are to Softto, Inc., is incorporated on November 27, 2023 as a Cayman Islands exempted company with limited liability and its subsidiaries;

●	“Softto BVI” are to Softto Holdings Limited, a wholly owned subsidiary of Softto, Inc. and is incorporated under the laws of British Virgin Islands on December 4, 2023;

●	“Softto E-Commerce” are to Softto E-Commerce (Guangzhou) Co., Ltd., a wholly owned subsidiary of Softto Investment and is incorporated under the laws of the People’s Republic of China on October 29, 2024.

●	“Softto HK” are to Softto Co., Limited, a wholly owned subsidiary of Softto BVI and is incorporated under the laws of Hong Kong on December 11, 2023;

●

“Softto Retail Trading” are to Softto Retail Trading (Guangzhou) Co., Ltd., a wholly owned subsidiary of Softto Investment and is incorporated under the laws of the People’s Republic of China on November 18,2024.

●	Softto Trading (Guangzhou)” are to Softto Trading (Guangzhou) Co. Ltd., a wholly owned subsidiary of Softto Investment and is incorporated under the laws of the People’s Republic of China on November 18, 2024.

●	“Softto US” are to Softto Inc., a wholly owned subsidiary of Softto BVI and is incorporated under the laws of the State of Washington, the United States on June 11, 2024;

●	“Softto Smart” are to Softto Smart Brand Management Co., Ltd., a wholly owned subsidiary of WFOE and is incorporated under the laws of the People’s Republic of China on December 28, 2017;

●	“Tikas Guangzhou” are to Tikas (Guangzhou) High-tech Co., LTD a wholly owned subsidiary of Softto Smart and is incorporated under the laws of the People’s Republic of China on September 26, 2022;

●	“U.S.” are to the United States of America;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States;

●	“VIE” are to variable interest entity; and

●	“WFOE” or “Softto Investment” are to Guangzhou Softto Investment Holdings Co., Ltd., a wholly owned subsidiary of Softto HK and is incorporated under the laws of the People’s Republic of China on January 8, 2024.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Underwriter of its over-allotment option.

Our business is conducted by our subsidiaries in the PRC, using Renminbi (“RMB”), the currency of China. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

iii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors” beginning on page 12. We note that our actual results and future events may differ significantly based upon a number of factors. This prospectus contains information derived from the industry report from Frost & Sullivan, an independent research firm, commissioned by us in September 2023 entitled “Independent Study on Personal Care Products Industry” (the “Frost & Sullivan Report”), to provide information regarding our industry and our market position in China. We refer to this report as the “Frost & Sullivan Report.” The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a holding company incorporated in the Cayman Islands. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through our operating subsidiaries in China. We own 100% equity interest of all our subsidiaries including the operating subsidiary in China and do not have a VIE structure.

We, through Softto Smart, are engaged in the business of personal care and beauty products, including cleansing, skincare, shampoo and oral care products. We adhere to the goal of being a leader in the Chinese personal care products industry. Softto brand started in 1988 and we have been carrying forward our product development philosophy as “Our product and its quality speak for itself”. We keep up with the development and change of trends in personal care products industry in China and pursue constant improvements of our products. We develop and sell every type and model of our products with high standards to meet market and consumer demands, and to provide quality body skin care brand products for our customers. We do not manufacture our products ourselves; instead, we contract OEM manufacturers to produce our products for us and one of the OEM manufacturers is our largest supplier and related party of the Company. We have entered into OEM agreements with our largest OEM manufacturer/supplier Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. The material terms of the OEM agreements between Guangzhou Douyue Technology Innovation Co., LTD. and Guangzhou Yuebang Personal Care Products Co. Ltd., wholly owned operating subsidiaries of the Company (the “Party A”) and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd., the largest manufacturer/supplier of the Company (the “Party B”) include: (i) Party B shall produce and supply the OEM products based upon the specific quantity, specification and quality requirements in the orders confirmed by the Partes; (ii) Party A shall provide its business license and trademark certification for the products and Party B shall complete the inspection and testing application and filing requirement with authorities to ensure the productions of such products meeting the government requirements; (iii) Party B shall ensure the products meeting the national and industry standards as well as the specification in the order; (iv) the package, label and design provided by the Party A shall meet the national and industry standards and Party A shall be responsible for the damaged caused by the infringement of the package design provided by the Party A; (v) Party A shall assume the shipping fee and shall inspect the products upon delivery. Party A shall raise the claim for the quantity issue of the delivery within 7 business day and shall raise the claim for the exterior quality issue of the products within 15 business days. For any interior or hidden defects of the products, Party A may raise the claim during the shelf life of the product. For the products with quality issues, Party A may return the products for a refund or request for a replacement of the products; (vi) Party A shall pay 30% deposit upon the confirmation of the order and remaining 70% shall be paid monthly. Party B shall provide monthly delivery receipts to Party A before the 5th day each month and Party A shall verify the receipts within 5 business days. Party B shall provide VAT invoices to Party A within 3 business days upon Party A’s confirmation and Party A shall make the payment during the last week of such month upon reviewing and confirming the invoices; (vii) Party A shall ensure the drawings, designs, formula, process, trademarks, materials and packages that it provides to Party B do not infringe the intellectual property rights of any third party and shall bear all liabilities if there is any infringement and compensate Party B’s damages; (viii) if Party A fails to make its payment on time, it shall pay a penalty of 0.3% for the unpaid amount each day and Party B has the right to refuse to deliver the products if the delay is more than 10 days. If Party B fails to deliver the products on time, it shall pay a penalty of 0.5% for the undelivered products and party A has the right to terminate the order and refuse to pay as well as any other damages caused to Party A if the delay is more than 10 days; (ix) without Party A’s written consent, Party B shall not subcontract the manufacture to any third party, otherwise, Party A may terminate the agreement immediately and Party B shall refund the deposit and pay a penalty of RMB 500,000 for each such outsourced order; and (x) any disputes arising from the agreement shall be resolved by friendly negotiation and if the disputes cannot be resolved through negotiation, either party may file the lawsuit to the court where this agreement is signed and losing party shall bear all the litigation fees. The term of the OEM agreement between Guangzhou Yuebang Personal Care Products Co. Ltd. and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. is for one year from December 15, 2023 to December 14, 2024. The term of the OEM agreement between Guangzhou Douyue Technology Innovation Co., LTD. and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. is for one year from June 30, 2024 to June 29, 2025.

Our product brands mainly include Softto, Softto Oriental Herbs, i-softto, Dakeshu, Qingyuan and Welltop. Our branded products are sold in 238 cities across China. We generate revenues primarily through: (i) offline wholesale, (ii) online retail and (iii) commission fee, which was no longer the main sales channel since 2022.

Offline Wholesale. We sell our products to third party distributors and wholesalers who then resell to their end customers through cosmetics counters in stores, shopping malls, supermarkets, as well as direct sales to consumers and through self-operated counters and other modes. As of December 31, 2022, our products were sold through distributors to more than 1,000 cosmetics counters in various stores in China, including RT-Mart, CR Vanguard, Yonghui, Superstore, CenturyMart, Carrefour, etc. The wholesalers also sell our products through community buying group buying via an online platform or use social media channels to gather orders and collect payments from online community members. Currently, we mainly operate through online platforms such as Meituan Selected, Xingsheng Selected and Duo Duo Grocery for our community buying group sales.

We have agreement with an alliance of large distributors which are located in different cities in China. The alliance signs a special distribution commitment agreement (the “Alliance Agreement”) with Softto and commit to certain annual volume of product purchase from Softto with preferential prices. Internally, the alliance will assign the purchase amount to its member distributors and each distributor will sign actual product purchase contract with Softto with the preferential price provided through the alliance. Certain key products sold to the distributors of the alliance are customized products to distingue them from the similar products sold through other general sales channels of the Company without preferential prices. Although the gross margins are lower to sell products through the distributors of the alliance, it generates large volume of sales for the Company as the members of the alliance are large distributors in the nation. In 2023, the member distributors of the alliance accounted approximately 34.4% of our total sales. The current Alliance Agreement is between Guangzhou Yuebang Personal care products Co., LTD, a wholly owned subsidiary of the Company (“Party A”) and member distributors of the alliance (“Party B”), and has a term from January 1, 2024 to December 31, 2024. The material terms of the current Alliance Agreement include: (i) Party A authorizes Party B as its lawful distributors for Softto branded products according to the authorization scope in China; (ii) Party B shall not sell any Softto products outside of the approved scope of this agreement and shall not transfer or provide authorization to any third party without Party A’s approval and Party A may terminate the agreement if Party B breaches this term; (iii) Party A shall supply Softto products to Party B with the alliance price to ensure that Party B will enjoy low price and gross margin, however Party B shall not sell such products below agreed prices; (iv) the alliance members shall at least purchase total RMB 40 million products (each of the first and fourth quarters RMB 7.2 million and each of the third and fourth quarter RMB12.8 million ) during the term of this agreement in 2024; (v) if the alliance fails to meet any purchase amount target in any quarter, Party A may refuse to provide additional products; (vi) if the alliance fails to meet its purchase target for two consecutive quarters, Party A may cancel the distribution authorization; (vii) Party B is responsible for the promotion and marketing of Softto products during its sales and such promotion shall be approved by Party A in advance; (viii) no matter whether Party A has approved the promotion, Party B shall be responsible for any false advertisement or exaggeration or any breach of laws by Party B and shall compensation Party A for its damages; (ix) if Party B sells products not in compliance with the price requirement, sells counterfeit products, exceeds its authorization scope or transfers its authorization or fails to timely pay for its purchase prices and fails to cure such breaches after the notification from Party A, Party A may terminate this agreement and Party B shall pay for the damages of Party A; and (x) any dispute relating to this agreement, parties shall resolve it through friendly negotiations; if parties fails to reach an agreement, the dispute shall be submitted to the people’s court of where Party A is located.

We expand our brand partnership through brand image and channel agent recommendation. We regularly organize promotion conferences to expand distributors and effectively expand channels. We also regularly participate in expos to show Softto’s brand image and export brand value, such as Shanghai Beauty Expo and Guangzhou Beauty Expo. At the same time, we authorize our distribution alliance to manage the promotion and sales activities for our branded products.

Online retail. Our online retail generally include four sales channels: (i) traditional e-commerce, similar to Tmall, JD.COM, and Pinduoduo, our operational staffs and employees maintain and manage online stores daily, including visual effects of the store and products as wellas customers placing orders for products through our online stores; (ii) promotional & advertising sales, which refers to the income generated by advertising on major websites and short video platforms to attract consumers to make purchases; (iii) recommendations by celebrities and influencers on social media, through which, we collaborate with internet celebrities, livestream hosts, or influencers to promote and sell products live, offering the influencers commissions based on sales, sometimes with additional upfront fees for top influencers; and (iv) online product distribution, which refers to certain customers requesting large purchases for its offline store needs, with parties signing contracts for the transactions.

Commission fee. During 2021 and prior years, we purchased and sold most of products to and from related parties, acting as an agent between the end consumers and suppliers to manage the Softto brand. The related parties were responsible for determining sales strategy and distributing the products through their own sales channels. We did not handle the delivery of the goods, bear any inventory risk, or have discretion in setting sale prices. Our commission was calculated as the difference between the purchase price and the selling price of products. This commission was recognized upon delivery of the products to customers and was reported net under “Revenues from related parties, net” in the consolidated statements of operations for the years ended December 31, 2023 and 2022. This sales channel was no longer the main channel since 2022.

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We generate revenues primarily through sales of our products. During the fiscal years ended December 31, 2023 and 2022, our revenues were approximately $15.0 million and $19.5 million, respectively, and net loss was approximately $2.3 million and $0.4 million, respectively.

Our total revenue decreased approximately $4.5 million, or 23.4%, from approximately $19.5 million for the year ended December 31, 2022 to approximately $15.0 million for the year ended December 31, 2023. Our net loss increased by approximately $1.9 million, or 408.4%, from approximately $0.4 million for the year ended December 31, 2022 to approximately $2.3 million for the year ended December 31, 2023.

Our operating subsidiaries are incorporated and operating in mainland China, and they have received all requisite permissions from Chinese authorities to operate its current business in China, including a Business license, Import and export license, bank account open permit and no permissions or approvals have been denied. However, none of our products have been approved by any regulatory body as safe and effective. If we or our subsidiaries do not receive or maintain such permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, cause the value of our securities to significantly decline or become worthless and could result in a material and negative impact on our business operations, including fines or penalties imposed by the relevant PRC regulatory authority, revocation our subsidiaries’ business licenses and suspension of their respective business operations.

As a developer and seller of personal care products, based on the advice of Beijing Dacheng Law Offices, LLP (Shanghai), our PRC counsel, we do not believe that we and our subsidiaries are Critical Information Infrastructure Operators (“CIIO”) or Online Platform Operators as defined in Cybersecurity Review Measures published by Cyberspace Administration of China, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration on December 28, 2021 and became effective on February 15, 2022. As of the date of this prospectus, we and our subsidiaries (1) are not required to obtain permissions from any PRC authorities to issue our securities being registered for sale to foreign investors other than the filing requirement with CSRC within three business days after we make any oversea securities offering under New Overseas Listing Rules, (2) are not subject to permission requirements from China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (“CAC”) or any other authority that is required to approve of our business operations in China, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. We have submitted initial documents in connection with this offering and our listing on the Nasdaq Capital Market to the CSRC. However, we cannot assure you that we will be able to complete the review process by CSRC for such filings. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. We are subject to the relevant filing procedures of the CSRC in connection with our overseas offerings under the New Overseas Listing Rules, including the public offering pursuant to this registration statement. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. Our operating subsidiaries develop and sell personal care products in China and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and they don’t have documents and materials which may adversely affect national security or public interests. However, given the current PRC regulatory environment, it is uncertain whether we, our PRC subsidiaries, will be able to obtain such permission or be required to obtain other permission from the PRC government to list on U.S. exchanges or offer its securities overseas, and even when such permission is obtained, whether it will be denied or rescinded. Although we currently have no operations in Hong Kong and Macau, legal and operational risks associated with operating in China also apply to operations in Hong Kong and Macau. If we or our subsidiaries do not receive or maintain such permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, cause the value of our securities to significantly decline or become worthless and could result in a material and negative impact on our business operations, including fines or penalties imposed by the relevant PRC regulatory authority, revocation our subsidiaries’ business licenses and suspension of their respective business operations.

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Our independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the U.S. and has been inspected by the PCAOB on a regular basis with the last inspection in April 2023 and is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our Ordinary Shares on Nasdaq, which could materially impair the market for and market price for our securities.

Dividend Distribution

Our PRC operating entity receives substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements, we may rely on dividend payments from WFOE. WFOE receives dividend payments from our operating subsidiaries in China. WFOE may make distribution of such payments to Softto HK as dividends.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Under the existing laws of Hong Kong, funds from capital accounts can be repatriated and remitted overseas without restrictions, and there is no foreign exchange control imposed. According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

As of the date of this prospectus, WFOE has not made any dividends or distributions to Softto HK, Softto HK and Softto BVI are both holding companies without actual operations and they have not made any dividends or distribution to Softto Inc, and no dividends or distributions have been made by the Company to its shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

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Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Tax Evasion With Respect to Taxes On Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5%, if the recipient of the relevant dividends qualifies certain necessary requirements, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. The 5% withholding tax rate, however, does not automatically apply and in current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE to its immediate holding company, Softto HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Softto HK intends to apply for the tax resident certificate if and when WFOE plans to declare and pay dividends to Softto HK.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and are key drivers of our success:

Comprehensive Sales and Marketing Management System. We have built an omni-channel sales for our products and manage an extensive distribution network covering a variety of online and offline channels across China to achieve consumer coverage and market penetration effectively. The comprehensive sales and distribution management system help us communicate and manage massive distributors and build the Company credibility and good reputation with customers.

Strong R&D Capability. We have market-driven research and development team with the capacities and ability of innovations to constantly empower the development of new products and upgrading of existing products. The company currently have a R&D team consisting of 9 people who have an average of 10 years of experience in personal care product and beauty industry. We have eight R& D laboratories, including: 1) three research laboratories of a Cosmetic Research Laboratory, a Skin Care Research Laboratory and a Hair Products Research Laboratory; 2) five testing laboratories of a Semi-finished products testing laboratory, a raw materials testing laboratory, a micro-biological testing laboratory, a packaging testing laboratory and a central control laboratory. The eight R&D laboratories are located in Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd., our OEM manufacturer as we don’t manufacture products and don’t own manufacturing facilities. Our OEM manufacturer that is a related party of the Company has agreed us to set up laboratories in its factory rent free as it is close to the production staffs to provide them with new test results, samples and specifications. As of the date of this prospectus, we own 7 design patents and 1 invention patent in China.

Attractive Product Pricing. The prices of our products are economical and competitive, which are attractive to mass price-sensitive consumers and general public.

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Comprehensive Management System and Experienced Management Team. The Company has built an omni-channel sales and an extensive distribution network covering a variety of online and offline channels across the PRC to achieve consumer coverage and market penetration effectively. The Company has a comprehensive management system to help communicate and manage its large amount of distributors. Additionally, the Company has introduced the Amoeba management system to build an adaptive workforce, and has established an information management system centered on ERP (Enterprise Resource Planning), enhancing the Company’s competitiveness in operational management capabilities. Amoeba management system has been introduced into the Company in 2018. Each online and offline sales departments of the Company formulate its own sales strategy, goal and reward system according to its respective business model and performance. Compared to traditional management models, this model can increase the efficiency, stimulate each department and its employees’ sense of responsibility and creativity to quickly respond to the market needs as well as to promote the cooperation and feedback from other departments when such cooperations are needed. When finished products from the suppliers entering to our inventory, a “purchase receipt” is generated and entered into the ERP system. During this process, the warehouse turnover and allocation of products can be reflected in the ERP system. Orders from downstream distributors are also placed in the ERP system, which then automatically generates a “sales delivery note” based on the customer orders and sends the orders to the warehouse manager to initiate the packing and shipping process. This process helps reduce communication costs and labor costs within the Company and reduce human errors. The ERP system accelerates the entire process from purchase receipt to order delivery, while allowing real-time monitoring of inventory turnover and tracking of products nearing expiration dates. It’s a well-organized system that optimizes efficiency and visibility throughout the supply and demand process in the Company. Moreover, the Company has a professional and experienced management team, all equipped with rich experience in the personal care products industry. The solid technical and industrial experience and comprehensive management system have guided the Company to respond to market dynamics swiftly, ensuring continuous and effective operations, and move forward. Yuhao Liang, our Chief Executive Officer and Chairman of the Board, received his bachelor’s degree in economics at Portland State University in 2018 and has a deep understanding of industry development trends, possesses a wide network of resources. Mr. Yuhao Liang is the son of our founder Mr. Guojian Liang who created Softto brand in 1988 in China. Ms. Min Wang, who is in charge of our e-commerce business has 12 years of experience in the internet e-commerce field, familiar with various channel markets, skilled in formulating comprehensive strategies and implementing target strategies. Mr. Xiusong Tu, who is in charge our offline sales business, has 25 years of experience in cosmetics and personal care products, equipped with rich experience in multi-channel sales. Mr. Gaowei Liang, our Chief R&D officer, has more than 20 years of experience in the research and development of personal care products. Mr. Gaowei Liang has rich experience in product development and led the team to successfully develop a series of personal care products, including hair loss treatment shampoo, skin brightening cream and sunscreen cream products, etc. He has participated in the research and development of multiple invention patents of the Company.

Reliable Product Quality and Continuous Product Iteration. The Company has a strict quality control system, to evaluate the quality of the products by our contract manufacturers every month. If a contract manufacturer fails to meet our requirements, we will terminate its qualification to continue to supply us products. every newly developed product of the Company is required to pass a range of tests, including third-party quality inspections, to ensure the quality of such new product. With years of development, the Company has built a R&D team with the capabilities and ability to develop new products and upgrade existing products to respond to the changing of the market and trends in the market.

Our Growth Strategy

In order to enhance our competitive position and expand our market, we intend to pursue the following strategies and leverage our strengths to further grow our business:

Upgrade and expand product supply through technological innovation. We plan to increase investment in R&D to upgrade our product innovation capability. We will increase research and development to upgrade the existing product series and the peripheral products. With the feedback from the market and consumers, we will continue to innovate in product mix, such as the development of different use, size and packaging for the products in the same series. We will also cooperate with our contract manufacturers with the advanced production technologies and processes to continuously improve the production efficiency and quality of our products. In addition, we will expand our product line to provide consumers with more novel and practical product choices, whether it is personalized products for specific skin types or innovative products that follow the latest market trends.

Expand our own sales network. We plan to invest more resources in sales channels and build a diversified sales network. Through cooperation with stars, network celebrities, Kols to use their influence on the internet, we can jointly create online explosive products. We will leverage influence by such celebrities and KOLs on popular platforms for product endorsements and utilize live commerce on short video platforms to help create buzz around our products. We also plan to participate in industry exhibitions like the Shanghai and Guangzhou beauty expos to enhance brand visibility and attract potential partners. We will introduce online explosive products into offline physical stores through cooperation with offline channels, so that more consumers can personally experience and buy our products. In this way, online traffic will provide effective support for the growth of offline sales. We will integrate online explosive products into the platforms such as Meituan Group Buying and other offline Beauty Specialty stores which could provide consumers with actual experiences on our products and drive our growth. By leveraging the collaborations with private group-buying platforms, we can also test different product categories and improve our products and marketing tactics. In addition, we will continue to enter the new retail platforms and strengthen cooperation with the existing retail platforms to further expand the sales network. We will strengthen partnerships with platforms such as Meituan and explore collaborations with other community platforms to expand our sales network further. With the large customer base and good marketing capabilities on such platforms, we could reach a wider group of potential customers and drive sales growth through this channel.

Enhance our ability to attract, incentivize and retain talented professionals. As a well-established company, we have a reputable brand history and unique corporate culture. We focus to create a positive, harmonious and passionate work environment where talented people can find a sense of belonging and development opportunities. We will continue to strengthen the training of internal talents, focus on creating a learning organization, and encourage employees to continuously improve their abilities with the growth of the company. We will actively pursue and attract more talents with rich industry experience and innovative consciousness to our company. Through the combination of internal and external talents, we will build a workforce that pursues efficient management and diversity.

Seek strategic partnerships and acquisitions. We will actively seek strategic partners around the world to achieve diversified development, both upstream and downstream, as well as research institutions. Our company is seeking opportunities to acquire and merge with suppliers, competitors, and contract manufacturers. The company will also explore the opportunities to develop the U.S. market through online platform. In addition, we plan to acquire potential emerging companies in related industries, strengthen our product innovation and market expansion capabilities, and increase market share. We also plan to acquire certain research institutions to strengthen our R&D capabilities and technological innovation abilities to add new competitive advantages to our products and services. However, there are no specific projects in the pipeline yet.

Our Challenges

We believe that we are currently facing the following challenges to grow and expand our business:

Our ability to comply with broad and changing regulatory requirements. Our business faces changing regulatory requirements, including the ever-increasing product safety and quality requirements in China. At the same time, with the growth of online live broadcast and promotion in our industry, the compliance of online advertising and marketing promotion regulatory requirements will affect our sales and business.

Our ability to manage business growth and expansion plans. We started new sales channels in 2023 that have brought us new growth points: offline sales through Meituan community group purchase and online sales through platform advertising, KOL and live streaming. We understand how to manage business growth and make expansion plans and determines along with development trends of the general society. We adjust our business strategy and internal management to ensure that we respond to the changing market demands.

Our ability to respond adequately and promptly to the rapid changes in consumer preferences. Consumers’ buying preferences may vary with market conditions, personal income levels, lifestyle, competitors’ advertising, brand attractiveness and other factors. We need to constantly adjust and revise our business and marketing strategies, brand images and product portfolio to adapt to the change of consumers preferences and tastes.

Risk of rising raw material prices. The raw materials for our products mainly include chemicals and packaging materials. Fluctuations in raw material prices will directly impact the costs of manufacturers producing our products, potentially affecting the purchase price and thereby adversely affect our gross profit and profit margin.

Corporate History and Structure

Softto, Inc. is a holding company incorporated in the Cayman Islands on November 27, 2023. Softto Inc. established its directly wholly owned subsidiary Softto Holdings Limited, a company incorporated in BVI on December 4, 2023. Softto Holdings Limited established its directly wholly owned subsidiary Softto Co., Limited, a Hong Kong company, on December 11, 2023. Softto Co., Limited established a wholly foreign-owned subsidiary Guangzhou Softto Investment Holdings Co., Ltd. in China, on January 8, 2024. Guangzhou Softto Brand Management and Operation Co., Ltd. was incorporated in China on October 13, 2023 and became a wholly owned subsidiary of Guangzhou Softto Investment Holdings Co., Ltd. on February 2, 2024. Softto, Inc., Softto Holdings Limited, Softto Co., Limited and Gangzhou Softto Investment Holdings Co., Ltd. are holding companies with no operations. In anticipation of this offering, we completed a reorganization of the Company in March 2024. After the Reorganization, Guangzhou Softto Investment Holdings Co., Ltd. becomes the 100% shareholder of our operating entity Softto Smart and its subsidiaries.

5

The Ordinary Shares offered in this offering are shares of Softto Inc., the Cayman Islands holding company. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries based in China.

Since Softto Inc. and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon the Reorganization, the Company has subsidiaries in countries and jurisdictions including PRC, Hong Kong. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Softto BVI	12/4/2023	British Virgin Island	100	Holding Company
Softto HK	12/11/2023	Hong Kong	100	Holding Company
Softto US	06/11/2024	United States	100	Currently no operation
Softto Investment	01/08/2024	Guangzhou, China	100	Holding Company
Guangzhou Softto	10/13/2023	Guangzhou, China	100	Currently no operation
Softto E-Commerce	10/29/2024	Guangzhou, China	100	Currently no operation
Softto Retail Trading	11/18/2024	Guangzhou, China	100	Currently no operation
Softto Trading (Guangzhou)	11/18/2024	Guangzhou, China	100	distribute and sell personal care products
Softto Smart	12/28/2017	Guangzhou, China	100	distribute and sell beauty and personal care products
Guangzhou Douyue	03/01/2022	Guangzhou, China	100	distribute and sell beauty and personal care products
Guangzhou Haoyuan	03/24/2022	Guangzhou, China	100	distribute and sell beauty and personal care products
Tikas (Guangzhou)	09/26/2022	Guangzhou, China	100	distribute and sell beauty and personal care products
Guangzhou Yuebang	01/06/2022	Guangzhou, China	100	distribute and sell beauty and personal care products

The following diagram illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus and immediately upon the completion of this offering, assuming no exercise of the over-allotment by the Underwriter:

Yuhao Liang
Trustee of trust
LIANG's Family Limited （BVI, 2023）
100%
TEATEA Limited （BVI, 2024）
Ping Yang
100%
Yang Investment Limited （BVI,2023）
other Minority Shareholders
Yiwen Li
100%
Yiwen Capital Limited （BVI, 2023）
Public Shareholders
75.89% / [ ]
13.31% / [ ]
5.80% / [ ]
5.00% / [ ]
0% / [ ]
Pre-IPO / Post-IPO
Softto, Inc. （Cayman Islands, 2023）
100%
Softto Holdings Limited （BVI, 2023）
100%
SOFTTO INC （US, 2024）
100%
Softto Co.,Limited （HK, 2023）
1%
outside PRC
inside PRC
100%
Guangzhou Softto Investment Holdings Co., Ltd （WFOE , Guangzhou, China, 2024）
99%
100%
100%
100%
100%
Softto Smart Brand Management Co., Ltd （Guangzhou, China, 2017）
Guangzhou Softto Brand Management and Operation Co., Ltd （Guangzhou, China, 2023）
Softto E-Commerce (Guangzhou) Co., Ltd （Guangzhou, China, 2024）
Softto Retail Trading (Guangzhou) Co., Ltd （Guangzhou, China, 2024）
Softto Trading (Guangzhou) Co., Ltd （Guangzhou, China, 2024）
100%
100%
100%
100%
Tikas (Guangzhou) High-tech Co., Ltd （Guangzhou, China, 2022）
Guangzhou Yuebang Personal Care Products Co., Ltd （Guangzhou, China, 2022）
Guangzhou Douyue Technology Innovation Co., Ltd （Guangzhou, China, 2022）
Guangzhou Haoyuan Daily Chemical Trading Co., Ltd （Guangzhou, China, 2022）

As a result of our corporate structure, Softto Inc.’s ability to pay dividends may depend upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Implications of Being a “Foreign Private Issuer”

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

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●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Implications of Being a “Controlled Company”

Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, Mr. Yuhao Liang, the Chairman of our board of directors and our Chief Executive Officer and his spouse Luhan Wang, a director of the Board, through Liang’s Family Limited, will beneficially own 58.4% of the voting power for election of directors assuming the Underwriter does not exercise its over-allotment option, or 56.4% of the voting power for election of directors if the Underwriter exercises its over-allotment option in full. As a result, upon completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” we will be permitted to elect not to comply with certain corporate governance requirements. See “Risk Factors—Risks related to our Ordinary Shares and this offering— We will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a result, we may rely on exemptions from certain corporate governance requirements and holders of our Ordinary Shares may not have the same protections generally available to shareholders of other companies listed on stock exchanges in the United States.”

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Selected Condensed Consolidated Financial Schedule of the Company and Its Subsidiaries

Condensed Consolidating Schedule — Statement of Operations

	For the six months ended June 30,		For the years ended December 31,
	2024	2023	2023	2022
	(Unaudited)	(Unaudited)
Revenue	$5,510,970	$6,859,609	$14,952,412	$19,521,678
Cost of revenue	(3,772,631)	(5,089,530)	(11,101,150)	(15,052,546)
Operating expenses	(2,367,614)	(2,510,163)	(5,595,428)	(4,575,461)
Operating loss	(629,275)	(740,084)	(1,744,166)	(106,329)
Other expenses, net	(233,182)	(256,226)	(489,183)	(51,356)
Loss before income taxes	(862,457)	(996,310)	(2,233,349)	(157,685)
Income tax benefits (expenses)	21,105	(105,862)	(52,095)	(291,819)
Net loss	(841,352)	(1,102,172)	(2,285,444)	(449,504)
Other comprehensive income (loss), net of tax
Foreign currency translation (loss) gain	(31,462)	(147,373)	(108,746)	29,332
Comprehensive loss	$(872,814)	$(1,249,545)	$(2,394,190)	$(420,172)

Condensed Consolidating Schedule — Balance Sheet

	As of June 30,	As of December 31,
	2024	2023	2022

Cash and cash equivalents	$203,741	$1,803,497	$2,935,924
Accounts receivable	1,235,071	1,382,535	914,011
Accounts receivable - related parties	767,138	807,335	3,222,732
Advance to suppliers– related parties	9,853,471	10,707,827	2,195,483
Amounts due from related parties	463,253	77,325	385,971
Loan to related party	2,797,695	1,240,796	4,096,611
Inventories, net	1,179,285	1,217,765	2,047,865
Other current assets	525,549	436,403	2,026,601
Total current assets	17,025,203	17,673,483	17,825,198
Property, equipment and intangible assets, net	112,593	86,682	86,383
Right-of-use assets	291,649	350,694	464,631
Deferred tax assets	134,678	52,026	10,352
Other non-current assets	142,700	346,548	83,016
Total non-current assets	681,620	835,950	644,382
Total assets	$17,706,823	$18,509,433	$18,469,580
Short-term loans	$12,109,203	$12,338,202	$11,598,910
Accounts payable	238,749	207,934	331,807
Accounts payable - related parties	243,841	283,450	-
Contract liabilities	352,376	380,855	391,929
Taxes payable	1,437,112	1,413,236	1,435,841
Amounts due to related parties	523,688	831,909	32,622
Loan from related parties	335,121	390,027	-
Operating lease liabilities - current	106,658	106,614	104,666
Other current liabilities	1,416,144	680,807	186,202
Total current liabilities	16,762,892	16,633,034	14,081,977
Operating lease liabilities, non-current	187,597	247,250	364,264
Total non-current liabilities	187,597	247,250	364,264
Total liabilities	16,950,489	16,880,284	14,446,241
Total equity	756,334	1,629,149	4,023,339
Total liabilities and equity	$17,706,823	$18,509,433	$18,469,580

Condensed Consolidating Schedule — Statement of Cash Flows

	For the six months ended June 30,		For the years ended December 31,
	2024	2023	2023	2022
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$77,151	6,411,547	$(6,026,732)	$(9,082,171)
Net cash provided by (used in) investing activities	(1,655,842)	(10,490,482)	2,708,563	(4,184,201)
Net cash provided by financing activities	9,181	1,958,620	2,266,749	16,002,420
Effect of exchange rate changes on cash	(30,246)	(48,921)	(81,007)	(88,672)
Net change in cash and cash equivalents	(1,599,756)	(2,169,236)	(1,132,427)	2,647,376
Cash and cash equivalents, beginning of year	1,803,497	2,935,924	2,935,924	288,548
Cash and cash equivalents, end of year	$203,741	$766,688	$1,803,497	$2,935,924

8

Corporate Information

Our principal executive offices are located at 501, Block B, Huijin Plaza, Baiyun Avenue North, Baiyun District, Guangzhou City, Guangdong Province, China. Our telephone number at this address is +86-20-31232634. Our registered office in the Cayman Islands is located at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www. [     ]. The information contained on our website is not a part of this prospectus.

Summary of Risk Factors

We are a holding company incorporated in the Cayman Islands, investing in our Ordinary Shares involves significant risks. All of our revenues were generated by our PRC operating subsidiary. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Risks Related to Our Business

●	The Company is subject to risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19). (see page 12 of this prospectus)

●	Uncertain economic or social conditions may adversely impact demand for our products or cause our customers and other business partners to suffer financial hardship, which could adversely impact our business. (see page 13 of this prospectus)

●	A significant change in customer relationships or in customer demand for our products could have a significant impact on our business (see page 13 of this prospectus)

●	If the reputation of the Company or one or more of our brands erodes significantly, it could have a material impact on our financial results. (see page 14 of this prospectus)

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. (see page 21 of this prospectus)

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations. (see page 21 of this prospectus)

9

Risks Relating to Doing Business in China

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. (see page 24 of this prospectus)

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business. (see page 27 of this prospectus)

●	PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business. (see page 27 of this prospectus)

●	Change of laws in PRC could result in a material and negative impact our business operations, decrease the value of our Ordinary Shares and limit the legal protections available to you and us. (see page 26 of this prospectus)

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless. (see page 30 of this prospectus)

●	Because we are a Cayman Islands exempted company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. (see page 30 of this prospectus)

●	The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections. (see page 31 of this prospectus)

●	The filing with the China Securities Regulatory Commission (“CSRC”) is required in connection with this public offering, any other future offerings and certain events of the Company under New Overseas Listing Rules, and we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely file with the CSRC. (see page 34 of this prospectus)

●	Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China. (see page 37 of this prospectus)

Risks Related to Our Ordinary Shares and This Offering

●	There has been no public market for our shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all. (see page 39 of this prospectus)

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. (see page 41 of this prospectus)

●	We are not likely to pay cash dividends in the foreseeable future. (see page 41 of this prospectus)

These risks are discussed more fully in the section titled “Risk Factors” beginning on page 12 of this prospectus, and other information included in this prospectus, for a discussion of these and other risks and uncertainties that we face.

10

The Offering

Below is a summary of the terms of the offering:

Issuer	Softto, Inc.

Securities being offered:	3,000,000 Ordinary Shares.

Initial offering price:	We currently estimate that the initial public offering price will be in the range of $4 to $6 per Ordinary Share.

Number of Ordinary Shares outstanding before the offering:	10,000,000 of our Ordinary Shares are outstanding as of the date of this prospectus.

Over-allotment option	We have granted the Underwriter an option for a period of 45 days to purchase up to an aggregate of 450,000 additional Ordinary Shares.

Number of Ordinary Shares Outstanding After the Offering [1]:	13,000,000 Ordinary Shares assuming no exercise of the Underwriter’s over-allotment option.

13,450,000 Ordinary Shares assuming full exercise of the Underwriter’s over-allotment option.

Gross proceeds to us, net of underwriting discounts but before expenses:	$[ ].

Use of proceeds:	We intend to use the net proceeds of this offering: (1)approximately 30% for business operations and other general corporate purposes; (2) approximately 30% for potential strategic investments and acquisitions; (3) approximately 20% for product development, data analysis and technology development, and formulation R&D; and (4) approximately 20% for expansion of the online store network, see “Use of Proceeds” on page 49.

Lock-up	All of our directors and officers and certain shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six months after the effectiveness of the registration statement, of which this prospectus forms a part. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Transfer Agent	[ ]

Proposed Nasdaq Symbol:	SFTO

Risk factors:	Investing in our Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12.

[1]	Excludes Ordinary Shares pursuant to the Underwriter’s over-allotment option.

11

RISK FACTORS

An investment in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Ordinary Shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business

The Company is subject to risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19).

The Company is impacted by public health crises such as the global pandemic associated with COVID-19. The outbreak has significantly increased economic and demand uncertainty. The COVID-19 pandemic has created unique global and industry-wide challenges, including challenges to many aspects of our business. In the first half of 2020, the COVID-19 pandemic resulted in quarantines, travel restrictions, the temporary closure of business venues and facilities in China, and the adoption of remote working, with some of these restrictive measures still sporadically in effect today. The Company primarily conducts its business operations in the PRC. In response to the evolving dynamics related to the COVID-19 outbreak, the Company has followed the guidelines of local government authorities as it prioritizes the health and safety of its employees, suppliers, customers and business partners. During the heights of the COVI-19 pandemic, our office and manufacturing facility were temporarily closed for about three weeks in early 2020.

The ability of our suppliers, vendors and other partners in our supply chain to timely deliver products was also adversely affected, and may continue to be adversely affected, by the COVID-19 pandemic for similar reasons. The COVID-19 pandemic may impact the manufacturing and sourcing of products and materials in China, as it may result in potential factory closures, inability to obtain raw materials, supply chain disruptions and disruption of transportation of goods produced in China and overseas. The COVID-19 pandemic has disrupted global supply chain, especially ocean transportation with reduced capacities of ports around the world, which has increased our freight costs and delayed our product delivery. Starting in July 2020, our business has recovered as individuals and entities resumed their business activities which were delayed or postponed due to the COVID-19 outbreak. However, travel restrictions, quarantine requirements and/or temporary closure of office buildings and facilities have been imposed by local governments due to the outbreak of Omicron variant in Guangzhou and many other cities in China, including Shenzhen, Xi’an, Shanghai, Nanchang and Taiyuan in 2022. In early December 2022, Chinese government eased the strict control measure for COVID-19, which has led to surge in increased infections and disruption in our business operations in December 2022 and January 2023. Any future impact of COVID-19 on our operation results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and resurgence of COVID-19 variants and the actions taken by government authorities to contain COVID-19 or treat its impact, almost all of which are beyond our control. Due to the significant uncertainties surrounding any further outbreak or resurgence of COVID-19 and actions that might be taken by governmental authorities, the extent of the future business disruption and the related financial impacts on our business cannot be reasonably estimated at this time.

12

We incurred net losses in the year ended December 31, 2023 and 2022, and may not be able to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We incurred net losses approximately $2.28 million and $0.45 million for the years ended December 31, 2023 and 2022, respectively. Our auditors have substantial doubt as to our ability to continue as a going concern, based on our revenue projection and commitment from the Company’s largest shareholder in funding any working capital deficit, Therefore, we may be unable to realize our assets and discharge our liabilities in the normal course of business. We meet our day-to-day working capital requirements through our ability to successfully execute the business plan of reducing the cost of operations and pursuing potential financing to improve our cash flow from operating and financing activities. Based on cash flow projections from operating and financing activities and the current balance of cash and cash equivalents, our management is of the opinion that we will probably not have sufficient funds to meet our working capital requirements and debt obligations as they become due one year from the date of this registration statement. As a result, our management has determined there is substantial doubt about our ability to continue as a going concern. We can offer no assurance that we will operate profitably or that we will generate positive cash flows in the next twelve months, given our substantial expenses in relation to our revenue at this stage of our Company. Inability to offset our expenses with adequate revenue, may adversely affect our liquidity, financial condition and results of operations. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case.

If and when we are unable to generate sufficient cash flows from operations to meet our working capital requirements and various operating needs, we may need to raise additional funds for our operations and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations. If we are unable to achieve or maintain profitability, the market price of our shares may significantly decrease. In the event that the Company requires additional funding to finance its operations, the Company’s major shareholder has indicated its intent and ability to provide such financial support, however, there is no assurance such funding will be available when the Company needs it in the future.

Uncertain economic or social conditions may adversely impact demand for our products or cause our customers and other business partners to suffer financial hardship, which could adversely impact our business.

Our business could be negatively impacted by reduced demand for our products related to one or more significant local, regional or global economic or social disruptions. These disruptions have included and may in the future include: a slow-down, recession or inflationary pressures in the general economy; reduced market growth rates; tighter credit markets for our suppliers, vendors or customers; a significant shift in government policies; significant social unrest; the deterioration of economic relations between countries or regions, including potential negative consumer sentiment toward non-local products or sources; or the inability to conduct day-to-day transactions through our financial intermediaries to pay funds to or collect funds from our customers, vendors and suppliers. Additionally, these and other economic conditions may cause our suppliers, distributors, contractors or other third-party partners to suffer financial or operational difficulties that they cannot overcome, resulting in their inability to provide us with the materials and services we need, in which case our business and results of operations could be adversely affected.

Customers may also suffer financial hardships due to economic conditions such that their accounts become uncollectible or are subject to longer collection cycles. In addition, if we are unable to generate sufficient sales, income and cash flow, it could affect the Company’s ability to achieve expected share repurchase and dividend payments.

We rely on a limited number of vendors, and the loss of our significant vendor could harm our business, and the loss of any one of such vendors could have a material adverse effect on our business.

We purchase a significant portion of our products from Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. (“Tainwen”), a major supplier from Guangzhou, China which is our OEM manufacturer/supplier and a related party of the Company. For the year ended December 31, 2023, this largest supplier accounted for approximately 96.6% of our total purchases. For the year ended December 31, 2022, this largest supplier accounted for approximately 85.3% of our total purchases. For the material terms of the OEM agreement between us and Tianwen, please see Our Suppliers on page 78. We don’t have any other suppliers that accounted for more than 10% of our purchases in 2023 and 2023. If such supplier increases the price for products, we could be pressured to increase our product prices or reduce our profit margin, which could cause us to lose customers and negatively affect our revenues and profit margin.

A significant change in customer relationships or in customer demand for our products could have a significant impact on our business.

We sell most of our products via distributors, wholesalers and retail customers, which include mass merchandisers, e-commerce (including social commerce) channels, grocery stores, membership club stores, drug stores, department stores, distributors, wholesalers, specialty beauty stores, high-frequency stores, pharmacies, electronics stores and professional channels. Our top five customers in the fiscal year ended December 31, 2023 accounted for 3.6%, 3.0%, 2.9%, 2.8% and 2.0% of our total sales, respectively. Our top five customers in the fiscal years ended December 31, 2022 accounted for 3.3%, 3.3%, 3.1%, 2.3% and 2.7% for our total sales, respectively. Our success depends on our ability to successfully manage relationships with our retail trade customers, which includes our ability to offer trade terms that are mutually acceptable and are aligned with our pricing and profitability targets. Continued concentration among our retail customers could create significant cost and margin pressure on our business, and our business performance could suffer if we cannot reach agreement with a key customer on trade terms and principles. Our business could also be negatively impacted if customers were to significantly reduce the inventory level of or shelf space allocated to our products as a result of increased offerings of other branded manufacturers, private label brands and generic non-branded products or for other reasons, significantly tighten product delivery windows or experience a significant business disruption. In additional, two customers accounted for 82% of our accounts receivable for the fiscal year ended December 31, 2023. Such a concentration of our accounts receivable in two customers has a substantial risk that our business, results of operations, and financial condition will be adversely affected if anyone of these two customers is unable to pay the receivable.

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If the reputation of the Company or one or more of our brands erodes significantly, it could have a material impact on our financial results.

The Company’s reputation, and the reputation of our brands, form the foundation of our relationships with key stakeholders and other constituencies, including consumers, customers and suppliers. The quality and safety of our products are critical to our business. Many of our brands have nationwide recognition and our financial success directly depends on the success of our brands. The success of our brands can suffer if our marketing plans or product initiatives do not have the desired impact on a brand’s image or its ability to attract consumers. Our results of operations or cash flows could also be negatively impacted if the Company or one of our brands suffers substantial harm to its reputation due to a significant product recall, product-related litigation, defects or impurities in our products, product misuse, changing consumer perceptions of certain ingredients, negative perceptions of packaging (such as plastic and other petroleum-based materials), lack of recyclability or other environmental impacts, concerns about actual or alleged labor or equality and inclusion practices, privacy lapses or data breaches, allegations of product tampering or the distribution and sale of counterfeit products. Additionally, negative or inaccurate postings or comments on social media or networking websites about the Company or one of its brands could generate adverse publicity that could damage the reputation of our brands or the Company. If we are unable to effectively manage real or perceived issues, including concerns about safety, quality, ingredients, efficacy, environmental or social impacts or similar matters, sentiments toward the Company or our products could be negatively impacted, and our results of operations or cash flows could suffer. Our Company also devotes time and resources to citizenship efforts that are consistent with our corporate values and are designed to strengthen our business and protect and preserve our reputation, including programs driving ethics and corporate responsibility, strong communities, equality and inclusion and environmental sustainability. While the Company has many programs and initiatives to further these goals, our ability to achieve these goals is impacted in part by the actions and efforts of third parties including local and other governmental authorities, suppliers, vendors and customers. If these programs are not executed as planned or suffer negative publicity, the Company’s reputation and results of operations or cash flows could be adversely impacted.

We rely on third parties in many aspects of our business, which creates additional risk.

Due to the scale and scope of our business, we must rely on relationships with third parties, including our suppliers, contract manufacturers, distributors, contractors, commercial banks and external business partners, for certain functions. For example, we rely on third party suppliers and contract manufacturers to produce our branded products that meet our specifications and quality standards, and we also rely on third party distributors and delivery companies to sell and deliver products to consumers and end users. If we are unable to effectively manage our third-party relationships and the agreements under which our third-party partners operate, for example, our products that are produced in defect or inferior in quality or not timely and correctly delivered to the consumers, our brands, reputation and results of operations and cash flows could be adversely impacted. Further, failure of these third parties to meet their obligations to the Company or substantial disruptions in the relationships between the Company and these third parties could adversely impact our operations and financial results. Additionally, while we have policies and procedures for managing these relationships, they inherently involve a lesser degree of control over business operations, governance and compliance, thereby potentially increasing our financial, legal, reputational and operational risk.

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Our business results depend on our ability to manage disruptions in our supply chain.

Our ability to meet our customers’ needs and achieve cost targets depends on our ability to maintain key manufacturing and supply arrangements, including execution of supply chain optimizations and certain suppliers or contract manufacturing plant arrangements. The loss or disruption of such manufacturing and supply arrangements, including for issues such as labor disputes or controversies, loss or impairment of key contract manufacturers and suppliers, discontinuity or disruptions in our internal information and data systems or those of our suppliers, inability to procure sufficient raw or input materials, significant changes in trade policy, natural disasters, increasing severity or frequency of extreme weather events due to climate change or otherwise, acts of war or terrorism, disease outbreaks or other external factors over which we have no control, have at times interrupted and could, in the future, interrupt product supply and, if not effectively managed and remedied, could have an adverse impact on our business, financial condition, results of operations or cash flows.

Our financial results and profitability are subject to prevailing prices, cost for our products, and inflation pressures and if we are unable to effectively offset cost increases by adjusting the pricing of our products, our margins and operating income may decrease.

Our revenue, gross margins and cash flows from operations are substantially dependent on the prevailing prices we receive for our products and the cost to produce such products by our contract manufacturers, which we cannot control. The price of raw materials to produce our products is subject to market volatility as a result of numerous factors including, but not limited to, general economic conditions, governmental regulations, transportation delays and other uncertainties that are beyond our control. As a result, the increase of the cost of raw materials for our manufacturers will likely increase our purchase prices for such products if the manufacturers could not or are unwilling to absorb such increase and we are unable to pass such increase to our customers. Our costs are also subject to inflation, costs of labor, pension and healthcare. Therefore, our business results depend, in part, on our continued ability to manage these fluctuations through pricing actions, cost saving projects and sourcing decisions, while maintaining and improving margins and market share. If we are not able to effectively manage our cots and offset the cost increases by adjusting the price of our products, our margins will decrease and earnings will suffer accordingly.

If we become subject to additional scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed China-based companies has decreased in value and, in some cases, has become virtually worthless. Many of these companies have been subject to shareholder lawsuits and SEC enforcement actions and have conducted internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our business operations will be severely hindered and your investment in our Ordinary Shares could be rendered worthless.

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We face growing competition in beauty and personal care products market in China. We may not be able to keep pace with competition in our industry, which could adversely affect our market share and result in a decrease in our future sales and earnings.

The competition in beauty and personal care products in China is getting more fierce in recent years. We compete primarily on the basis of our technology, price, product quality, customer service and brand recognition. Our competitors may compete with us in the following ways:

●	provide products and services that are similar to ours, or that are more attractive to customers than ours;

●	provide products and services we do not offer;

●	offer aggressive discounts to gain market share and to promote their businesses;

●	adapt at a faster rate to market conditions, new technologies and customer demands; and

●	market, promote and provide their products and services more effectively.

Our competitors may have much more financial, technological, R&D, marketing, distribution and other resources than we do. They may also have a longer operating history, a larger customer base or wider and deeper market coverage. In addition, when we expand to new markets, we will face competition from new domestic or foreign competitors, which may also enter our current market.

Although we do not compete against other manufacturers and distributors solely based on prices, if our competitors offer their products and services at lower prices, we may be forced to provide aggressive discounts or rebates to our customers and our revenue may decrease.

Technologies adopted by us and our competitors are developing rapidly, and new developments often lead to price competition, outdated products and changes in market patterns. Any significant increase in competition could have a significant negative impact on our revenue and profitability, as well as on our business and prospects. We cannot assure you that we will be able to constantly distinguish our products and services from our competitors, maintain and improve our relationship with different participants in beauty and personal care products related industries, or increase or even maintain our existing market share. We may lose market share. If we cannot compete effectively, our financial situation and operating results may deteriorate seriously.

Sales of certain of our products are seasonal and may cause our operating results and working capital requirements to fluctuate.

Sales of our shampoo, soap and body wash products usually increase in summer between June and October, our inventory and working capital needs fluctuate significantly as a result of this seasonality. In addition, orders from retailers are often made late in the period preceding the applicable peak season, making forecasting of production schedules and inventory purchases difficult. If we are unable to accurately forecast and prepare for customer orders or our working capital needs, or there is a general downturn in business or economic conditions during these periods, our business, financial condition and results of operations could be materially and adversely affected.

We may incur net losses in the future.

We had incurred losses of $2.3 million and $0.4 million in the fiscal years of 2023 and 2022, respectively. We cannot assure you that we will be able to generate net income or will have retained earnings in the future. The fiscal year of 2023 and 2022 was dominated by responses to the COVID-19 outbreaks and control measures taken by local government to prevent the spread of COVID-19. We will continue to grow our business, attract customers and partners and further enhance and develop our products and services. Our efforts in new products and business development may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may not be able to maintain profitability.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although we believe that our current cash and cash equivalents, anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, we may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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We may incur substantial debt in the future, which may adversely affect our financial condition and negatively affect our operations.

We may decide in the future to finance our business and operations through incurring debt. The incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenue is insufficient to repay debt obligations;

●	acceleration of obligations to repay the indebtedness (or other outstanding indebtedness), even if we make all principal and interest payments when due, if we breach any covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	diverting a substantial portion of cash flow to pay principal and interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and

●	creating potential limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate.

The occurrence of any of these risks could adversely affect our operations or financial condition.

Our interim results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our interim results of operations, including the levels of our net revenues, expenses, net income (loss) and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any interim period are not necessarily an indication of future performance. Fluctuations in interim results may adversely affect the market price of our Ordinary Shares. Factors that may cause fluctuations in our interim financial results include:

●	our ability to attract new clients and retain existing clients;

●	changes in our mix of products and services and introduction of new products and services;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and manufacturing facility;

●	our decision to manage client volume growth during the period;

●	the impact of competitors or competitive products and services;

●	increases in our costs and expenses that we may incur to grow and expand our operations and to remain competitive;

●	changes in the legal or regulatory environment or proceedings, or export licensing or enforcement by government regulators, including fines, orders or consent decrees;

●	general economic, industry and market conditions; and

●	the timing of expenses related to the development or acquisition of technologies or businesses.

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Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that developing and maintaining awareness of our brand and business effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract quality clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our products and services. Despite our marketing efforts, it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our marketplace and better serve our customers. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our system and products;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired product line and technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

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We may not make any investments or acquisitions, or future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced our existing products and services or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have the ability to provide different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

If the basic salary of certain employees fails to meet the local minimum salary standard, we may be faced with labor disputes or additional compensation costs.

The remuneration we pay to our employees in general consists of basic salary, subsidy and performance bonuses subject to different departments. In accordance with the Labor Contract Law of People’s Republic of China, if the salary paid by the employer to its employee is below the local minimum salary standard, the labor administrative authorities shall order the employer to pay the shortfall; where payment is not made within the stipulated period, the employer shall be ordered to pay compensation to the employee based on 50% to 100% of the amount payable. In principle, each province has its own local minimum standard and the local minimum salary standard is subject to change each year. Our basic salary for our employees in China has been meeting the current local minimum salary standard. However, we cannot assure you that we can adjust the employees’ basic salary in time to meet the changing minimum standard. In such cases, we may be faced with labor disputes or additional compensation.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including research and development, sales and marketing, manufacturing, service and financial personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled marketing, technical, and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our products and services could be damaged, resulting in a material adverse effect on our business.

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We do not have any business insurance coverage except for property insurance and workers’ compensation insurance.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed  economies. Currently, the Company and its subsidiaries do not carry any business interruption insurance, product liability insurance or any other business insurance policies . We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, the Company and its subsidiaries may incur uninsured losses, and any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We may have exposure to greater than anticipated tax liabilities.

We are subject to enterprise income tax, value-added tax, and other taxes in each province and city in China where we have operations. Our tax structure is subject to review by various local tax authorities. The determination of our provision for income tax and other tax liabilities requires significant judgment. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information and adversely impact our reputation and results of operations.

Global cybersecurity threats can range from uncoordinated individual attempts to gain unauthorized access to our information technology (“IT”) systems to sophisticated and targeted measures known as advanced persistent threats. While we employ measures to prevent, detect, address and mitigate these threats (including access controls, data encryption, vulnerability assessments, management training, continuous monitoring of our IT networks and systems and maintenance of backup and protective systems), cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption or unavailability of critical data and confidential or proprietary information (our own or that of third parties) and the disruption of business operations. While no cybersecurity attack to date has had a material impact on our financial condition, results of operations or liquidity, the threat remains and the potential consequences of a material cybersecurity incident include reputational damage, litigation with third parties, diminution in the value of our investment in research, development and engineering, and increased cybersecurity protection and remediation costs, which in turn could adversely affect our competitiveness and results of operations.

We may be subject to product liability claims if our customers are harmed by our products.

Our products are manufactured by third party contractors, which may be defectively manufactured, of inferior quality. For example, beauty products in general, regardless of their authenticity or quality, may cause allergic reactions or other illness that may be severe for certain customers. Sales and distributions of products could expose us to product liability claims relating to personal injury and may require product recalls or other actions. Third parties that have suffered such injury may bring claims or legal proceedings against us as the seller and/or distributor of the products. Although we would have legal recourse against the contractors of such products under PRC law, attempting to enforce our rights against them may be expensive, time-consuming and ultimately futile. Defective, inferior or counterfeit products or negative publicity as to personal injury caused by products sold by may adversely affect consumer perceptions of our company or the products we sell, which could harm our reputation and brand image. In addition, we do not currently maintain any product liability insurance or third-party liability insurance coverage for the products  that we sell. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, patents, copyrights, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality agreements with all our employees and officers as well as non-compete agreements with our executive officers to protect our proprietary rights. See “Business—Intellectual Property” and “Regulation—Regulation on Intellectual Property Rights.” Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or that such intellectual property will be sufficient to provide us with competitive advantages.

It might be difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

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The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002, (“Sarbanes-Oxley”). Our senior management does not have experience managing a publicly-traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may be unable to implement programs and policies in an effective and timely manner or that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports and have an adverse effect on our business and stock price.

We rely on our information systems to manage our production and otherwise oversee our operations. Any malfunction of our systems could harm our ability to conduct our business operations.

We depend on a variety of information technology systems for the efficient functioning of our business, including, without limitation, logistics, website, and other aspects of operations. Our technology systems may not deliver desired results or may do so on a delayed schedule. Any improper functioning of our IT systems could cause interruptions or deoptimization of our operations. Our IT systems are subject to damage or interruption from power surges and outages, facility damage, physical theft, computer and telecommunications failures, inadequate or ineffective redundancy, malicious code (including computer viruses, worms, ransomware, or similar), cyberattacks (including account compromise; phishing; spamming; denial of service attacks; and application, network or system vulnerability exploitation), software upgrade failures or code defects, natural disasters and human error. Design defects or damage or interruption to these systems may require a significant investment to fix or replace, disrupt our operations, result in the loss or corruption of critical data, and harm our reputation, all of which could materially and adversely affect our business or results of operations.

Our business depends on the continued success of our brand, and if we fail to maintain and enhance the recognition of our brand, or the recognition of our brand is adversely affected by any negative publicity concerning us, our reputation and operating results may be harmed.

We believe that our brand equity is an important competitive edge of ours and has earned us loyal customers. A well-recognized brand is critical to maintaining and expanding our customer base. From time to time, we conduct marketing activities to enhance our brand and to guide public perception of our brand and services. In order to create and maintain brand awareness and brand loyalty, to influence public perception and to retain existing and attract new customers, we may need to increase our marketing expenditures. We cannot assure you, however, that such marketing activities and the increased marketing expenditure may yield the brand promotion effect we expect. If we do not continue to maintain and strengthen our brand image and grow the value of our brand, we may lose the opportunity to build a critical mass of users, and our business and operating results may be adversely affected.

Negative publicity about us and our business, shareholders, affiliates, directors, officers, other employees, business partners, users, businesses with similar names to ours without our authorization, as well as the industry in which we operate, can harm our brand and reputation. Negative publicity concerning these parties could be related to a wide variety of matters, including, but are not limited to:

●	alleged misconduct or other improper activities committed by our directors, officers and other employees, in particular with respect to employees’ unlawful actions in business executions;

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●	false or malicious allegations or rumors about us or our directors, shareholders, affiliates, officers and other employees;

●	Problems and damages caused by our products;

●	complaints by our users and customers about our products;

●	security breaches of confidential customer or transaction data;

●	employment-related claims relating to alleged wrongful discharge, employment discrimination, wage and hour violations; and

●	governmental and regulatory investigations or penalties resulting from our failure to comply with applicable laws and regulations.

In addition to traditional media, there has been increasing use of social media platforms and similar media in China that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on instant messaging applications and social media platforms is virtually immediate without affording us an opportunity for redress or correction. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our company, shareholders, affiliates, directors, officers and other employees may be posted on such platforms at any time. The risks associated with any such negative publicity or incorrect information cannot be completely eliminated or mitigated and may materially harm our reputation, business, financial condition and results of operations.

If we fail to offer consumers high-quality products or fail to maintain the quality of our products once they are in circulation, our business, reputation, results of operations and financial condition will be materially and adversely affected.

Offering high-quality products is essential to the success of our business. To ensure that we can continually offer high quality products to consumers, we have established quality control system to communicate with and monitor qualities of products manufactured by our suppliers. Despite the fact that we have implemented a host of quality control measures, we cannot assure you that our products will not have any quality issues in the future. Any product quality issue may result in claims, lawsuits, fines, penalties and negative publicities, and loss of customers confidence in our products, which in turn would have material and adverse effects on our business, reputation, operating results and financial conditions. A product recall or an issue related to product liability, product defect or personal injury may damage our reputation and brand image. Additionally, new laws and regulations may impose additional requirements and other obligations on our business, which may materially and adversely affect our business, financial condition and results of operations.

Increasing focus with respect to environmental, social and governance matters may impose additional costs on us or expose us to additional risks. Failure to comply with the laws and regulations on environmental, social and governance matters may subject us to penalties and adversely affect our business, financial condition and results of operation.

The PRC government and public advocacy groups have been increasingly focused on environment, social and governance (“ESG”) issues in recent years, making our business more sensitive to ESG issues and changes in governmental policies and laws and regulations associated with environment protection and other ESG-related matters. Investor advocacy groups, certain institutional investors, investment funds, and other influential investors are also increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. Regardless of the industry, increased focus from investors and the PRC government on ESG and similar matters may hinder access to capital, as investors may decide to reallocate capital or to not commit capital as a result of their assessment of a company’s ESG practices. In the PRC, there are comprehensive environmental regulations and policies governing product manufacturing in general, and the PRC may adopt more stringent standards in terms of ESG matters in the future. Any ESG concern or issue could increase our regulatory compliance costs. The heightened ESG standards may also increase our cost of revenues as they cause our suppliers and business partners to incur extra expenses in ensuring ESG-friendly sourcing and manufacturing processes. If we do not adapt to or comply with the evolving expectations and standards on ESG matters from investors and the PRC government or are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, we may suffer from reputational damage and the business, financial condition, and the price of our ordinary shares could be materially and adversely effected.

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Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

In accordance with the relevant laws and regulations in jurisdictions in which we operate, we are required to maintain various approvals, licenses, permits and filings to operate our business. These approvals, licenses, permits and filings are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations. If government authorities in jurisdictions where we operate require additional licenses or permits or provides more strict supervision requirements in the future, or if we have to obtain relevant licenses or permits in a short period of time, there is no guarantee that we would be able to obtain such licenses or permits or meet all the supervision requirements in a timely manner, or at all.

Risks Relating to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, in addition to the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, cybersecurity, anti-monopoly, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things, and such change of rules and policies can happen quickly with little advance notice.

The Company’s sales, purchases and expense transactions are mostly in RMB, and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current laws. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

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While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past, the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Furthermore, we and our China-based operating entities, as well as our investors, face uncertainty about future actions by the Chinese government that could significantly affect our financial performance and operations. Failure to take timely and appropriate measures to adapt to any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

As of the date of this prospectus, there are no laws, regulations or other rules requiring our China-based operating entities to obtain permission or approvals from Chinese authorities to offer securities to foreign investors or list on U.S. exchanges, and neither we nor our China-based operating entities have received or were denied such permission. However, there is a risk that we or our China-based operating entities will not receive or be denied permission from Chinese authorities to offer our securities to foreign investors or list on U.S. exchanges in the future, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our shares to significantly decline or be worthless.

Change in Chinese laws and regulations could result in a material and negative impact our business operations, decrease the value of our securities.

The PRC legal system is based on written statutes, and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. The enforcement of laws and that rules and regulations in China can change quickly and which may intervene or influence our operations and offerings conducted overseas and/or foreign investment, and could result in a material change in our operations and/or the value of our securities.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures was published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. It also requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. Our sale of products on the online stores and wechat apps only have the general business data and financial data and we don’t collect or store customers’ personal information. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and ; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. Our sale of products on the online stores and wechat apps only have the general business data and financial data and we don’t collect or store of any customers’ personal information. In fact, we only receive customers’ shipping address, contact information and contact person (no real name is required) for shipment through the online platform. There is no processing, use, or provision of personal information or data to a third party, or obtaining of personal information or data from an external source in our business. There is also no transmission of data to countries other than China. According to the advice of our PRC counsel, our business is not subject to or involve in PRC laws and regulations regarding personal information protection and cyber data security. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. We have submitted initial documents in connection with this offering and our listing on the Nasdaq Capital Market to the CSRC. However, we cannot assure you that we will be able to complete the review process of CSRC for such filings. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. Chinese domestic enterprises seeking to offer securities and list on overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange except for the filing requirement with CSRC under New Overseas Listing Rules. We develop, sell and distribute hair care, skin care, personal care and beauty products in China. We are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and we don’t have documents and materials which may adversely affect national security or public interests. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook, may impact our ability to accept foreign investments, offer our securities to investors or to list on a U.S. or other foreign exchange, and could impact our ability to conduct our business. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to those who pay for our products, our profitability and results of operations may be materially and adversely affected.

In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. In addition, pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

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In October 2010, the Standing Committee of the National People’s Congress promulgated the PRC Social Insurance Law, effective on July 1, 2011 and amended and became effective on December 29, 2018. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Funds, which was amended on March 24, 2002 and March 24, 2019 and came into effect on the same day. Companies registered and operating in China are required under the Social Insurance Law and the Regulations on the Administration of Housing Funds to apply for social insurance registration and housing fund deposit registration within 30 days of their establishment and to pay for their employee’s different social insurance, including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. We could be subject to orders by the competent labor authorities for rectification and failure to comply with the orders may further subject us to administrative fines.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practices do not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. We cannot assure you that we have complied or will be able to comply with all labor-related laws and regulations including those relating to obligations to make social insurance payments and contribute to the housing provident funds. If we are deemed to have violated relevant labor laws and regulations, we could be involved in labor-law related disputes, required to provide additional compensation to our employees and our business, financial condition and results of operations will be adversely affected.

Change of laws in PRC could result in a material and negative impact our business operations, decrease the value of our Ordinary Shares and limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Our WFOE is a foreign-invested enterprise and is subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

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From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings. Furthermore, the PRC legal system is based in part on government policies and internal rules, and which may have a retroactive effect. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

We may rely on dividends and other distributions on equity paid by our WFOE to fund any cash and financing requirements we may have. Any limitation on the ability of our WFOE to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity to be paid by our wholly-owned WFOE for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our WFOE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our operating entities may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at their discretion. Each of our PRC subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE.

Any limitation on the ability of WFOE to pay dividends or make other distributions to us, could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries, or we may make additional capital contributions to our WFOE. Approximately 70% of the net proceeds of the offering will be remitted to China following the completion of this offering. See “Use of Proceeds” on page 49.

Any loans by us to our WFOE, which is treated as a foreign-invested enterprise under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to WFOE to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. We may also decide to finance WFOE by means of capital contributions. These capital contributions must be filed with the PRC Ministry of Commerce or its local counterpart. With respect to the proceeds we expect to receive from this offering, they will be a capital contribution or a loan to our subsidiaries in China. If it is a capital contribution, the WFOE would, within 30 days from the occurrence of the change in registered capital and total investment amount, fill in and submit online a “Filing Declaration Form for Change of Foreign Investment Enterprise” and related documents, and complete filing formalities for the change through the integrated management system. In addition, we will finance the activities of our operating subsidiaries with the proceeds from this offering in RMB.

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On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. Such requirements are also known as the “payment-based foreign currency settlement system” established under the SAFE Circular 142. Violations of SAFE Circular 142 could result in severe monetary or other penalties. Furthermore, SAFE promulgated a circular on November 19, 2010, or Circular No. 59 and another supplemental circular on July 18, 2011, known as Circular No. 88, which tightens the examination on the authenticity of settlement of net proceeds from an offering and requires that the settlement of net proceeds shall be in accordance with the description in its prospectus.

On February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or the SAFE Notice 13, which became effective on June 1, 2015. Pursuant to SAFE Notice 13, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations, or FDI registration, from qualified banks. The qualified banks, under the supervision of SAFE, will directly examine applications and manage registrations. For any entity that fails to comply with the FDI registration requirements of the SAFE Notice 13, the SAFE would conduct business control over the capital account information system of such entity, and banks would not carry out foreign exchange businesses under the capital account for such entity. After the non-compliant entity submitting the satisfied information and reasons to the SAFE as required, the SAFE would cancel business control. But the entity violating foreign exchange regulations would be subject to administrative punishment according to the SAFE Notice 13.

On March 30, 2015, SAFE issued the Circular on the Reform of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (“SAFE Circular 19”), which became effective on June 1, 2015, and which abolished the application of SAFE Circular 142, Notice 13 and Circular No. 88 when it becomes effective. Pursuant to SAFE Circular 19, foreign-invested enterprises may either continue to follow the payment-based foreign currency settlement system or elect to follow the “conversion-at-will” of the foreign currency settlement system. Where a foreign-invested enterprise follows the conversion-at-will of the foreign currency settlement system, it may convert any or 100% amount of the foreign currency in its capital account into RMB at any time. The converted RMB will be kept in a designated account known as “Settled but Pending Payment Account,” and if the foreign-invested enterprise needs to make further payment from such designated account, it still needs to provide supporting documents and go through the review process with its bank. In addition, foreign-invested enterprises shall not use its capital and RMB obtained from foreign exchange settlement for purposes within the following negative list: (a) directly or indirectly for expenditures outside of its business scope or expenditures prohibited by national laws and regulations; (b) directly or indirectly for investment in securities, except as otherwise prescribed by applicable laws and regulations; (c) directly or indirectly for the disbursing RMB entrusted loans (other than as permitted in its business scope); (d) for repayment of inter-corporate borrowings (including money advanced by third parties) and the repayment of certain RMB bank loans that have been sub-lent to third parties; and (e) for the expenditures related to the purchase of real estate which is not for self-use, unless it is a foreign-invested real estate enterprise.

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In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, including SAFE Circular 142 or SAFE Circular 19, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our WFOE or with respect to future capital contributions by us to our WFOE. As of the date of this prospectus, Softto Investment and Softto Smart are under the process of the FDI registration. However, we cannot assure you the completion of the FDI registration. Failure of the FDI registration may result in restrictions on the settlement of the foreign exchange of Softto Investment and Softto Smart, and our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected.

We may not be able to obtain certain treaty benefits on dividends paid by our WFOE to us through our Hong Kong subsidiary.

Under the Enterprise Income Tax Law, dividends generated from retained earnings after January 1, 2008 from a PRC company to a foreign parent company are subject to a withholding tax rate of 10% unless the foreign parent’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding arrangement. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income, or the Hong Kong Tax Treaty, which became effective on December 8, 2006, as amended, a company incorporated in Hong Kong, such as Softto HK, will be subject to withholding income tax at a rate of 5% on dividends it receives from its WFOE if it holds a 25% or more interest in that particular WFOE, or 10% if it holds less than a 25% interest in that subsidiary. On October 27, 2009, the SAT promulgated a tax notice or Circular 601, which provides that tax treaty benefits will be denied to “conduit” or shell companies without business substance, and a beneficial ownership analysis will be used based on a “substance-over-the-form” principle to determine whether or not to grant tax treaty benefits. On June 29, 2012, the SAT further issued the Announcement of the State Administration of Taxation regarding Recognition of “Beneficial Owner” under Tax Treaties, or Announcement 30, which provides that a comprehensive analysis should be made when determining the beneficial owner status based on various factors that are supported by various types of documents including the Memorandum and Articles of Association, financial statements, records of cash movements, board meeting minutes, board resolutions, staffing and materials, relevant expenditures, functions and risk assumption as well as relevant contracts, patent and copyright certificates and other information. As a result, although our WFOE is wholly owned by Softto HK, we cannot assure you that we would be entitled to the tax treaty benefits and enjoy the favorable 5% rate applicable under the Hong Kong Tax Treaty on dividends payable by WFOE. If Softto HK cannot be recognized as the beneficial owner of the dividends to be paid by our WFOE to us, such dividends will be subject to a normal withholding tax of 10% as provided by the Enterprise Income Tax Law.

Litigation and negative publicity surrounding China-based companies listed in the U.S. may result in increased regulatory scrutiny of us and negatively impact the trading price of our Ordinary Shares and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

We believe that litigation and negative publicity surrounding companies with operations in China that are listed in the U.S. have negatively impacted stock prices for such companies. Various equity-based research organizations have published reports on China-based companies after examining, among other things, their corporate governance practices, related party transactions, sales practices and financial statements that have led to special investigations and stock suspensions on national exchanges. Any similar scrutiny of us, regardless of its lack of merit, could result in a diversion of management resources and energy, potential costs to defend ourselves against rumours, decreases and volatility in the trading price of our Ordinary Shares, and increased directors and officers insurance premiums and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

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The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

The Chinese government exercises substantial control over Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. Given the significant oversight and discretion over the conduct and operations of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

As such, our business is subject to various government and regulatory interferences. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, which could result in a material change in our operation and the value of our Ordinary Shares.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although we are currently not required to obtain permission from any of the PRC central or local government and has not received any denial to list on the U.S. exchange, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our shares to significantly decline or be worthless.

Because we are a Cayman Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are incorporated in the Cayman Islands and conduct our operations primarily in China. All of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, majority of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.” Also, we will enter into indemnification agreements with each of our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current Memorandum and Articles of Association. Therefore, any claims or actions that brought against our officers and directors by the investors might be indemnified by the Company under indemnification agreement. See Indemnification Agreements on page 104.

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It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong and mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

On November 5, 2021, the SEC adopted the PCAOB rule to implement HFCA Act, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (the “Commission-Identified Issuers”). A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

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On December 16, 2021, the PCAOB issued its determinations (the “Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. The Determination includes lists of public accounting firms headquartered in mainland China and Hong Kong that the PCAOB is unable to inspect or investigate completely.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

The enactment of the HFCA Act and related regulations and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could cause investors uncertainty for affected issuers and the market price of our ordinary shares could be adversely affected, and we could be delisted if our auditor is unable to meet the PCAOB inspection requirement.

The lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China and Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures and quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

Our auditor, Simon & Edward, LLP, an independent registered public accounting firm that is headquartered in the United States, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis with the last inspection in April 2023 and it is not included in the PCAOB Determinations. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect the listing and trading our ordinary shares on Nasdaq, which could materially impair the market for and market price of our securities.

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Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

Substantially all of our revenues from domestic sales and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from this offering. Our reporting currency is the U.S. dollar while the functional currency for our operating entities is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our Ordinary Shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from this initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our Ordinary Shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive principally all of our revenues in RMB. Under our current corporate structure, our Company in the Cayman Islands will rely on dividend payments from our WFOE to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

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Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our business. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If we fail to make adequate payments in the future, we may be required to make up the contributions for these plans. In an extreme situation, where we failed to contribute social security premiums in full amount and do not a provide guarantee, the social security premiums collection agency may apply to a Chinese court for seizure, foreclosure or auction of our properties of value equivalent to the amount of social security premiums payable, and the proceeds from auction shall be used for contribution of social security premiums. As of the date of this prospectus, we had not received any notice from the local authorities or court or any claim or request from these employees in this regard. If we are subject to deposit, seizure, foreclosure or auction in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The filing with the China Securities Regulatory Commission (“CSRC”) is required in connection with this offering under New Overseas Listing Rules, and we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely file with the CSRC for this offering.

On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. We are subject to the relevant filing procedures of the CSRC in connection with our overseas offerings under the New Overseas Listing Rules, including the public offering pursuant to this registration statement. Given the current PRC regulatory environment, it is uncertain when and whether we and our PRC subsidiaries will receive any comments from CSRC on its filing or may be required to file supplementary documents or obtain other permissions or approvals from the PRC government to list on U.S. exchanges in the future, and even if and when such permissions or approvals are obtained, whether they will be denied or rescinded. If we or any of our PRC subsidiaries do not receive or maintain such permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we or our subsidiaries are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

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The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our WFOE’s ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014, which requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. Thereafter, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015, which amends SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our WFOE may be prohibited from distributing its profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our WFOE.

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Our shareholders who are PRC residents are currently undergoing registration process required under SAFE Circular 37. However, we cannot provide assurance of successful registration. Also, we may not be informed of the identities of all the PRC residents holding direct or indirect interests in our Company, and we cannot provide any assurance that these PRC residents will comply with our request to make or obtain any applicable registrations or continuously comply with all requirements under SAFE Circular 37 or other related rules. Failure or inability of the relevant shareholders and entities to comply with the registration procedures set forth in these regulations may subject us to fines and legal sanctions, such as restrictions on our cross-border investment activities, limitations on our ability to contribute additional capital to our WFOE and WFOE’s ability to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, our business operations and our ability to distribute profits to you could be materially and adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the WFOE of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our directors, executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year will be subject to these regulations when our Company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our WFOE and limit our WFOE’s ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Regulation—Regulations on Stock Incentive Plans.”

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

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We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Taxation—People’s Republic of China Taxation.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares.

In addition to the uncertainty as to the application of the “resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, the Company may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations, or to otherwise provide information. While the Company will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide products or services to us or with whom we associate, especially those entities located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by the Company and its affiliates, are subject to the unpredictability of the Chinese enforcers, and may therefore be impossible to facilitate.

We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of our operating company’s equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

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In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfers of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT promulgated the Bulletin of SAT on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“Bulletin 37”), which became effective on December 1, 2017, and Circular 698 was then replaced effective December 1, 2017. Bulletin 37, among other things, simplified procedures of withholding and payment of income tax levied on non-resident enterprises.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our Company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 7 and Bulletin 37, and may be required to expend valuable resources to comply with Circular 59, Circular 7 and Bulletin 37 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 7 and Bulletin 37 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 7 and Bulletin 37, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

In addition, in accordance with the Individual Income Tax Law promulgated by the Standing Committee of NPC, later amended on August 31, 2018 and effective January 1, 2019, where an individual carries out other arrangements without reasonable business purpose and obtains improper tax gains, the tax authorities shall have the right to make tax adjustments based on a reasonable method, and levy additional tax and collect interest if there is a need to levy additional tax after making tax adjustments. As a result, our beneficial owners, who are PRC residents, may be deemed to have carried out other arrangements without reasonable business purpose and obtained improper tax gains for such indirect transfer, and thus be levied tax.

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Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this public offering, there has been no public market for our Ordinary Shares. We will apply to have our Ordinary Shares listed on NASDAQ. If an active trading market for our Ordinary Shares does not develop after this offering, the market price and liquidity of our Ordinary Shares will be materially adversely affected. The public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriters and may bear little or no relationship to the market price for our Ordinary Shares after the public offering. You may not be able to sell any Ordinary Shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Ordinary Shares begin trading on NASDAQ, our Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

Our Chairman and Chief Executive Officer, Yuhao Liang and his spouse Luhan Wang, a director of the Company, will be able to control and exert significance influence over our company following this offering, and their interest may be different from or conflict with that of the holders of our Ordinary Shares.

Our chairman of the board of directors and Chief Executive Officer, Mr. Yuhao Liang, the Chairman of our board of directors and our Chief Executive Officer and his spouse Luhan Wang, a director of the Board, through Liang’s Family Limited, will beneficially own 58.4 % of the voting power for election of directors assuming the Underwriter does not exercise its over-allotment option, or 56.4% of the voting power for election of directors if the Underwriter exercises its over-allotment option in full. As a controlling shareholder of the Company, Mr. Yuhao Liang and Ms. Wang are and will continue to be able to exert a significant degree of influence or actual control over the elections of our directors, other management and affairs and control matters requiring an approval from a majority of shareholders, including the merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. Mr. Yuhao Liang and Ms. Luhan Wang’s interest might not always be aligned with the interests of our other shareholders.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

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The market price for our Ordinary Shares may be volatile.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our Ordinary Shares, regardless of our actual operating performance.

The market price for our Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in Chinese beauty and personal care products related markets;

●	our capability to catch up with the technology innovations in the industry;

●	changes in the economic performance or market valuations of other beauty and personal care and related products companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar; and

●	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares.

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Because our initial public offering price is substantially higher than our pro forma net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay more for your Ordinary Shares than the amount paid by existing shareholders for their Ordinary Shares on a per Ordinary Share basis. As a result, you will experience immediate and substantial dilution of $[    ] per Ordinary Share, representing the difference between (i) our as adjusted net tangible book value per Ordinary Share of $[    ] as of [     ] , after giving effect to this offering, and (ii) the assumed initial public offering price per share of $5 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

Volatility in our Ordinary Share price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions and issuance of additional securities may dilute the value of Ordinary Shares outstanding and depress the value of our ordinary shares on the market. We may have to issue securities that may have rights, preferences and privileges senior to our Ordinary Shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in our operations and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from WFOE. WFOE may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency, and other regulatory restrictions.

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You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our current Memorandum and Articles of Association and by the Companies Act (As Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Mr. Yuhao Liang is a resident of Hong Kong and Ms. Luhan Wang and Ms. Yue Chang are residents of China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Because we are a foreign private issuer and are exempt from certain NASDAQ corporate governance standards applicable to U.S. issuers, you may have less protection than you would have if we were a domestic issuer.

The Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. The Company currently intends to follow the requirements of the Nasdaq Listing Rules without relying on the exemption provided for foreign private issuers under Marketplace Rule 5615(a)(3). However, we may choose to rely on such exemption to follow certain corporate governance practices of our home country practice in the future. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, the Nasdaq Listing Rules also requires U.S. domestic issuers to have a compensation committee of at least two members and each committee member must be an independent director. We, as a foreign private issuer, are not subject to such requirement. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans for certain ordinary share issuances. We intend to comply with the requirements of the Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under the Nasdaq Listing Rules with respect to certain corporate governance standards in the future which may afford less protection to investors.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US domestic issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We are seeking to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

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If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a result, we may rely on exemptions from certain corporate governance requirements and holders of our Ordinary Shares may not have the same protections generally available to shareholders of other companies listed on stock exchanges in the United States.

Because Mr. Yuhao Liang, the Chairman of our board of directors and our Chief Executive Officer and his spouse Luhan Wang, a director of the Board, through Liang’s Family Limited, will beneficially own 58.4 % of the voting power for election of directors assuming the Underwriter does not exercise its over-allotment option, or 56.4% of the voting power for election of directors if the Underwriter exercises its over-allotment option in full following the completion of this offering, we will be a “controlled company” as defined under Rule 5615(c)(1) of the Nasdaq Listing Rules. As a “controlled company”, we qualify for, exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors.

We currently do not intend to rely on the corporate governance exemptions available to “controlled companies”, however, we may choose to rely on such exemptions in the future. Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies as long as Mr. Liang controls more than 50% of the voting power of our Company and our board determines to rely upon one or more of such exemptions.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosures may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these reduced regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

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If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, at least 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

Our board of directors may refuse or delay the registration of the transfer of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our board of directors may resolve to refuse or delay the registration of the transfer of our Ordinary Shares. Where our directors do so, they must specify the reason(s) for this refusal or delay in a resolution of the board of directors. Our directors may also refuse or delay the registration of any transfer of Ordinary Shares if the transferor has failed to pay an amount due in respect to those Ordinary Shares. If our directors refuse to register a transfer, they shall, as soon as reasonably practicable, send the transferor and the transferee a notice of the refusal or delay in the approved form.

This, however, will not affect market transactions of the Ordinary Shares purchased by investors in the public offering. Where the Ordinary Shares are listed on a stock exchange, the Ordinary Shares may be transferred without the need for a written instrument of transfer, if the transfer is carried out in accordance with the rules of the stock exchange and other requirements applicable to the Ordinary Shares listed on the stock exchange.

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We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our Company and, as a result, the value of our Ordinary Shares.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

Upon completion of this offering, we will become a public company in the United States subject to Section 404 of the Sarbanes-Oxley Act of 2002 which requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2024. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, and if the value of our non-affiliated float of our common stock exceeds certain amounts, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation, testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be volatile which could subject us to securities litigation and make it more difficult for you to sell your shares.

As a company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. While the underwriters are required to sell shares in this offering to at least 300 unrestricted round lot shareholders (a round lot shareholder is a shareholder who purchases at least 100 shares) and at least 50% of the minimum required number of round lot holders must each hold unrestricted shares with a minimum market value of $2,500 in order to ensure that we meet the Nasdaq initial listing standards, we have not otherwise imposed any obligations on the underwriters as to the maximum number of shares they may place with individual investors. If, in the course of marketing the offering, the underwriters were to determine that demand for our shares was concentrated in a limited number of investors and such investors determined to hold their shares after the offering rather than trade them in the market, other shareholders could find the trading and price of our shares affected (positively or negatively) by the limited availability of our shares. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

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You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	the expected growth of the beauty and personal care products markets marketplace in China;

●	fluctuations in interest rates;

●	our expectations as to increase of customers and users of our products;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with suppliers and logistic companies;

●	competition in our industry;

●	relevant government policies and regulations relating to our products and industry; and

●	impact of COVID-19 on our business and financial conditions.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the beauty and personal care products markets results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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USE OF PROCEEDS

Based upon an initial public offering price of $5 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, underwriter non-accountable expense allowance, and the estimated offering expenses payable by us, of $[      ] if the Underwriter does not exercise its over-allotment option, and $[     ] if the Underwriter exercises its over-allotment option in full.

We plan to use the net proceeds of this issue as follows: (1) approximately 30% for business operations and other general corporate purposes, such as sales and marketing activities, purchase of products and administrative expenses, etc. Although the proceeds will fund our proposed purposes and we mainly rely on cash generated from business operations and revenues to support our working capital and general corporate purpose.; (2) approximately 30% for potential strategic investments and acquisitions. We currently don’t have any specific targets for such potential strategic investments and acquisitions.; (3) approximately 20% for product development, data analysis and technology development, and formulation R&D. We plan to invest more resources to our eight R& D laboratories, and currently we don’t have any specific new products, technologies or formulations that we anticipate allocating proceeds to. We will make specific decisions after the completion of the offering and studying the market and consumer demands at that time.; and (4) approximately 20% for expansion of the online store network.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors—Risks Related to our Ordinary Shares and this Offering and —You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares.”

In utilizing the proceeds of this issue, according to Chinese laws and regulations, we can only provide funds to our Chinese subsidiaries through loans or investment. On the premise of meeting the applicable requirements for government registration and approval, we can provide inter-company loans to our Chinese subsidiary within the statutory limit or provide additional capital contributions to our Chinese subsidiaries to finance their capital expenditure or working capital. We cannot assure you that if we do, we will be able to obtain the government registration or approval in time. See “Risk Factors - Risks Related to Doing Business in China - PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business.”

We plan to use approximately $[     ] million out of the proceeds to pay the costs and expenses associated with being a public company. This portion of the offering proceeds will be immediately available to us following the closing of the offering as it will not be remitted to China.

Approximately $[      ] million of the proceeds will be immediately remitted to China following the completion of this offering to fund the registered capital of the WFOE. Except that, in using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our WFOE in China only through loans or capital contributions, subject to the approval of government authorities and limit on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our WFOE in China or make additional capital contributions to our wholly-foreign-owned subsidiaries to fund its capital expenditures or working capital. For an increase of registered capital of our WFOE, we need to file with MOFCOM or its local counterparts. If we provide funding to our WFOE through loans, the total amount of such loans may not exceed the amount that equals to three times of the shareholders equity or net assets of the borrower. Such loans must be registered with SAFE or its local branches, which usually takes up to 20 working days to complete. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related Doing Business in China—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business.”

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DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our WFOE.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Softto HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiaries in the PRC are required to set aside at least 10% of their respective after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their respective registered capital. Each of such entity in the PRC is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiary are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Softto HK may be considered a non-resident enterprise for tax purposes, so that any dividends our WFOE pays to Softto HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation—People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made by our operating subsidiaries, and the distribution of such payments to Softto Holding I from Softto HK as dividends from WFOE. If our operating subsidiaries in China incur debt in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement and other applicable PRC laws, the 10% withholding tax rate may be lowered to 5% if the recipient of the relevant dividends qualifies certain necessary requirements, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. The 5% withholding tax rate, however, does not automatically apply and in general, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our WFOE to its immediate holding company, Softto HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Softto HK intends to apply for the tax resident certificate if and when WFOE plans to declare and pay dividends to Softto HK. See “Risk Factors—Risks Relating to Doing Business in China— We rely on dividends and other distributions on equity paid by our WFOE to fund any cash and financing requirements we may have, and any limitation on the ability of our WFOE to make payments to us could have a material adverse effect on our ability to conduct our business.”

50

CAPITALIZATION

The following tables set forth our capitalization as of December 31, 2023:

●	on an actual basis;

●	on an unaudited adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the assumed initial public offering price of $5 per share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2024
Stockholders’ Equity	Actual*	As adjusted
	(Unaudited)
Ordinary Shares, par value $0.0001 per share, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding on an actual basis*, 13,000,000 shares issued and outstanding on an adjusted basis (assuming 3,000,000 shares to be issued in this offering)	$1,000	1,300
Subscription receivable	(1,000)	(1,000)
Additional paid-in capital	7,294,511	20,544,171
Statutory reserves	110,468	110,468
Retained earnings	(6,590,376)	(6,590,376)
Accumulated other comprehensive loss	(58,269)	(58,269)
Total Stockholders’ Equity
Total Capitalization	$756,334	14,006,294

*	Shares and per share data are presented on a retroactive basis to reflect the recapitalization on January 23, 2024.

If the Underwriter’s over-allotment option to purchase additional shares from us was exercised in full, pro forma (i) Ordinary Shares would be [     ] shares, (ii) additional paid-in capital would be $[    ] (iii) total stockholders’ equity would be $[     ]and (iv) total capitalization would be $[    ].

51

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2024, was $318,752, or $0.03, per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us.

Dilution to New Investors if the Offering Amount is Sold without Exercise of the Over-allotment Option

After giving effect to our sale of 3,000,000 Ordinary Shares offered in this offering based on the assumed initial public offering price of $5 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deduction of the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024, would have been $13.6 million, or $0.53 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.5 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.47 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates this per share dilution:

No Exercise of Over-Allotment Option
Assumed Initial public offering price per Ordinary Share	$
Net tangible book value per Ordinary Share as of December 31, 2023
Increase in net tangible book value per Ordinary Share attributable to payments by new investors
Pro forma net tangible book value per Ordinary Share immediately after this offering
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$

A $1.00 increase (decrease) in the assumed public offering price of $[     ] per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $[     ] million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $[ ] per Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by Ordinary Shares $[      ] per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

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The following table sets forth, on an as adjusted basis as of December 31, 2023, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses.

	Ordinary Shares purchased			Total consideration			Average price per Ordinary
Over-allotment option not exercised	Number	Percent		Amount	Percent		Share
($ in thousands)
Existing shareholders			%	$		%	$
New investors
Total

Dilution to New Investors if the Offering Amount is Sold with Full Exercise of the Over-allotment Option

After giving effect to our sale of [    ] Ordinary Shares offered in this offering based on the assumed initial public offering price of $5 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deduction of the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023, would have been $[    ] million, or $[    ] per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $[    ] per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $[     ] per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates this per share dilution:

Full Exercise of Over-Allotment Option
Assumed Initial public offering price per Ordinary Share	$
Net tangible book value per Ordinary Share as of December 31, 2023
Increase in net tangible book value per Ordinary Share attributable to payments by new investors
Pro forma net tangible book value per Ordinary Share immediately after this offering
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$

A $1.00 increase (decrease) in the assumed public offering price of $[     ] per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $[     ], the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $[ ] per Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by Ordinary Shares $[       ] per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

The following table sets forth, on an as adjusted basis as of December 31, 2023, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

	Ordinary Shares purchased			Total consideration			Average price per Ordinary
Over-allotment option exercised in full	Number	Percent		Amount	Percent		Share
($ in thousands)
Existing shareholders			%	$		%	$
New investors
Total

53

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are received and denominated in RMB. Capital accounts of our condensed financial statements are translated into U. S. dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the period. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The Company’s financial information is presented in U.S. dollars. Any transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of operations as foreign currency transaction gain or loss. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in stockholder’s equity. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

The exchange rates in effect as of December 31, 2023 and 2022 were RMB1 for $0.1408 and $0.1450, respectively. The average exchange rates for the years ended December 31, 2023 and 2022 were RMB1 for $0.1412 and $0.1486, respectively.

As of December 31, 2023, the exchange rate was RMB 1 to $0.1408.

54

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favourable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Mr. Yuhao Liang is a resident of Hong Kong and Ms. Luhan Wang and Ms. Yue Chang are residents of China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law and Beijing Dacheng Law Offices, LLP (Shanghai), our counsel as to PRC law have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands

We have been advised by Maples and Calder (Hong Kong) LLP that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgements), a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not impeachable on the grounds of fraud; and (vi) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

55

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Beijing Dacheng Law Offices, LLP (Shanghai), has further advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. In China, there are significant legal and other obstacles to obtain information needed for investigations or litigation originated outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Although in 2017 an intermediate court of Wuhan, Hubei Province recognized and enforced the judgment from a Los Angeles Court, based on reciprocal treatment because a California court recognized and enforced a judgment of Hubei Province, China, in 2009, such recognition and enforcement is case specific and did not set as a binding precedent. There is no guarantee for further recognition and enforcement in the future. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

56

CORPORATE HISTORY AND STRUCTURE

Softto Inc. is an exempted company incorporated in the Cayman Islands with limited liability on November 27, 2023 as a holding company. The Company, through its operating subsidiaries in China, develops and sells personal care and beauty products.

Softto Inc. established its directly wholly owned subsidiary Softto Holdings Limited, a company incorporated in BVI on December 4, 2023. Softto Holdings Limited established its directly wholly owned subsidiary Softto Co., Limited, a Hong Kong company, on December 11, 2023. Softto Co., Limited established a wholly foreign-owned subsidiary Guangzhou Softto Investment Holdings Co., Ltd. in China, on January 8, 2024. Guangzhou Softto Investment Holdings Co., Ltd. was incorporated in China on October 13, 2023 and became a wholly owned subsidiary of Guangzhou Softto Brand Management and Operation Co., Ltd. on February 2, 2024. Softto, Inc., Softto Holdings Limited, Softto Co., Limited and Gangzhou Softto Investment Holdings Co., Ltd. are holding companies with no operations. After the Reorganization, Guangzhou Softto Investment Holdings Co., Ltd. becomes the 100% shareholder of our operating entity Softto Smart and its subsidiaries.

Upon the Reorganization, the Company has subsidiaries in countries and jurisdictions including PRC, Hong Kong. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Softto BVI	12/4/2023	British Virgin Island	100	Holding Company
Softto HK	12/11/2023	Hong Kong	100	Holding Company
Softto US	06/11/2024	United States	100	Currently no operation
Softto Investment	01/08/2024	Guangzhou, China	100	Holding Company
Softto E-Commerce	10/29/2024	Guangzhou, China	100	Currently no operation
Softto Retail Trading	11/18/2024	Guangzhou, China	100	Currently no operation
Softto Trading (Guangzhou)	11/18/2024	Guangzhou, China	100	distribute and sell personal care products
Softto Smart	12/28/2017	Guangzhou, China	100	distribute and sell personal care products
Guangzhou Douyue	03/01/2022	Guangzhou, China	100	distribute and sell personal care products
Guangzhou Haoyuan	03/24/2022	Guangzhou, China	100	distribute and sell personal care products
Tikas (Guangzhou)	09/26/2022	Guangzhou, China	100	distribute and sell personal care products
Guangzhou Yuebang	01/06/2022	Guangzhou, China	100	distribute and sell personal care products
Guangzhou Softto	10/13/2023	Guangzhou, China	100	Currently no operation

The following diagram illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus and immediately upon the completion of this offering, assuming no exercise of the over-allotment option by the Underwriter:

For details of each principal shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Corporate Information

Our principal executive offices are located at 501, Block B, Huijin Plaza, Baiyun Avenue North, Baiyun District Guangzhou City, Guangdong Province, China. Our telephone number at this address is +86-20-31232634. Our registered office in the Cayman Islands is located at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www. [     ]. The information contained on our website is not a part of this prospectus.

57

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We, through Softto Smart, are engaged in the business of personal care and beauty products, including cleansing, skincare, shampoo and oral care products. We adhere to the goal of being a leader in the Chinese personal care products industry. Softto brand started in 1988 and we have been carrying forward our product development philosophy as “Our product and its quality speak for itself”. We keep up with the development and change of trends in personal care products industry in China and pursue constant improvements of our products. We develop and sell every type and model of our products with high standards to meet market and consumer demands, and to provide quality body skin care brand products for Chinese people. We don’t manufacture our products ourselves and we contract OEM manufactures to produce our products for us and one of the OEM manufacturers is our largest supplier and related party of the Company.

Our product brands mainly include Softto, Softto Oriental Herbs, i-softto, Dakeshu, Qingyuan and Welltop. Our branded products are sold in 238 cities across China. We currently operate under four sales channels: offline direct sales, e-commerce, community group buying and other sales modes.

Key Factors Affecting Our Results of Operations

Our business and results of operations are affected by general factors, which include, among other things:

●	The PRC’s overall economic growth. Substantially all of our revenues and workforce are concentrated in China. Our business and operating results are influenced by various general factors, primarily including encompassing China’s overall economic growth, the ease of access to credit markets for businesses, the increasing disposable income of Chinese consumers, their growing emphasis on quality of life, and potential spikes in demand for personal hygiene products. Unfavorable changes in any of these general factors could affect consumers’ demand for the products provided by us and could materially and adversely affect our results of operations.

●	Changes in regulations and politics. Our results of operations are also affected by the regulations and industry policies related to the cosmetic and personal care products industry. Unfavorable changes in any of these regulations and policies could result in significant additional costs and expenses, which could adversely affect our results of operations.

●	Competition in the cosmetic and personal care products industry. The market in which our products are sold is highly competitive. Our products compete against similar products of many large and small companies, including well-known global competitors. Competition in this market is primarily based on the development and improvement of new and existing products, product quality and safety, brand recognition and prices. If new competitors continue entering the market, leading to increasingly intensive competition in this market, and our Company fails to compete effectively and efficiently, our results of operations will be adversely affected.

While our business is influenced by general factors affecting our business, our results of operations are more directly affected by certain company specific factors, including:

Our ability to develop new products and technologies to meet customer demands and grow our brands

Our ability to successfully develop new products and technologies to meet customers’ demands and grow our brands is pivotal to our success. Softto brand was founded in 1988 as one of the earliest private owned consumer product brands in China and we have been carrying forward our product development philosophy as “Our Product and Quality Speak for itself”. For the last thirty years, we have been continuously developing personal care products in China, and in 2004, Softto brand was recognized as the “Well Known Chinese Trademark” by the Trademark Bureau of State Administration of Industry and Commerce. We have product brands including Softto, Softto Oriental Herbs, i-softto, Dakeshu, Qingyuan and Welltop. We keep up with the development and change of trends in personal care products industry in China and pursue constant improvements of our products. We expect to take full advantages of the brand recognition, combine diversified sales channels, make the best of marketing and new media, to make Softto brand a leader in the personal care products industry of China.

In 2023 and 2022, according to the needs of consumers and market conditions, the Company created a number of star products, such as ceramide shampoo, hyaluronic acid VC essence shower gel, ginger essence multi effect scalp shampoo, etc. By utilizing data insights gained through the online store sales data and popular trends analysis, we are able to develop new popular products more efficiently. Having a broad, attractive and updated product portfolio for our skincare business helps to maintain the popularity of our brands, increases customer loyalty and encourages customer purchases.

We expect to continue to develop and launch new products under each of our brands to respond to the latest industry trends and customer feedback. The success of new brand and product launches will impact the growth of our business, our ability to continue to attract and engage customers, including our revenues and operating expenses, in particular marketing expenses associated with the promotion of such new products.

Our ability to attract and retain customers through various sales channels

Our success relies on our ability to continually attract new customers, retain existing customers and maintain broad coverage through various e-commerce and offline distribution channels, while maintaining sustainable profit margins. Our sales growth was mainly due to the increasing popularity and recognition of our brand, diversified products and attractive prices we offer, consumer preferences for the shopping experience and high-quality customer services, and the effectiveness of our marketing initiatives. With the development of e-commerce retail in China’s personal care products, we will strive to balance and expand the demand of the consumer base, while increasing sales through our offline business channels.

We generate net revenues through sales (i) directly to end customers through various online channels, and (ii) to e-commerce platforms and offline distributors who then sell to end customers. Looking forward, we will continue to diversify our sales channels. We will make full use of resources including live broadcast platforms, such as Tiktok, Kuaishou, and other e-commerce platforms to create sales of explosive products in combination with popular customized products. We will also develop customized products for hotel and bathing center special channels, and layout and build new retail channels.

Our ability to compete effectively and to execute our marketing strategies successfully

In 2022, our online business generated a significant amount of revenue through influencer sales, which has a downside is the cost of influencer sales is very high, and the level of revenue generated is very much associated with the platform’s traffic policies. We have been trying new ways to generate revenues during the year of 2023, such as investing in short video advertisements and collaborate with internet celebrities to promote customized products. In December 2023, one of our products customized in collaboration with internet celebrity anchors achieved excellent sale performance, and the investment in short videos has also generated good sales conversion.

In 2022, the main business model of offline business was to develop provincial agents and distributors, which we bear logistics shipping costs. Starting from the second half of 2023, we have encouraged distributors to pick up goods by themselves and refund logistics fees through replenishment, resulting in 1% decrease in the proportion of our logistics costs. In 2024, We expect to develop customized products for hotels and spa centers, which may bring us long-term stable revenue stream. Meanwhile, to ingratiate the consumption habits of young people, we plan to layout new retail channels as well as offline cosmetic shop channel.

Our ability to manage operating costs and expenses while promoting our brand and internet platform cost-effectively

Our results of operations are affected by our ability to manage our selling and marketing expenses, general and administrative expenses and shipping and handling expenses. In 2022, we started to build sales team to develop our own sales channels both offline and online. Our selling and marketing expenses increased from $2.1 million in 2022 to $2.6 million in 2023 due to an increase in our advertising expenditures on both online and offline channels to enhance our brand recognition and promote our business initiatives.

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Seasonality

Sales of our shampoo, soap and body wash products usually increase in summer between June and October, our inventory and working capital needs fluctuate significantly as a result of this seasonality. In addition, orders from retailers are often made late in the period preceding the applicable peak season, making forecasting of production schedules and inventory purchases difficult. Although seasonality is an impact factor for our monthly results of operations during summer, it does not have significant impact on our results of operations year over year as each fiscal year we have both off season and peak season.

COVID-19 Pandemic

The outbreak of a novel strain of coronavirus (COVID-19) has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally during the past years. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic.

From early 2020 towards the end of 2022, Chinese government implemented various restrictive measures in response to the COVID-19 pandemic. As a result, lockdown, quarantines or travel restrictions were imposed upon different provinces or cities in China by the relevant local government authorities, which have negatively impacted our business and operations.

In December 2022, China lifted most of its travel restrictions and quarantine requirements nationwide. There were surges of infection cases in many cities between December 2022 and January 2023, and a large number of employees of the Company’s operating subsidiaries in China contracted COVID-19 during this period and the production, logistics and supply chain of these subsidiaries were negatively impacted. Since February 2023, the business and operations in China have resumed to normal.

Going Concern

We had an operating loss of approximately $629,275 and $740,084 for the six months ended June 30, 2024 and 2023, accumulated deficit of approximately $6,590,376 as of June 30, 2024. We had an operating loss of approximately $1,744,166 and $106,329 for the years ended December 31, 2023 and 2022, accumulated deficit of approximately $5,749,024 as of December 31, 2023. These conditions raise substantial doubt about our ability to continue as a going concern. Therefore, we may be unable to realize our assets and discharge our liabilities in the normal course of business.

We meet our day-to-day working capital requirements through our ability to successfully execute the business plan of reducing the cost of operations and pursuing potential financing to improve our cash flow from operating and financing activities. Based on cash flow projections from operating and financing activities and the current balance of cash and cash equivalents, our management is of the opinion that we will probably not have sufficient funds to meet our working capital requirements and debt obligations as they become due one year from the date of this registration statement. As a result, our management has determined there is substantial doubt about our ability to continue as a going concern.

We plan to alleviate the going concern risk through (1) equity financing, (2) other available sources of financing (including debt) from PRC banks and other financial institutions, (3) increasing cash generated from business operations, and (4) collecting receivables and loans from related parties to meet our anticipated working capital requirements for at least the next 12 months. We may, however, need additional capital in the future to fund our operation. There is no assurance that we will be successful in implementing the foregoing plans or that additional financial resources will be available to it on commercially reasonable terms, or at all. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded assets or the amounts and classification of liabilities or any other adjustments that might be necessary should we be unable to continue as a going concern.

Key Components of Results of Operations

Revenues

Our revenues are derived from the sale of our products to our customers, including distributors, dealers, end users and consumers, net of certain costs that consist of discounts, returns, allowances and incentives.

We generate revenues primarily from sales of hair care products, skin care products and personal care products under our Softto brand series. Our products comprise of shampoos, conditioners, styling products, shower gel and other skin and personal care and beauty products, etc.

We generate revenues primarily through following channels: (i) offline wholesale: sales of the products to third party platform distributors and wholesaler who then sell to their end customers; (ii) online retail: sales of the products to end customers directly through our online stores running on third party e-commerce platforms, such as Tiktok, Pinduoduo, Tmall and JD.com, etc. and (iii) commission fee, which was no longer the main sales channel since 2022(since commission fee is less than 1% of total revenues, combined with offline wholesale  ): sales to related parties acting as an agent, charging commission fee calculated based on the difference between the purchase price and the selling price of products. We expect that net revenues generated from sales of products to end customers directly through e-commerce platforms will continue to account for a majority of our total revenues in the foreseeable future. The following table sets forth the breakdown of our total revenues by sales channel, both as absolute amounts and as a percentage of our total revenues for the periods presented:

	For the Six Months Ended June 30,
	2024	%	2023	%
	(Unaudited)		(Unaudited)
Sales of product by channel
Online retail	$2,114,120	38.4	$2,819,989	41.1
Offline wholesale	3,396,850	61.6	4,039,620	58.9
Total revenues	$5,510,970	100.0	$6,859,609	100.0

	For Years Ended December 31,
	2023	%	2022	%
Sales of product by channel
Online retail	$6,217,653	41.6	$10,203,027	52.3
Offline wholesale	8,734,759	58.4	9,318,651	47.7
Total revenues	$14,952,412	100.0	$19,521,678	100.0

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Our revenue from online retail business decreased by approximately 25.0% from approximately $2.8 million for the six months ended June 30, 2023 to approximately $2.1 million for the six months ended June 30, 2024. The decrease is primarily attributable to the decreased number of online customers due to increasingly competitive online shopping environment. Our revenue from offline wholesale business decreased by approximately 15.9% from approximately $4.0 million for the six months ended June 30, 2023 to approximately $3.4 million for the six months ended June 30, 2024. The decrease is primarily due to the impact of changes in the exchange rate between RMB and U.S. dollar.

Our revenue from online retail business decreased by approximately 39.1% from approximately $10.2 million for the year ended December 31, 2022 to approximately $6.2 million for the year ended December 31, 2023. The decrease is primarily attributable to the decreased number of online customers due to increasingly competitive online shopping environment. Since May 2022, we started promotion sales through e-commerce platforms, live streams and recommendations by celebrity and social media influencers, which attracted a large number of online customers and generated substantial sales growth. For online retail business, we set up our own brand stores on e-commerce platforms to sell our products through live streams and recommendations by celebrity and social media influencers. The e-commerce platforms we used increased from 5 for the year ended December 31, 2022 to 11 for the year ended December 31, 2023. On such platforms, our online stores increased from 5 for the year ended December 31, 2022 to 16 for the year ended December 31, 2023. Our online distributors increased from 4 for the year ended December 31, 2022 to 45 for the year ended December 31, 2023. Despite our efforts to expand online sales channels, due to increasingly competitive online shopping environment, our online retail sales experienced decline during the year ended December 31, 2023. We will further diversify our e-commerce platforms channels to increase our sales, such as collaboration with internet celebrity anchors and the investment in short videos as discussed above. Our revenue from offline wholesale business decreased by approximately 6.0% from approximately $9.3 million for the year ended December 31, 2022 to approximately $8.7 million for the year ended December 31, 2023. The decrease is primarily due to the impact of changes in the exchange rate between RMB and U.S. dollar. Our offline distributors increased from 157 for the year ended December 31, 2022 to 243 for the year ended December 31, 2023. Although we made our effort to expand offline sales network, due to the competitive environment, our offline retail sales experienced slight decline for the year ended December 31, 2023. We expect our offline wholesale revenue maintain slight growth through our development of customized products for hotels and spa centers, which may bring us long-term stable revenue stream.

Cost of Revenues

Cost of revenues primarily consist of (i) the purchase cost of the products for sale and (ii) commission or agent fees paid to live streamers and talent agencies determined based on a percentage of revenue from product sales. These costs are charged to the consolidated statements of operations as incurred. The following table presents our cost of revenues both in absolute amount and as a percentage of the total cost of revenues for the periods presented:

	For the Six Months Ended June 30,
	2024		2023
	US$	%	US$	%
Cost of revenues
Cost of products sales	3,510,631	93.1	4,555,652	89.5
Online commission fees	262,000	6.9	533,878	10.5
Total cost of revenues	3,772,631	100.0	5,089,530	100.0

	For the Years Ended December 31,
	2023		2022
	US$	%	US$	%
Cost of revenues
Cost of products sales	9,642,535	86.9	12,191,986	81.0
Online commission fees	1,458,615	13.1	2,860,560	19.0
Total cost of revenues	11,101,150	100.0	15,052,546	100.0

Our total cost of revenues decreased by 25.9% from approximately $5.1 million for the six months ended June 30, 2023 to approximately $3.8 million for the six months ended June 30, 2024, primarily due to the decreased purchase cost of the products for sale from our OEM manufacturers and online traffic purchase costs related to online marketing service on a revenue-sharing basis, which were in line with the decreased sales for the six months ended June 30, 2024. Our cost of products sales decreased by 22.9% from approximately $4.6 million for the six months ended June 30, 2023 to approximately $3.5 million for the six months ended June 30, 2024. Our online commission fees cost decreased by 50.9% from approximately $0.5 million for the six months ended June 30, 2023 to approximately $0.3 million for the six months ended June 30, 2024, primarily due to the decrease in online retail sales as well as decrease in commission paid to live streamers as we used more celebrities and social media influencers with lower commission rates as we diversified our online sales channels.

Our total cost of revenues decreased by 26.3% from approximately $15.1 million for the year ended December 31, 2022 to approximately $11.1 million for the year ended at December 31, 2023, primarily due to the decreased purchase cost of the products for sale from our OEM manufacturers and online traffic purchase costs related to online marketing service on a revenue-sharing basis, which were in line with the decreased sales for the year ended December 31, 2023. Our cost of products sales decreased by 20.9% from approximately $12.2 million for the year ended December 31, 2022 to approximately $9.6 million for the year ended at December 31, 2023. Our online commission fees cost decreased by 49.0% from approximately $2.9 million for the year ended December 31, 2022 to approximately $1.5 million for the year ended at December 31, 2023, primarily due to the decrease in online retail sales as well as decrease in commission paid to live streamers as we used more celebrities and social media influencers with lower commission rates as we diversified our online sales channels.

Operating Expenses

The following table sets forth our operating expenses, both in absolute amount and as a percentage of the total operating expenses, for the periods presented:

	For the Six Months Ended June 30,
	2024		2023
	US$	%	US$	%
Sales and marketing expenses	1,511,749	63.8	924,239	36.8
General and administrative expenses	480,092	20.3	816,008	32.5
Shipping and handling expenses	375,773	15.9	769,916	30.7
Total operating expenses	2,367,614	100.0	2,510,163	100.0

	For the Years Ended December 31,
	2023		2022
	US$	%	US$	%
Sales and marketing expenses	2,561,827	45.8	2,063,071	45.1
General and administrative expenses	1,636,573	29.2	477,518	10.4
Shipping and handling expenses	1,397,028	25.0	2,034,872	44.5
Total operating expenses	5,595,428	100.0	4,575,461	100.0

Sales and marketing expenses

Our sales and marketing expenses primarily consist of (i) compensation to sales personnel, including the salaries, performance-based bonus, and other benefits; (ii) live streaming marketing service fee related to the sales and marketing function; (iii) advertising, marketing and brand promotion expenses; and (iv) other expenses in relation to the sales and marketing activities.

Our selling expenses increased by approximately $0.6 million or 63.6% from approximately $0.9 million for the six months ended June 30, 2023 to approximately $1.5 million for the six months ended June 30, 2024. This increase was primarily due to an increase in our advertising expenditures on online channels to enhance our brand recognition and promote our business initiatives in the first quarter of 2024, which had limited effect on increasing revenue.

Our selling expenses increased by approximately $0.5 million or 24.2% from approximately $2.1 million for the year ended December 31, 2022 to approximately $2.6 million for the year ended December 31, 2023. This increase was primarily due to an increase in our advertising expenditures on both online and offline channels to enhance our brand recognition and promote our business initiatives. We expect our selling expenses to increase as we continue to invest in advertising and promotion to expend our customer base.

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General and administrative expenses

Our general and administrative expenses primarily consist of salaries, bonuses and benefits for employees involved in general corporate functions and other expenses which are related to the general corporate functions, such as depreciation expenses, rental and other general corporate related expenses.

Our general and administrative expenses decreased by approximately $0.3 million or 41.2% from $0.8 million for the six months ended June 30, 2023 to $0.5 million for the six months ended June 30, 2024. The decrease was primarily due to the decrease of initial public offering cost, including consulting fees, attorney fees and audit fees, which has mainly expensed in 2023. We expect general and administrative expenses to decrease as we expect initial public offering cost will not exceed the amount incurred in 2023.

Our general and administrative expenses increased by approximately $1.1 million or 242.7% from $0.5 million for the year ended December 31, 2022 to $1.6 million for the year ended December 31, 2023. The increase was primarily due to an increase of $1.0 million in initial public offering cost, including consulting fees, attorney fees and audit fees. We expect general and administrative expenses to decrease as we expect initial public offering cost will not exceed the amount incurred in 2023.

Shipping and handling expenses

Shipping and handling expenses consist primarily of expenses related to the warehousing, shipping and delivery of products to customers, mainly including rental and personnel costs for warehouses as well as third-party shipping costs. We expect our fulfilment expenses to increase in absolute amounts in the foreseeable future as sales volume of our beauty and personal care products continue to grow.

Our selling and marketing expenses, general and administrative expenses and shipping and handling expenses are mainly driven by the number of our sales, general corporate personnel, marketing and promotion activities and the expansion of our sales network.

Our shipping and handling expenses decreased by approximately $0.4 million or 51.2% from $0.8 million for the six months ended June 30, 2023 to approximately $0.4 million for the six months ended June 30, 2024, which is in line with the decrease in sales for the six months ended June 30, 2024.

Our shipping and handling expenses decreased by approximately $0.6 million or 31.3% from $2.0 million for the year ended December 31, 2022 to approximately $1.4 million for the year ended December 31, 2023, which is in line with the decrease in sales for the year ended December 31, 2023.

Taxation

Cayman Islands

The Company was incorporated in the Cayman Islands as an exempted company with limited liability.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporate tax.

British Virgin Islands

Under the current laws of the British Virgin Islands, entities incorporated in the British Virgin Islands are exempted from income tax on their foreign-derived incomes in the British Virgin Islands. There are no withholding taxes in the British Virgin Islands.

Hong Kong

Our subsidiaries incorporated in Hong Kong, are subject to a two-tiered income tax rate for their taxable income earned in Hong Kong. The first HK$2 million of profits earned by a company is subject to be taxed at an income tax rate of 8.25%, while the remaining profits will continue to be taxed at an income tax rate of 16.5%.

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PRC

Our subsidiaries in the PRC are subject to Enterprises Income Taxes or EIT on their taxable income in accordance with the relevant EIT Law. Pursuant to the EIT Law, which became effective on March 16, 2007 and was amended on December 29, 2018, a uniform 25% enterprise income tax rate is generally applicable to both foreign-invested enterprises, or FIEs and domestic enterprises, except where a special preferential rate applies. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards.

Under the EIT Law, dividends generated after January 1, 2008 and payable by an FIE in the PRC to its foreign investors who are non-resident enterprises are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement. In accordance with the accounting guidance, all undistributed earnings are presumed to be transferred to the parent company and are subject to the withholding taxes. All FIEs are subject to the withholding tax from January 1, 2008. The presumption may be overcome if we have sufficient evidence to demonstrate that the undistributed dividends will be re-invested and the remittance of the dividends will be postponed indefinitely. We did not record any dividend withholding tax, as we have no retained earnings for any of the years presented.

The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a “resident enterprise” and consequently be subject to the PRC income tax at the rate of 25% for its global income. The EIT Law defines the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties and others of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, we do not believe that it is likely that our operations outside of the PRC will be considered a resident enterprise for PRC tax purposes. However, due to limited guidance and implementation history of the EIT Law, there is uncertainty as to the application of the EIT Law. If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a resident enterprise under the EIT Law, it would be subject to enterprise income tax on its worldwide income at a uniform enterprise income tax rate of 25%.

Our PRC subsidiaries registered in PRC are subject to income tax rate of 25%.

Our PRC subsidiaries registered in PRC are subject to value added tax, or VAT, at a rate of 6% for services and 13% for goods, respectively. We are also subject to surcharges on VAT payments in accordance with PRC laws.

Dividends paid by our wholly foreign-owned subsidiary in China to our holding company will be subject to a withholding tax at the rate of 10%. We do not plan to declare and pay dividends in the foreseeable future.

If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a “resident enterprise” under the PRC Enterprise Income Tax Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%. See “Risk Factors -Risks Relating to Doing Business in China - If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Uncertain tax positions

We evaluate each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2024, December 31, 2023 and 2022, we did not have any significant unrecognized uncertain tax positions.

We did not accrue any liability, interest or penalties related to uncertain tax positions in the provision for income taxes line of our consolidated statements of operations for the six months ended June 30, 2024 and 2023 and for the years ended December 31, 2023 and 2022.

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Critical Accounting Policies and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this prospectus. When reviewing our consolidated financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

See our consolidated financial statements and related notes included elsewhere in this prospectus for a description of other significant accounting policies.

Impairment of Right-of-use Assets and Other Long-lived Assets

We review our right-of-use assets, or ROU assets, and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Factors we consider to be important which could trigger an impairment review primarily include:

●	significant underperformance relative to projected operating results;

●	significant changes in the overall business strategy;

●	significant adverse changes in legal or business environment; and

●	significant competition, unfavorable industry trends, or economic outlook.

When these events occur, we measure impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposal. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, we would recognize an impairment loss based on the excess of the carrying value over the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. As of June 30, 2024, December 31, 2023 and 2022, there was no impairment of long-lived assets.

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Revenue recognition

We adopted ASC 606 for all periods presented. According to ASC 606, revenue is recognized when control of the promised good or service is transferred to the customer in an amount that reflects the consideration we expect to receive in exchange for those goods or services, after considering estimated sales return allowances, price concessions, discount and value added tax (“VAT”). Consistent with the criteria of Topic 606, we follow five steps for our revenue recognition: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

We generate revenues primarily from the sale of hair care products, skin care products and personal care products under our Softto brand. Revenue is recognized when the control of the goods is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for the goods. Revenues are recorded net of value-added taxes (“VAT”).

We normally enter into two types of sales agreements with third party distributors of e-commerce platforms:

Distribution Agreements

Pursuant to the distribution agreements we entered, the platform distributors purchase products from us and sell them to end customers under the platform distributors’ names. The platform distributors take control of the products with rights of return if there is quality problem with the products. After taking control of our products, the platform distributors are responsible for selling and fulfilling all obligations in their sales contracts with end customers, including delivering products and providing customer services support. Under the distribution agreement, we entered contractual relationship with the platform distributors instead of end customers. Based on these indicators, we determined the e-commerce platform distributors (as opposed to the end customers) as our customers according to ASC 606-10-55-39. The sales contracts with the platform distributions normally include right to return products within 24 hours after receipt of goods.

Platform Service Agreements

Pursuant to the e-commence platform service agreements we entered, we set up online stores on e-commence platforms to sell the products directly to the customers of the platforms: end consumers. The platforms provide services to support the operations of the online store including processing sales orders from end customers and their advance payments. The platforms charge us service fees based on our sales amount through the online stores periodically. We enter sale contracts directly with the end customers under the sales model. We take control of the products and are responsible for selling and fulfilling all obligations according to our sales contracts with end customers, including delivering products and providing customer service support after sales. Under the sales model, we determine the end customers of e-commence platforms (as opposed to platforms) are our customers according to ASC 606-10-55-39. The sales contracts with end customers normally include a customer’s right to return products within 7 days after receipt of goods.

During 2021 and prior years, we purchased and sold most of products to and from related parties, acting as an agent between the end consumers and suppliers to manage the Softto brand. The related parties were responsible for determining sales strategy and distributing the products through their own sales channels. We did not handle the delivery of the goods, bear any inventory risk, or have discretion in setting sale prices. Our commission was calculated as the difference between the purchase price and the selling price of products. This commission was recognized upon delivery of the products to customers and was reported net under “Revenues from related parties, net” in the consolidated statements of operations for the six months ended June 30, 2024 and 2023 and for the years ended December 31, 2023 and 2022.

Since 2022, we started to build sales team to develop our own sales channels both offline and online. We sell our products directly to wholesalers and end customers, revenues are recognized at gross when control is transferred which typically happens upon delivery. We recognize revenues on a gross basis as we are acting as a principal in these transactions. We execute our own sales strategies, have latitude in establishing sale prices, takes controls of products and are responsible for fulfilling the promises to provide the specified goods.

We determine that there is only one performance obligation under the sales agreement with the e-commerce platform distributors or end customers, which is to transfer control of the ordered products to the customers.

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We recognize revenue from sales to e-commerce platform distributors and end customers upon delivery of the products to their warehouses in an amount equal to the contract sales prices after sales discount and estimated sales allowances for sales returns and rebates. Estimated sales allowances for sales returns, rebates, incentives and price protection are made based on contract terms and historical patterns. For e-commerce business, consumers are generally entitled to return the products purchased within seven days upon receipt without giving any reasons. As of June 30, 2024, June 30, 2023, December 31, 2023 and 2022, we quantified sales return amounts of $37, $441, $774 and $386 for the last seven days of the years then end based on historical return rate of 1~3‰, respectively. Given minimal customer returns historically, we did not reserve for sales returns as of June 30, 2024, December 31, 2023 and 2022.

Contract Assets and Liabilities

A receivable is recorded when we have an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. A contract asset is recorded when we have transferred products to the customer before payment is received or is due, and our right to consideration is conditional on future performance or other factors in the contract. We do not have contract asset as of June 30, 2024, December 31, 2023 and 2022.

Sales to e-commerce platform distributors are on credit terms, and receivables are recorded upon recognition of revenues. Sales through online stores on e-commerce platforms are paid by the end customers using payment channels utilized by the platforms, such as Alipay, WeChat Pay, Douyin Pay and etc.   before we deliver the products. Platforms settle sales payments with us within pre-agreed time frame (i.e. approximately 14 days) after we delivers products to end customers, or when the end customers confirm their receipts of products, whichever is earlier.

A contract liability is recorded when our obligation to transfer goods to a customer has not yet shipped or delivered for which we have received consideration from customers. We present such amounts as contract liability on the consolidated balance sheets. A contract liability is also recorded for the products yet shipped which are the rewards based on the customer incentive plan.

As of June 30, 2024, December 31, 2023 and 2022, contract liability were $352,376, $380,855 and $391,929, respectively, which comprised with $352,376 advance from customers and nil deferred revenue, $380,855 advance from customers and nil deferred revenue, and $253,908 advance from customers and $138,021 deferred revenue, respectively. All contract liability balances at the beginning of the years were realized as part of the total revenue in the following years due to generally short-term duration of contracts. During the six months ended June 30, 2024 and 2023, we recognized $310,063 and $370,100 of revenue from performance obligations satisfied (or partially satisfied) for the contract liabilities carried from prior years, respectively. During the years ended December 31, 2023 and 2022, we recognized $391,929 and $63,329 of revenue from performance obligations satisfied (or partially satisfied) for the contract liabilities as of December 31, 2022 and 2021, respectively.

Leases

We account for lease under ASC Topic 842, Leases. We determine if an arrangement is or contains a lease at inception. Right-of-use assets and liabilities are recognized at lease commencement date based on the present value of remaining lease payments over the lease terms. We consider only payments that are fixed and determinable at the time of lease commencement.

At the commencement date, the lease liability is recognized at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, our incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred. All right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets as of June 30, 2024, December 31, 2023 and 2022.

Operating lease assets are included within “right-of-use assets - operating lease”, and the corresponding operating lease liabilities are included within “operating lease liabilities” on the consolidated balance sheets as of December 31, 2023 and 2022, respectively.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods presented, both in an absolute amount and as percentages of our total revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any particular period are not necessarily indicative of our future trends.

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	For the six months ended June 30,
	2024		2023
	US$	%	US$	%
Total revenues	5,510,970	100.0	6,859,609	100.0
Total cost of revenues	(3,772,631)	(68.5)	(5,089,530)	(74.2)

Gross profit	1,738,339	31.5	1,770,079	25.8

Operating expenses
Selling expenses	(1,511,749)	(27.4)	(924,239)	(13.5)
General and administrative expenses	(480,092)	(8.7)	(816,008)	(11.9)
Shipping and Handling	(375,773)	(6.8)	(769,916)	(11.2)
Total operating expenses	(2,367,614)	(43.0)	(2,510,163)	(36.6)

Operating loss	(629,275)	(11.4)	(740,084)	(10.8)

Interest income	1,399	-	5,566	0.1
Interest income expenses	(267,319)	(4.9)	(259,377)	(3.8)
Other (loss)/income, net	32,738	0.6	(2,415)	-
Loss before income tax	(862,457)	(15.6)	(996,310)	(14.5)
Income tax expense	21,105	0.4	(105,862)	(1.5)
Net loss	(841,352)	(15.3)	(1,102,172)	(16.1)

	For the years ended December 31,
	2023		2022
	US$	%	US$	%
Total revenues	14,952,412	100.0	19,521,678	100.0
Total cost of revenues	(11,101,150)	(74.2)	(15,052,546)	(77.1)

Gross profit	3,851,262	25.8	4,469,132	22.9

Operating expenses
Selling expenses	(2,561,827)	(17.1)	(2,063,071)	(10.6)
General and administrative expenses	(1,636,573)	(10.9)	(477,518)	(2.4)
Shipping and Handling	(1,397,028)	(9.3)	(2,034,872)	(10.4)
Total operating expenses	(5,595,428)	(37.3)	(4,575,461)	(23.4)

Operating loss	(1,744,166)	(11.5)	(106,329)	(0.5)

Interest income	15,338	0.1	2,443	-
Interest income expenses	(520,740)	(3.5)	(53,095)	(0.3)
Other (loss)/income, net	16,219	0.1	(704)	-
Loss before income tax	(2,233,349)	(14.8)	(157,685)	(0.8)
Income tax expense	(52,095)	(0.3)	(291,819)	(1.5)
Net loss	(2,285,444)	(15.1)	(449,504)	(2.3)

Six months ended June 30, 2024 compared to six months ended June 30, 2023

Revenues

Our revenues decreased by approximately $1.3 million or 19.7% from approximately $6.9 million for the six months ended June 30, 2023 to approximately $5.5 million for the six months ended June 30, 2024. The decrease is primarily attributable to the decreased number of online customers due to increasingly competitive online shopping environment. Since May 2022, we started promotion sales through e-commerce platforms, live streams and recommendations by celebrity and social media influencers, which attracted a large number of online customers and generated substantial sales growth in 2022. In 2023 and 2024, due to increasingly competitive online shopping environment, our online retail sales declined.

Cost of revenues

Our total cost of revenues decreased by approximately $1.3 million or 25.9% from approximately $5.1 million for the six months ended June 30, 2023 to approximately $3.8 million for the six months ended June 30, 2024, primarily due to the decreased purchase cost of the products for sale from our OEM manufacturers and online traffic purchase costs related to online marketing service on a revenue-sharing basis, which were in line with the decreased sales for the six months ended June 30, 2024.

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Gross Profit

As a result of the factors set out above, our gross profit decreased by approximately $0.1 million or 1.8% from approximately $1.8 million for the six months ended June 30, 2023 to approximately $1.7 million for the six months ended June 30, 2024. Our gross profit margin increased from approximately 25.8% for the six months ended June 30, 2023 to approximately 31.5% for the six months ended June 30, 2024.

Selling expenses

Our selling expenses increased by approximately $0.6 million or 63.6% from approximately $0.9 million for the six months ended June 30, 2023 to approximately $1.5 million for the six months ended June 30, 2024. This increase was primarily due to an increase in our advertising expenditures on offline channels to enhance our brand recognition and promote our business initiatives.

General and administrative expenses

Our general and administrative expenses decreased by approximately $0.3 million or 41.2% from $0.8 million for the six months ended June 30, 2023 to approximately $0.5 million for the six months ended June 30, 2024. The decrease was primarily due to decrease of initial public offering cost, including consulting fees, attorney fees and audit fees, which has mainly expensed in 2023.

Shipping and handling expenses

Our shipping and handling expenses decreased by approximately $0.4 million or 51.2% from $0.8 million for the six months ended June 30, 2023 to approximately $0.4 million for the six months ended June 30, 2024, primarily due to the decreased in line with the decreased sales for the six months ended June 30, 2024.

Interest income

Our interest income decreased by $4,167 from $5,566 for the six months ended June 30, 2023 to approximately $1,399 for the six months ended June 30, 2024.

Interest expenses

We have interest expenses of $267,319 and $259,377 for the six months ended June 30, 2024 and 2023, respectively, primarily due to interest expenses generated from our short-term loans.

Other (loss)/income, net

Other income was mainly attributable to interest subsidy received from commercial bank and inventory surplus for the six months ended June 30, 2024 and 2023.

Income tax expense

We recorded income tax benefits of $21,105 and income tax expenses of $105,862 for the six months ended June 30, 2024 and 2023, respectively.

Net loss

As a result of the foregoing, we incurred a net loss of approximately $0.8 million and $1.1 million for the six months ended June 30, 2024 and 2023, respectively.

Year ended December 31, 2023 compared to year ended December 31, 2022

Revenues

Our revenues decreased by approximately $4.5 million or 23.4% from approximately $19.5 million for the year ended December 31, 2022 to approximately $15.0 million for the year ended at December 31, 2023. The decrease is primarily attributable to the decreased number of online customers due to increasingly competitive online shopping environment. Since May 2022, we started promotion sales through e-commerce platforms, live streams and recommendations by celebrity and social media influencers, which attracted a large number of online customers and generated substantial sales growth in 2022. In 2023, due to increasingly competitive online shopping environment, our online retail sales declined.

Cost of revenues

Our total cost of revenues decreased by approximately $4.0 million or 26.3% from approximately $15.1 million for the year ended December 31, 2022 to approximately $11.1 million for the year ended at December 31, 2023, primarily due to the decreased purchase cost of the products for sale from our OEM manufacturers and online traffic purchase costs related to online marketing service on a revenue-sharing basis, which were in line with the decreased sales for the year ended December 31, 2023.

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Gross Profit

As a result of the factors set out above, our gross profit decreased by approximately $0.6 million or 13.8% from approximately $4.5 million for the year ended December 31, 2022 to approximately $3.9 million for the year ended December 31, 2023. Our gross profit margin excluding commission revenue increased from approximately 22.8% for the year ended December 31, 2022 to approximately 25.8% for the year ended December 31, 2023.

Selling expenses

Our selling expenses increased by approximately $0.5 million or 24.2% from approximately $2.1 million for the year ended December 31, 2022 to approximately $2.6 million for the year ended December 31, 2023. This increase was primarily due to an increase in our advertising expenditures on both online and offline channels to enhance our brand recognition and promote our business initiatives.

General and administrative expenses

Our general and administrative expenses increased by approximately $1.1 million or 242.7% from $0.5 million for the year ended December 31, 2022 to $1.6 million for the year ended December 31, 2023. The increase was primarily due to an increase of $1.0 million in initial public offering cost, including consulting fees, attorney fees and audit fees.

Shipping and handling expenses

Our shipping and handling expenses decreased by approximately $0.6 million or 31.3% from $2.0 million for the year ended December 31, 2022 to approximately $1.4 million for the year ended December 31, 2023, primarily due to the decreased in line with the decreased sales for the year ended December 31, 2023.

Interest income

Our interest income increased by $12,895 from $2,443 for the year ended December 31, 2022 to $15,338 for the year ended December 31, 2023.

Interest expenses

We have interest expenses of $520,740 and $53,095 for the years ended December 31, 2023 and 2022, respectively, primarily due to interest expenses generated from our short-term loans in the fiscal year 2023.

Other (loss)/income, net

Other income was mainly attributable to interest subsidy received from commercial bank and inventory surplus for the year ended December 31, 2023.

Income tax expense

We recorded income tax expenses of $52,095 and $291,819 for the year ended December 31, 2023 and 2022, respectively. The decrease primarily due to the decrease of taxable income generated from operations in our operating subsidiaries in China.

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Net loss

As a result of the foregoing, we incurred a net loss of approximately $2.3 million and $0.4 million for the years ended December 31, 2023 and 2022, respectively.

Recently Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in Note 2 - “Summary of principal accounting–policies - Recently issued accounting pronouncements” of our consolidated financial statements included elsewhere in this registration statement.

B.	Liquidity and Capital Resources

Cash Flows and Working Capital

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We had an operating loss of approximately $1,744,166 and $106,329 for the years ended December 31, 2023 and 2022, accumulated deficit of approximately $5,749,024 as of December 31, 2023. These conditions raise substantial doubt about the ability to continue as a going concern.

We meet our day-to-day working capital requirements through our ability to successfully execute the business plan of reducing the cost of operations and pursuing potential financing to improve our cash flow from operating and financing activities. Based on cash flow projections from operating and financing activities and the current balance of cash and cash equivalents, we believe that the current balance of cash and cash equivalents and anticipated cash flow from operations upon successful execution of our business plan will be sufficient to meet the cash needs from operations and other commitments for at least the next 12 months after the date that the financial statements are available to be issued.

In order to strengthen our liquidity in the foreseeable future, we have taken the following measures:

(i)	Negotiating with banks in advance for obtaining banking facilities;
(ii)	Taking various cost control measures to tighten the costs of operations;
(iii)	Implementing various strategies to enhance sales and profitability;
(iv)	Negotiating repayment plan with the related parties to settle the loan receivables and accounts receivable.

Management believes that we have adequate resources to continue in operational existence for the foreseeable future. We plan to alleviate the going concern risk through (1) equity financing, (2) other available sources of financing (including debt) from PRC banks and other financial institutions, (3) increasing cash generated from business operations, and (4) collecting receivables and loans from related parties to meet its anticipated working capital requirements for at least the next 12 months. We may, however, need additional capital in the future to fund its operation. There is no assurance that we will be successful in implementing the foregoing plans or that additional financial resources will be available to it on commercially reasonable terms, or at all. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded assets or the amounts and classification of liabilities or any other adjustments that might be necessary should we be unable to continue as a going concern.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. See “Risk Factors — Risks Related to Our financial conditions — We may need additional capital, and financing may not be available on terms acceptable to us, or at all.”

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The following table sets forth a summary of our cash flows for the periods presented:

	For the six months ended June 30,
	2024	2023
Summary Consolidated Cash Flow:
Net cash provided by operating activities	$77,151	$6,411,547
Net cash used in investing activities	(1,655,842)	(10,490,482)
Net cash provided by financing activities	9,181	1,958,620
Effect of exchange rate on cash and cash equivalents	(30,246)	(48,921)
Net change in cash and cash equivalents	(1,599,756)	(2,169,236)
Cash and cash equivalents, at beginning of the period	1,803,497	2,935,924
Cash and cash equivalents, at end of the period	$203,741	$766,688

	For the years ended December 31,
	2023	2022
Summary Consolidated Cash Flow:
Net cash used in operating activities	$(6,026,732)	$(9,082,171)
Net cash provided by (used in) investing activities	2,708,563	(4,184,201)
Net cash provided by financing activities	2,266,749	16,002,420
Effect of exchange rate on cash and cash equivalents	(81,007)	(88,672)
Net change in cash and cash equivalents	(1,132,427)	2,647,376
Cash and cash equivalents, at beginning of the period	2,935,924	288,548
Cash and cash equivalents, at end of the period	$1,803,497	$2,935,924

Operating Activities

Historically, we have financed our operations primarily through cash generated from operations and borrowings from banks. We currently anticipate that we will be able to meet our needs to fund operations in the next twelve months with operating cash flow and existing cash balances. Our net cash provided by operating activities was $77,151 and $6.4 million for the six months ended June 30, 2024 and 2023, respectively. Our net cash used in operating activities was $6.0 million and $9.1 million for the year ended December 31, 2023 and 2022, respectively. We expect to optimize our net operating cash outflows position by taking advantage of diversification of our service and product mix, which leads to higher average sales price in the long run and economies of scale. Furthermore, we will continue to invest in our technology development and branding and marketing activities to attract customers. Along with the improved recognition of our brand by our customers, the operating expenses are not expected to increase proportionately to our revenues and the operating expenses as a percentage of revenues are expected to decrease, which will further improve our net operating cash outflows position.

Our net cash provided by operating activities was approximately $77,151 for the six months ended June 30, 2024. The difference between our net loss of $0.8 million and the net cash provided by operating activities was primarily due to (i) a decrease of account receivable-related parties of approximately $0.1 million, (ii) a decrease of prepayment and other current assets of approximately $0.1 million, (iii) a decrease of advance to suppliers-related parties of approximately $0.6 million, (iv) an increase of other current liabilities of approximately $0.8 million, offset by (v) a decrease of amount due to related parties of approximately $0.3 million, offset by (iv) an increase of amount due from related parties of approximately $0.4 million.

Our net cash provided by operating activities was approximately $6.4 million for the six months ended June 30, 2023. The difference between our net loss of $1.1 million and the net cash used in operating activities was primarily due to (i) a decrease of advance to suppliers– related parties of approximately $2.2 million, (ii) a decrease of prepayment and other current assets of approximately $0.6 million, (iii) a decrease of inventories of approximately $0.2 million, (iv) an increase of account payable to related parties of approximately $4.9 million, offset by (v) an increase of accounts receivable of approximately $0.3 million, a decrease of account payable of approximately $0.1 million, an increase of amounts due from related parties of approximately $0.2 million.

Our net cash used in operating activities was approximately $6.0 million for the year ended December 31, 2023. The difference between our net loss of $2.3 million and the net cash provided by operating activities was primarily due to (i) a decrease of account receivable-related parties of approximately $2.3 million, (ii) a decrease of prepayment and other current assets of approximately $1.3 million, (iii) a decrease of inventories of approximately $0.8 million, offset by (iv) an increase of advance to suppliers to related parties of approximately $8.6 million.

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Our net cash used in operating activities was approximately $9.1 million for the year ended December 31, 2022. The difference between our net loss of $449,504 and the net cash used in operating activities was primarily due to (i) an adjustment of $202,400 in non-cash items, which mainly consisted of depreciation and amortization of $114,141 and provision for inventory reserve of $98,870, (ii) an increase of prepayment and other current assets of approximately $2.0 million, (iii) an increase of inventories of approximately $1.8 million, (iv) an increase of advance to suppliers to related parties of approximately $2.3 million, (v) a decrease of account payable to related parties of approximately $4.6 million, partially offset by an increase of taxes payable of approximately $1.1 million.

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2024 was $1.7 million, mainly due to the increase of loan to related parties of $1.6 million.

Net cash used in investing activities for the six months ended June 30, 2023 was $10.5 million, mainly due to the increase of loan to related parties of $10.5 million.

Net cash provided by investing activities for the year ended December 31, 2023 was $2.7 million, mainly due to the decreased loan to related parties of $2.7 million for their temporarily funding need and the increase of property and equipment purchase of $33,642 and intangible assets purchase of $4,003.

Net cash used in investing activities for the year ended December 31, 2022 was $4.2 million, mainly due to the increased loan to related parties of $4.2 million for their temporarily funding need and the increase of property and equipment purchase of $10,947 and intangible assets purchase of $12,811.

Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2024 was approximately $9,181, primarily attributable to (i) an increase in our borrowings of approximately $1.1 million from PRC commercial banks and financial institution and (ii) repayment made to banks of approximately $1.0 million.

Net cash provided by financing activities for the six months ended June 30, 2023 was approximately $2.0 million, primarily attributable to (i) an increase in our borrowings of approximately $1.2 million from PRC commercial banks and financial institutions and (ii) an increase in our borrowings of approximately $0.8 million from related parties

Net cash provided by financing activities for the year ended December 31, 2023 was approximately $2.3 million, primarily attributable to (i) an increase in our borrowings of approximately $1.1 million from PRC commercial banks and financial institution and (ii) an increase in our borrowings of approximately $1.2 million from related parties.

Net cash provided by financing activities for the year ended December 31, 2022 was approximately $16.0 million, primarily attributable to (i) an increase in our borrowings of approximately $11.9 million from PRC commercial banks and financial institutions and (ii) an increase in the proceeds from capital contribution of approximately $5.2 million.

Trend Information

Other than as described elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material adverse effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause our reported financial information not necessarily to be indicative of future operating results or financial condition.

Holding Company Structure

Softto Inc, our holding company, has no material operations of its own. We conduct our operations primarily through our subsidiaries in the PRC. As a result, our holding company’s ability to pay dividends depends upon dividends paid by our subsidiaries in the PRC. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our subsidiaries in China are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our subsidiaries in China may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

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Inflation

To date, inflation in China has not materially affected our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 2023 and 2022 were increases of 0.2% and 1.75%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future.

Capital Expenditures

Our capital expenditures are incurred primarily in connection with purchase of fixed assets, including office equipment, leasehold improvement, computer and network equipment and intangible assets. Our capital expenditures were approximately $0.06 million and $0.01 million for the six months ended June 30, 2024 and 2023, respectively. Our capital expenditures were approximately $0.04 million and $0.02 million for the years ended December 31, 2023 and 2022, respectively. As of the date of this prospectus, there have been no material commitments for capital expenditures. We intend to fund our future capital expenditures with our existing cash balance, proceeds of bank loans and proceeds from this offering.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

We are subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but we do not anticipate that the final outcome arising out of any such matter will have a material adverse effect on our consolidated business, financial position, cash flows or results of operations taken as a whole. As of the date of this prospectus, we are not a party to any material legal or administrative proceedings.

Quantitative and Qualitative Disclosures about Market Risk

Concentration of credit risk

Financial instruments that potentially subject us to significant concentration of credit risk consist primarily of cash and cash equivalents, accounts receivables and prepayments and other current assets. As of December 31, 2023 and 2022, substantially all of our cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. For the credit risk related to accounts receivable, prepayments and other current assets, we perform ongoing credit evaluations of its customers, borrowers, suppliers and other third parties. We establish an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers, borrowers, suppliers and other third parties. The allowance amounts were immaterial for all periods presented.

We maintain cash with financial institutes, such as banks, in the PRC. Should any bank holding cash become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash with that bank; however, we have not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”). As of June 30, 2024, December 31, 2023 and 2022, $30,971, $993,520 and $2,454,835 of our cash and cash equivalents held by financial institutions were uninsured, respectively.

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Concentration of customers and suppliers

There were no customers accounted for 10% or more of revenue for the six months ended June 30, 2024 and 2023 and for the fiscal years ended December 31, 2023 and 2022.

The following customers accounted for 10% or more of accounts receivable as of June 30, 2024, December 31, 2023 and 2022:

	As of June 30,	As of December 31,
	2024	2023	2022
Customer B (i)	*	*	39.4%
Customer C	39.7%	46.8%	20.1%
Customer D (i)	37.4%	35.1%	19.0%
Customer A (i)	*	*	13.7%

The following supplier accounted for 10% or more of our purchases for the six months ended June 30, 2024 and 2023 and for the fiscal years ended December 31, 2023 and 2022:

	For the six months ended June 30,		For the fiscal years ended December 31,
	2024	2023	2023	2022
Supplier A (i)	85.1%	98.1%	96.6%	85.3%

The following supplier accounted for 10% or more of our accounts payable as of June 30, 2024, December 31, 2023 and 2022:

	As of June 30,	As of December 31,
	2024	2023	2022
Supplier B	*	*	72.6%
Supplier C	31.6%	31.2%	*
Supplier D (i)	17.2%	26.5%	*
Supplier E (i)	22.6%	19.3%	*
Supplier F (i)	10.7%	11.9%	*

* Represents less than 10%

(i) Represents related party

Interest Rate Risk

The Company’s exposure to changes in interest rates relates primarily to the Company’s outstanding debt. While the Company is exposed to interest rate fluctuations, the Company’s interest income and expense are most sensitive to fluctuations in China interest rates. Changes in rates affect the interest earned on the Company’s cash as costs associated with interest paid on the Company’s bank loans. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

Currency convertibility risk

Substantially our operating activities are settled in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with supporting documents.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act and will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

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Liquidity Risk

We are also exposed to liquidity risk which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Inflation risk

Inflationary factors, such as increases in the cost of products that we purchase, personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues from our products do not increase with such increased costs.

Interest rate risk

Our exposure to interest rate risk primarily relates to the interest rate that our deposited cash can earn, on the other hand, interest-earning instruments carry a degree of interest rate risk. In addition, we are exposed to variable interest rate risk principally from our existing RMB denominated bank borrowings, which is mainly concentrated on the fluctuation of interest rates quoted by The People’s Bank of China. An increase will raise the cost of those debts.

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, almost all of our consolidated revenues and consolidated costs and expenses are denominated in RMB. Most of our assets are denominated in RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and RMB. If the RMB depreciates against the U.S. dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

INDUSTRY OVERVIEW

Unless otherwise noted, all the information and data presented in this section have been derived from the industry report from Frost & Sullivan commissioned by us in September 2023 entitled “Independent Study on Personal Care Products Industry” (the “Frost & Sullivan Report”). Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Personal Care Products Industry in the PRC

Personal care products refer to a wide range of consumer products that are used for personal hygiene, grooming, and beautification purposes. These products are typically applied to the human body, hair, skin, or teeth to enhance cleanliness, appearance, and overall personal well-being. Personal care products can be classified by product category into skin care, hair care, bath and shower, hand sanitizers, and others.

The robust expansion of the Chinese economy, accompanied by a rise in per capita income and swift urbanization, has led to an elevated level of consumer purchasing power and greater exposure to global trends. Consequently, individuals have become more mindful of their physical appearance and overall well-being, resulting in an escalating demand for personal care products. The market size of the personal care products industry in the PRC increased from RMB375.9 billion (approximately $50.12 billion) in 2017 to RMB635.6 billion (approximately $84.75 billion) in 2022, with a CAGR of 11.1% from 2017 to 2022. Throughout the forecast period, the personal care products market is anticipated to experience sustained growth, primarily driven by key segments such as skincare, hair care, and hand sanitizers. The market size of personal care products industry in the PRC is expected to reach approximately RMB951.1 billion (approximately $126.81 billion) in 2027, with a CAGR of approximately 8.4% from 2022 to 2027.

Source: Frost & Sullivan

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The rapid growth of e-commerce and digital platforms in the PRC has transformed the way Chinese consumers shop for personal care products. Online channels provide unparalleled convenience, an extensive array of product choices, competitive pricing, and economically viable delivery options, making it easier for Chinese consumers to access and purchase personal care products. The market size of online channel sales of personal care products in the PRC increased from RMB133.1 billion (approximately $17.75 billion) in 2017 to RMB287.9 billion (approximately $38.39 billion) in 2022, with a CAGR of 16.7% from 2017 to 2022. During the forecasting period, propelled by the surging prevalence and preference for e-commerce platforms, social media, and live commerce for product discovery, recommendations, and purchases, the market size of online channel sales of personal care products in the PRC is expected to reach approximately RMB535.5 billion (approximately $71.4 billion) in 2027, with a CAGR of approximately 13.2% from 2022 to 2027.

Source: Frost & Sullivan

Market Drivers of Personal Care Products Industry in the PRC

Growing affluence and urbanization. Rising disposable income has empowered Chinese consumers with increased purchasing power, resulting in heightened demand for diverse personal care products. From skincare and haircare to bath and shower, and oral care, the market is witnessing a surge in demand across various product categories. The growing affluence of the population, coupled with a large consumer base, has contributed significantly to this upward trajectory. Furthermore, rapid urbanization has profoundly impacted consumer behavior and preferences regarding personal care. There is a notable shift in societal norms, placing a greater emphasis on personal appearance and grooming. Chinese consumers are now adopting more sophisticated grooming routines and investing in personal care products as part of their overall pursuit of well-being.

Focus on essential products. The COVID-19 pandemic has left a profound imprint on the social and economic landscape of the PRC. As a result, certain consumer behaviors have undergone notable changes. Within the PRC, a segment of consumers has exhibited heightened price sensitivity, opting for more economical personal care products to manage their budgets effectively. Moreover, during the initial stages of the pandemic, there was a significant upswing in demand for essential personal care items like hand sanitizers and disinfectants. Even as the aftermath of COVID-19 unfolds, there remains a persistent and robust demand for essential personal care products. Consumers now possess a heightened awareness of the pivotal role of personal care products in curbing the transmission of viruses, thus fueling sustained demand in this market segment.

Expansion of online channels. The COVID-19 pandemic has significantly boosted online channel sales in the PRC’s personal care industry. Traditional online platforms such as Tmall and JD.com, along with social media platforms such as WeChat, Weibo, and Douyin, have become influential in promoting products through collaborations with influencers. Additionally, live commerce on platforms such as Taobao Live and Kuaishou has seen remarkable growth, allowing real-time consumer engagement, product demonstrations, and exclusive promotions. These digital channels have transformed the industry’s marketing and distribution landscape, providing convenient access and interactive brand-consumer interactions, driving significant growth in the personal care products industry.

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Future Trends of Personal Care Products Industry in the PRC

Preference for sustainable products and ingredients. The burgeoning inclination of Chinese consumers towards natural and organic personal care products is an evident and growing trend, anticipated to persist in the foreseeable future. Consumers within the PRC are displaying an increased awareness and knowledge regarding the potential health and environmental hazards linked to prevalent ingredients present in personal care items. Consequently, there is a discernible shift towards seeking out safer and more sustainable alternatives. Moreover, the Chinese government has actively enforced more stringent regulations and guidelines pertaining to personal care products. These measures include obligatory ingredient labelling requirements and the prohibition of specific substances. As a result, the demand for cleaner and more sustainable products is projected to be further propelled by these regulatory changes.

Increase in consumer sophistication. There is a notable increase in consumer knowledge and sophistication regarding personal care products. They are becoming more informed and selective in their choices, seeking specialized products that cater to their specific needs, such as those formulated for sensitive scalps. There is a discernible pursuit of high-end products that offer superior quality, evidenced by certain consumer groups’ willingness to invest in hair care and scalp products specifically designed to address particular concerns, as well as those formulated with coveted skincare ingredients endorsed by celebrities. As a result, consumers are willing to pay a premium price for these offerings. This resonance among consumers highlights the importance of brands exploring and meeting these advanced consumer demands, extending products to encompass a broader range of niche segments.

Opportunities of Personal Care Products Industry in the PRC

Growing number of middle-class consumers. Given the consistent economic expansion of the PRC, it is expected that more rural residents will migrate to thriving urban centers in search of more lucrative employment opportunities. Consequently, these individuals will gradually ascend the income hierarchy and integrate into the emerging middle class. As their disposable income rises, the lifestyle of these new middle-class members will undergo modernization. Regarding personal care products, these consumers prefer fashionable or high-end brands to assert their middle-class status. Consequently, the growing population of middle-class consumers presents an opportunity for the personal care product market within the PRC.

Sales channel proliferation. The distinction between online and offline channels for distributing personal care products in the PRC is gradually being eliminated as retailers prioritize meeting the personalized demands of consumers through new retailing. Leveraging big data technology and data analytics, personal care product retailers can gather and analyze data from online and offline sources to understand their customers’ sophistication at an unprecedented level. This knowledge enables them to create seamless, tailored shopping experiences that cater to each individual and distribute their products through the most suitable channels. The potential of this model has yet to be fully utilized in the PRC.

Challenges of Personal Care Products Industry in the PRC

Unmanageable counterfeit products. The proliferation of counterfeit personal care products is having a detrimental impact on the personal care product market in the PRC. Esteemed companies within the industry take immense pride in producing personal care products that are both safe and of high quality. However, unlike genuine products, counterfeit goods do not undergo the rigorous safety substantiation requirements mandated by regulatory authorities. As a result, consumers may knowingly or unknowingly purchase counterfeit personal care products from informal retailers. The prevalence of unregulated counterfeit products within the PRC poses a significant threat to the interests of legitimate manufacturers and jeopardizes consumer safety.

Rapid-changing consumer preferences. As consumer tastes and preferences evolve rapidly, driven by various factors such as cultural influences, emerging trends, and shifting lifestyle choices, manufacturers and retailers must adapt quickly to meet these changing demands. For instance, the rise of digital platforms and e-commerce has accelerated the change in consumer preferences. Online influencers, social media, and user reviews can quickly shape consumer perceptions and preferences. Keeping up with these digital trends and effectively utilizing digital marketing channels become crucial for personal care products companies to remain competitive in the PRC market.

Competitive Landscape of Personal Care Products Industry in the PRC

Presently, the personal care market in the PRC is highly competitive, led by many overseas personal care magnates for years, such as P&G, Unilever, Johnson & Johnson, L’Oreal Paris, etc. Nevertheless, domestic brands are gaining momentum and witnessing a surge in prominence within the PRC market in recent years, with Jahwa holding a market share of 0.8%, Lafang 0.1%, Mingchen 0.08%, and Bawang 0.04% in the personal care market in China in 2022 according to the Frost & Sullivan Report. The Company generated approximately RMB131 million (approximately $17.5 million) in revenue in 2022, accounting for a market share of 0.02% of the personal care market in the PRC.

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Business

Overview

We, through Softto Smart, are engaged in the business of personal care and beauty products, including cleansing, skincare, shampoo and oral care products. We adhere to the goal of being a leader in the Chinese personal care products industry. Softto brand started in 1988 and we have been carrying forward our product development philosophy as “Our product and its quality speak for itself”. The development of the Softto brand since 1988 is as follows:

Softto brand was established in 1988 as one of the earliest private owned consumer product brands in China. In 1994, Softto successfully developed the first high end seaweed weight-loss soap in China, which was exported foreign countries as well, such as Japan, the United States, and South Korea.

By 1998, the Softto Papaya Whitening series, using natural papaya as the main ingredient for beauty and skincare products.

In 2000, Softto launched “Softto Top Ten Beautiful Women Facial Cleanser” featured endorsements from winners and runner-ups of the 2000 World Elite Model Contest in China

In 2003, the renowned actress Ziyi Zhang, who is one of the biggest movie stars in China and has played leading roles in Crouching Tiger, Hidden Dragon and Rush Hour 2 as well as in the Memoirs of a Geisha which earned her nominations for the Golden Globe Award for Best Actress in a Motion Picture Drama, was invited to endorse the Softto “Aqua Crystal” series.

In June 2004, the “Softto” trademark for cosmetic and facial cleanser products (registration number: 1158039) was recognized by the Trademark Bureau of the State Administration for Industry and Commerce as a well-known Chinese trademark.

In 2006, Softto’s shampoo series was granted the “National Exemption of Inspection” product for three years designation by the General Administration of Quality Supervision, Inspection, and Quarantine of China.

In 2007, Softto’s facial cleanser product series were recognized as Well-known brand products by Bureau of Quality Supervision and Inspection of Guangxi Zhuang Autonomous Region.

In 2007, Softto brand shower gel was recognized as Chinese Well-known brand products for three years by the General Administration of Quality Supervision, Inspection, and Quarantine of China.

In 2015, Softto was awarded the title of “National Excellent Enterprise for Quality and Service Integrity.”

In 2019, Softto’s 377VC Essence Lotion won the “Product Innovation Award” at the Huangpu International Cosmetics Technology Innovation Conference.

We keep up with the development and change of trends in personal care products industry in China and pursue constant improvements of our products. We develop and sell every type and model of our products with high standards to meet market and consumer demands, and to provide quality body skin care brand products for Chinese people. We don’t manufacture our products ourselves and we contract OEM manufacturers to produce our products for us and one of the OEM manufacturers is our largest supplier and related party of the Company.

Our product brands mainly include Softto, Softto Oriental Herbs, i-softto, Dakeshu, Qingyuan and Welltop. Our branded products are sold in 238 cities across China. We currently operate under four sales channels: offline direct sales, e-commerce, community group buying and other sales modes.

We generate revenues primarily through sales of our products. During the fiscal years ended December 31, 2023 and 2022, our revenues were approximately $15.0 million and $19.5 million, respectively, and net loss was approximately $2.3 million and $0.4 million, respectively.

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Our Products and Brands

Our products cover the personal care and beauty products for cleansing, skincare, shampoo and oral care. Our brands include Softto, Softto Oriental Herbs, i-softto, Dakeshu, Qingyuan, and Welltop.

Softto branded products are mainly shampoo, body wash, skincare products and they target a broad audience as essential personal care items, covering almost all our markets and age groups and genders of our customers.

Softto Eastern Herbal branded products are mainly Shampoo, body wash, conditioner and they are catering to consumers in third and fourth-tier cities or consumers that seek cost-effective options.

i-softto branded products are mainly mid-to-high-end skincare products, focusing on personalized customization to meet individual needs and targeting consumers aged 22 and above with various skincare requirements.

Qingyuan branded products are mainly plant-based aromatherapy concept shampoo, body wash, primarily aiming at the younger consumers.

Dakeshu branded products are mainly toothpaste and electric toothbrushes for all our markets and consumers.

Welltop branded products are mainly household cleaning products, laundry detergents, disinfectants, hand soaps, fruit and vegetable washes for all our markets and consumers.

Softto brand was established in 1988 as one of the earliest private owned consumer product brands in China. In 1994, Softto successfully developed the first high end seaweed weight-loss soap in China, which was exported foreign countries as well, such as Japan, the United States, and South Korea.

By 1998, the Softto Papaya Whitening series, using natural papaya as the main ingredient for beauty and skincare products.

In 2000, Softto launched “Softto Top Ten Beautiful Women Facial Cleanser” featured endorsements from winners and runner-ups of the 2000 World Elite Model Contest in China

In 2003, the renowned actress Ziyi Zhang, who is one of the biggest movie stars in China and has played leading roles in Crouching Tiger, Hidden Dragon and Rush Hour 2 as well as in the Memoirs of a Geisha which earned her nominations for the Golden Globe Award for Best Actress in a Motion Picture Drama, was invited to endorse the Softto “Aqua Crystal” series.

In June 2004, the “Softto” trademark for cosmetic and facial cleanser products (registration number: 1158039) was recognized by the Trademark Bureau of the State Administration for Industry and Commerce as a well-known Chinese trademark.

In 2006, Softto’s shampoo series was granted the “National Exemption of Inspection” product for three years designation by the General Administration of Quality Supervision, Inspection, and Quarantine of China.

In 2007, Softto’s facial cleanser product series were recognized as Well-known brand products by Bureau of Quality Supervision and Inspection of Guangxi Zhuang Autonomous Region.

In 2007, Softto brand shower gel was recognized as the Chinese Well-known brand products for three years by the General Administration of Quality Supervision, Inspection, and Quarantine of China.

In 2015, Softto was awarded the title of “National Excellent Enterprise for Quality and Service Integrity.”

In 2019, Softto’s 377VC Essence Lotion won the “Product Innovation Award” at the Huangpu International Cosmetics Technology Innovation Conference.

Our Customers

We sell to two types of customers: 1) distributors and wholesalers; and 2) end users/consumers. Currently, we have more than 200 distributors/wholesalers who trust our Softto brand and products and we maintain a healthy and stable relationship with them. We believe we can rely on them for stable and continuous sales orders. The end users and consumers purchase our products at shopping malls, supermarkets or from our online stores on e-commerce platforms. They know Softto branded products through online celebrity live stream, KOL recommendation at various social meida, e-commerce platform advertisement and other online promotions of the Company and finally become the users and consumers of our products.

Our Suppliers

We strictly supervising the various processes such as supplier selection and procurement operation management. we insist on purchasing from formal channels to ensure our product quality from the source so that our consumers can buy better products at appropriate prices.

For the year ended December 31, 2023, top four suppliers accounted for approximately 96.6%, 1.7%, 0.7% and 0.3% of our total purchases, respectively, and 99.3% aggregately. For the year ended December 31, 2022, top four suppliers accounted for approximately 85.3%, 5.3%, 5.2% and 1.2% of our total purchases, respectively, and 97.0% aggregately.

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We have entered into OEM agreements with our largest OEM manufacturer/supplier Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. and the material terms of the OEM agreements between Guangzhou Douyue Technology Innovation Co., LTD. and Guangzhou Yuebang Personal Care Products Co. Ltd, wholly owned operating subsidiaries of the Company (the “Party A”) and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd., the largest manufacturer/supplier of the Company (the “Party B”) include: (i) Party B shall produce and supply the OEM products based upon the specific quantity, specification and quality requirements in the orders confirmed by the Partes; (ii) Party A shall provide its business license and trademark certification for the products and Party B shall complete the inspection and testing application and filing requirement with authorities to ensure the productions of such products meeting the government requirements; (iii) Party B shall ensure the products meeting the national and industry standards as well as the specification in the order; (iv) the package, label and design provided by the Party A shall meet the national and industry standards and Party A shall be responsible for the damaged caused by the infringement of the package design provided by the Party A; (v) Party A shall assume the shipping fee and shall inspect the products upon delivery. Party A shall raise the claim for the quantity issue of the delivery within 7 business day and shall raise the claim for the exterior quality issue of the products within 15 business days. For any interior or hidden defects of the products, Party A may raise the claim during the shelf life of the product. For the products with quality issues, Party A may return the products for a refund or request for a replacement of the products; (vi) Party A shall pay 30% deposit upon the confirmation of the order and remaining 70% shall be paid monthly. Party B shall provide monthly delivery receipts to Party A before the 5th day each month and Party A shall verify the receipts within 5 business days. Party B shall provide VAT invoices to Party A within 3 business days upon Party A’s confirmation and Party A shall make the payment during the last week of such month upon reviewing and confirming the invoices; (vii) Party A shall ensure the drawings, designs, formula, process, trademarks, materials and packages that it provides to Party B do not infringe the intellectual property rights of any third party and shall bear all liabilities if there is any infringement and compensate Party B’s damages; (viii) if Party A fails to make its payment on time, it shall pay a penalty of 0.3% for the unpaid amount each day and Party B has the right to refuse to deliver the products if the delay is more than 10 days. If Party B fails to deliver the products on time, it shall pay a penalty of 0.5% for the undelivered products and party A has the right to terminate the order and refuse to pay as well as any other damages caused to Party A if the delay is more than 10 days; (ix)without Party A’s written consent, Party B shall not subcontract the manufacture to any third party, otherwise, Party A may terminate the agreement immediately and Party B shall refund the deposit and pay a penalty of RMB 500,000 for each such outsourced order; and (x) any disputes arising from the agreement shall be resolved by friendly negotiation and if the disputes cannot be resolved through negotiation, either party may file the lawsuit to the court where this agreement is signed and losing party shall bear all the litigation fees. The term of the OEM agreement between Guangzhou Yuebang Personal Care Products Co. Ltd. and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. is for one year from December 15, 2023 to December 14, 2024. The term of the OEM agreement between Guangzhou Douyue Technology Innovation Co., LTD. and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. is for one year from June 30, 2024 to June 29, 2025.

Sales and Marketing

We currently generate revenues primarily through following channels: (i) offline wholesale, (ii) online retail and (iii) commission fee, which was no longer the main sales channel since 2022.

Offline Wholesale. We sell our products to third party distributors and wholesalers who then sell to their end customers through cosmetics counters in stores, shopping malls, supermarkets, as well as direct sales to consumers and through self-operated counters and other modes. As of December 31, 2022, our products were sold through distributors to more than 1,000 cosmetics counters in various stores in China, including RT-Mart, CR Vanguard, Yonghui, Superstore, CenturyMart, Carrefour, etc. Wholesalers also sell the products through community group buying representative create an online platform or use social media channels to gather orders and collect payments from community members, collectively purchase goods or services in bulk directly from suppliers. Currently, we mainly operate through platforms such as Meituan Selected, Xingsheng Selected and Duo Duo Grocery for our community group buying sales.

Our offline sales channels mainly include distributor alliance, direct sales, and new retail. Distributor alliance customers consist of an alliance of large distributors. The alliance signs a special distribution commitment agreement (the “Alliance Agreement”) with Softto and commit to certain annual volume of product purchase from Softto with preferential prices. The alliance focuses on large sales volumes, preferential prices, and selling customized products. Annually, the alliance and the Company set total sales targets in order to achieve volume for the Company and to receive the preferential prices for alliance members. Each member distributor signs purchase agreement with the Company based on its assigned volume, designated region for distribution and minimum product price by the alliance. The products for these distributors are specifically customized so they will not cause disruption to the price and sales of products through other channels of the Company. Although the gross margins are lower to sell products through the distributors of the alliance, it generates large volume of sales for the Company as the members of the alliance are large distributors in the nation. In 2023, the member distributors of the alliance accounted approximately 34.4% of our total sales. The current Alliance Agreement is between Guangzhou Yuebang Personal care products Co., LTD, a wholly owned subsidiary of the Company (“Party A”) and member distributors of the alliance (“Party B”), and has a term from January 1, 2024 to December 31, 2024. The material terms of the current Alliance Agreement include: (i) Party A authorizes Party B as its lawful distributors for Softto branded products according to the authorization scope in China; (ii) Party B shall not sell any Softto products outside of the approved scope of this agreement and shall not transfer or provide authorization to any third party without Party A’s approval and Party A may terminate the agreement if Party B breaches this term; (iii) Party A shall supply Softto products to Party B with the alliance price to ensure that Party B will enjoy low price and gross margin, however Party B shall not sell such products below agreed prices; (iv) the alliance members shall at least purchase total RMB 40 million products (each of the first and fourth quarters RMB 7.2 million and each of the third and fourth quarter RMB12.8 million ) during the term of this agreement in 2024; (v) if the alliance fails to meet any purchase amount target in any quarter, Party A may refuse to provide additional products; (vi) if the alliance fails to meet its purchase target for two consecutive quarters, Party A may cancel the distribution authorization; (vii) Party B is responsible for the promotion and marketing of Softto products during its sales and such promotion shall be approved by Party A in advance; (viii) no matter whether Party A has approved the promotion, Party B shall be responsible for any false advertisement or exaggeration or any breach of laws by Party B and shall compensation Party A for its damages; (ix) if Party B sells products not in compliance with the price requirement, sells counterfeit products, exceeds its authorization scope or transfers its authorization or fails to timely pay for its purchase prices and fails to cure such breaches after the notification from Party A, Party A may terminate this agreement and Party B shall pay for the damages of Party A; and (x) any dispute relating to this agreement, parties shall resolve it through friendly negotiations; if parties fails to reach an agreement, the dispute shall be submitted to the people’s court of where Party A is located.

Direct sales customers are wholesale distributors and dealers developed by the Company’s own sales representatives and there are no minimum sales goal requirements and we rely on our own sales representatives to maintain the relationship and explore these customers’ needs. We have also developed a new retail business through partnership with Meituan, which is one of the largest online food ordering, delivery and retail companies. We target the customers from Meituan group buying end user consumers. Our partnership with Meituan involves shipping our products to Meituan warehouses for subsequent delivery to customers by Meituan’s express service, with our payments for platform fees and warehouse charges.

We have built a big customer base who are satisfied with our products, and we believe they would recommend our products through word-of-mouth as well as their social networks. We also expand our brand partnership through brand image and channel agent recommendation. We will regularly organize promotion meetings to expand distributors and effectively expand channels. We also regularly participate in expos to show Softto’s brand image and export brand value, such as Shanghai Beauty Expo and Guangzhou Beauty Expo. At the same time, we authorize the alliance to preside over the promotion and sales activities for our branded products.

Online retail. Our online retail generally include four sales channels: (i) traditional e-commerce, similar to Tmall, JD.COM, and Pinduoduo, our operational staffs and employees maintain and manage online stores daily, including visual effects of the store and products as wellas customers placing orders for products through our online stores; (ii) promotional & advertising sales, which refers to the income generated by advertising on major websites and short video platforms to attract consumers to make purchases; (iii) recommendations by celebrities and influencers on social media, through which, we collaborate with internet celebrities, livestream hosts, or influencers to promote and sell products live, offering the influencers commissions based on sales, sometimes with additional upfront fees for top influencers; and (iv) online product distribution, which refers to certain customers requesting large purchases for its offline store needs, with parties signing contracts for the transactions.

Commission fee. During 2021 and prior years, we purchased and sold most of products to and from related parties, acting as an agent between the end consumers and suppliers to manage the Softto brand. The related parties were responsible for determining sales strategy and distributing the products through their own sales channels. We did not handle the delivery of the goods, bear any inventory risk, or have discretion in setting sale prices. Our commission was calculated as the difference between the purchase price and the selling price of products. This commission was recognized upon delivery of the products to customers and was reported net under “Revenues from related parties, net” in the consolidated statements of operations for the years ended December 31, 2023 and 2022. This sales channel was no longer the main channel since 2022.

Technologies and Intellectual Property

Our business is largely dependent on brand recognition and reputation, which are combinations of trademarks, patents, copyrights, domain names, trade names, trade secrets and other proprietary rights in order to distinguish our products from our competitors and it is important for us to protect our intellectual property rights. None of our products have been approved by any regulatory body as safe and effective.

As of the date of this prospectus, we have 178 registered trademarks and 8 patents (7 design patents and 1 invention patent), and 3 registered art works copyrights in China. We also received a certificate for two domain names in China: www.i-softto.com on December 26, 2018, with an expiration date of December 26, 2027 and www.muaskin.com on February 7, 2018, with an expiration date of February 7, 2028.

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The descriptions of our eight patents are as follows:

Patent Name	Patent No.	Scope	Type	Jurisdiction	Expiration Dates
Shampoo bottle	2023301335500		Design Patent	China	03-20-2038

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Dolls (IP images)	202330133633X	Design Patent	China	03-20-2038

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Body lotion bottle	2023301335483	Design Patent	China	03-20-2038

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Packaging bottle (children’s cream)	2023301325566	Design Patent	China	03-20-2038

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Hand soap bottle	2023301336433	Design Patent	China	03-20-2038

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Shower gel packaging bottle (Softto flower essential oil)	2023301336433	Design Patent	China	07-14-2037

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Shower gel packaging bottle (Softto flower essence petal)	202230446931X	Design Patent	China	07-14-2037

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Women’s herbal anti-hair loss and hair growth formula and preparation method and its products and product preparation method	2013100775481	The present invention proposes a female traditional Chinese medicine anti-hair loss and hair growth composition and preparation method and its product and product preparation method, belonging to the field of cosmetics. The herbal anti-hair loss and hair regeneration formula has the following composition and weight parts: Herba Leonuri :10~30 parts, Tribulus terrestris :10~40 parts, Chai Hu :10~30 parts, Codonopsis pilosulae :10~20 parts, Mudan Pi :10~30 parts, Xuan Ginseng :10~40 parts, Comfrey :10~30 parts, Safflower :10~40 parts, Eucommia caryophyllus :20~40 parts, Niu Knees :15~40 parts, Morus nigra :10~40 parts. The composition of the present invention is in accordance with Chinese medicine. The composition of this invention is in line with the theory of traditional Chinese medicine, the therapeutic effect is accurate, high safety and efficiency; Combined with the theory of female hair loss in traditional Chinese medicine, based on the four purposes of dispelling dampness and strengthening the spleen, cooling the blood and dispelling the wind, activating blood circulation and removing blood stasis, and tonifying the liver and kidney, the configuration of traditional Chinese medicine prescription, which makes the prescription more comprehensive, scientific, and reasonable.	Invention Patent	China	03-11-2033

We enter into agreements with our employees and consultants who may have access to our proprietary information upon the commencement of the employment or consulting relationship. These agreements generally provide that all inventions, ideas, discoveries, improvements and copyrightable material made or conceived by the individual arising out of the employment or consulting relationship and all confidential information developed or made known to such individuals during the term of the relationship are exclusive properties of the Company.

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Competition

Presently, the personal care market in the PRC is highly competitive, led by many overseas personal care magnates for years, such as P&G, Unilever, Johnson & Johnson, L’Oreal Paris, etc. Nevertheless, in recent years, Chinese consumers have recognized more and more domestic brands year by year, with Jahwa holding a market share of 0.8%, Lafang 0.1%, Mingchen 0.08%, and Bawang 0.04% in the personal care market in China in 2022 according to the Frost & Sullivan Report, and Made in China has become a new trend. The Company generated approximately RMB131 million (approximately $17.5 million) in revenue in 2022, accounting for a market share of 0.02% of the personal care market in the PRC. According to 2023 McKinsey China Consumer Report: A Time of Resilience (the “Report”), one of the five trends reshaping China consumer’s market is local companies are winning as consumers are choosing local brands for their quality and innovation and not just for cheaper prices, or out of a sense of national pride. The Report states it survey indicates that 49 percent of Chinese consumers think domestic brands are of “better quality” than foreign brands versus 23 percent who believe the converse is true. This finding held true in roughly the same proportion across 12 different product attributes we asked about in the survey by McKinsey. In short, Chinese consumers care less about the origin of a brand and more about the benefits and features it can deliver according to the Report. We believe the development momentum of domestic brands in the Chinese market is strong. Currently, the key domestic players in the personal care industry in the PRC include: Softto, Jahwa, Lovefun, Slek, Difaso,etc.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and are key drivers of our success:

Renowned Brand. With more than 35 years cultivation in the personal care products industry, the Company has become a renowned brand in the PRC. The Company was one of the earliest companies rewarded as “Chinese Well-Known Trademark”. Additionally, the Company also won the honorary titles of “National Exemption from Inspection Product”, “China Top Brand”, “Top 500 Most Valuable Brands in China” over the years. A solid and recognizable brand helps the Company build a solid customer base and have a non-negligible brand influence in the industry.

Strong R&D Capability. We have market-driven research and development team with the capacities and ability of innovations to constantly empower the development of new products and upgrading of existing products. The company currently have a R&D team consisting of 9 people who have an average of 10 years of experience in personal care and beauty products industry. We have eight R& D laboratories, including: 1) three research laboratories of a Cosmetic Research Laboratory, a Skin Care Research Laboratory and a Hair Products Research Laboratory; 2) five testing laboratories of a Semi-finished products testing laboratory, a raw materials testing laboratory, a micro-biological testing laboratory, a packaging testing laboratory and a central control laboratory. The eight R&D laboratories are located in Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd., our OEM manufacturer as we don’t manufacture products and don’t own manufacturing facilities. Our OEM manufacturer that is a related party of the Company has agreed us to set up laboratories in its factory rent free as it is close to the production staffs to provide them with new test results, samples and specifications. As of the date of this prospectus, we own 7 design patents and 1 invention patent in China.

Attractive Product Pricing. The prices of our products are economical and competitive, which are attractive to mass price-sensitive consumers and general public.

Comprehensive Management System and Experienced Management Team. The Company has built an omni-channel sales and an extensive distribution network covering a variety of online and offline channels across the PRC to achieve consumer coverage and market penetration effectively. The Company has a comprehensive management system to help communicate and manage its large amount of distributors. Additionally, the Company has introduced the Amoeba management system to build an adaptive workforce, and has established an information management system centered on ERP (Enterprise Resource Planning), enhancing the Company’s competitiveness in operational management capabilities. Amoeba management system has been introduced into the Company in 2018. Each online and offline sales departments of the Company formulate its own sales strategy, goal and reward system according to its respective business model and performance. Compared to traditional management models, this model can increase the efficiency, stimulate each department and its employees’ sense of responsibility and creativity to quickly respond to the market needs as well as to promote the cooperation and feedback from other departments when such cooperations are needed. When finished products from the suppliers entering to our inventory, a “purchase receipt” is generated and entered into the ERP system. During this process, the warehouse turnover and allocation of products can be reflected in the ERP system. Orders from downstream distributors are also placed in the ERP system, which then automatically generates a “sales delivery note” based on the customer orders and sends the orders to the warehouse manager to initiate the packing and shipping process. This process helps reduce communication costs and labor costs within the Company and reduce human errors. The ERP system accelerates the entire process from purchase receipt to order delivery, while allowing real-time monitoring of inventory turnover and tracking of products nearing expiration dates. It’s a well-organized system that optimizes efficiency and visibility throughout the supply and demand process in the Company. Moreover, the Company has a professional and experienced management team, all equipped with rich experience in the personal care products industry. The solid technical and industrial experience and comprehensive management system have guided the Company to respond to market dynamics swiftly, ensuring continuous and effective operations, and move forward.

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Reliable Product Quality and Continuous Product Iteration. The Company has a strict quality control system, to evaluate the quality of the products by our contract manufacturers every month. If a contract manufacturer fails to meet our requirements, we will terminate its qualification to continue to supply us products. Additionally, every newly developed product of the Company is required to pass a range of tests, including third-party quality inspections, to ensure the quality of such new product. With years of development, the Company has built a R&D team with the capabilities and ability to develop new products and upgrade existing products to respond to the changing of the market and trends in the market.

Our Challenges

We believe that we are currently facing the following challenges to grow and expand our business:

●	Our ability to comply with broad and changing regulatory requirements. Our business faces changing regulatory requirements, including the ever-increasing product safety and quality requirements in China. At the same time, with the growth of online live broadcast and promotion in our industry, the compliance of online advertising and marketing promotion regulatory requirements will affect the our sales and business;
●	Our ability to manage business growth and expansion plans. We started new sales channels in 2023 that have brought us new growth points: offline sales through Meituan community group purchase and online sales through platform advertising, KOL and live streaming. We understand how to manage business growth and make expansion plans and determines along with development trends of the general society. We adjust our business strategy and internal management to ensure that we respond to the changing market demands;
●	Our ability to respond adequately and promptly to the rapid changes in consumer preferences. Consumers’ buying preferences may vary with market conditions, personal income levels, lifestyle, competitors’ advertising, brand attractiveness and other factors. We need to constantly adjust and revise our business and marketing strategies, brand images and product portfolio to adapt to the change of consumers preferences and tastes;
●	Risk of rising raw material prices. The raw materials for our products mainly include chemicals and packaging materials. Fluctuations in raw material prices will directly impact the purchase price between us and the manufacturers of our products, which may adversely affect our gross profit and profit margin.

Our Growth Strategy

In order to enhance our competitive position and expand our market share, we intend to pursue the following strategies and leverage our strengths to further grow our business:

Upgrade and expand product supply through technological innovation. We plan to increase investment in R&D to upgrade our product innovation capability. We will increase research and development to upgrade the existing product series and the peripheral products. With the feedback from the market and consumers, we will continue to innovate in product mix, such as the development of different use, size and packaging for the products in the same series. We will also cooperate with our contract manufacturers with the most advanced production technologies and processes to continuously improve the production efficiency and quality of our products. In addition, we will expand our product line to provide consumers with more novel and practical product choices, whether it is personalized products for specific skin types or innovative products that follow the latest market trends.

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Expand our own sales network. We plan to invest more resources in sales channels and build a diversified sales network. Through cooperation with stars, network celebrities, Kols to use their influence on the internet, we can jointly create online explosive products. We will leverage influence by such celebrities and KOLs on popular platforms for product endorsements and utilize live commerce on short video platforms to help create buzz around our products. We also plan to participate in industry exhibitions like the Shanghai and Guangzhou beauty expos to enhance brand visibility and attract potential partners. We will introduce online explosive products into offline physical stores through cooperation with offline channels, so that more consumers can personally experience and buy our products. In this way, online traffic will provide effective support for the growth of offline sales. We will integrate online explosive products into the platforms such as Meituan Group Buying and other offline Beauty Specialty stores which could provide consumers with actual experiences on our products and drive our growth. By leveraging the collaborations with private group-buying platforms, we can also test different product categories and improve our products and marketing tactics. In addition, we will continue to enter the new retail platforms and strengthen cooperation with the existing retail platforms to further expand the sales network. We will strengthen partnerships with platforms such as Meituan and explore collaborations with other community platforms to expand our sales network further. With the large customer base and good marketing capabilities on such platforms, we could reach a wider group of potential customers and drive sales growth through this channel.

Enhance our ability to attract, incentivize and retain talented professionals. As a well-established company, we have a reputable brand history and unique corporate culture. We focus to create a positive, harmonious and passionate work environment where talented people can find a sense of belonging and development opportunities. We will continue to strengthen the training of internal talents, focus on creating a learning organization, and encourage employees to continuously improve their abilities with the growth of the company. We will actively pursue and attract more talents with rich industry experience and innovative consciousness to our company. Through the combination of internal and external talents, we will build a workforce that pursues efficient management and diversity.

Seek strategic partnerships and acquisitions. We will actively seek strategic partners around the world to achieve diversified development, both upstream and downstream, as well as research institutions. Our company is seeking opportunities to acquire and merge with suppliers, competitors, and contract manufacturers. The company will also explore the opportunities to develop the U.S. market through online platform. In addition, we plan to acquire potential emerging companies in related industries, strengthen our product innovation and market expansion capabilities, and increase market share. We also plan to acquire certain research institutions to strengthen our R&D capabilities and technological innovation abilities to add new competitive advantages to our products and services. However, there are no specific projects in the pipeline yet.

Employees

As of December 31, 2023 and December 31, 2022, we had 55 and 56 employees, respectively. The following table sets forth the breakdown of our employees as of December 31, 2023, by function:

Category	Number of Employees	Percentage of workforce
Online Business Unit	26	47%
Offline Business Unit	13	24%
Finance Department	7	13%
General Manager Office	4	7%
Human Resources Department	4	7%
Administration Department	1	2%
Total	55	100%

As of December 31, 2023, all of our employees were based in Guangzhou, China, where our principal executive offices are.

As required by PRC regulations, we participate in various government statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan, and a housing provident fund. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses, and certain allowances for our employees, up to a maximum amount specified by the local government from time to time. As of the date of this prospectus, we have made adequate employee benefit payments. However, if the relevant authorities found that we failed to make adequate payments, we may be required to make up the contributions for these plans as well as to pay late fees and fines. See “Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

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We enter into standard labour and confidentiality agreements with our employees. We believe that we maintain a good working relationship with our employees, and we have not experienced any major labour disputes.

Facilities

Our principal executive office is located in Guangzhou city, Guangdong Province, China, where we leases approximately 1,029 square meters for office spaces. The leases will expire on September 30, 2024, which can be renewed upon mutual agreement with our landlord. Our leased premises are leased from unrelated parties who either have valid titles to the relevant properties or proper authorization from the titleholder to sublease the properties, as disclosed in the following table:

Property Address	Lessor	Annual Rent	Lease Expiration Date	Purposes/Use
Guangzhou Yuebang	RUNHONG LI	RMB224,976	9/30/2024	Office
Guangzhou Haoyuan	RUNHONG LI	RMB224,976	9/30/2024	Office
Guangzhou Douyue	RUNHONG LI	RMB213,468	9/30/2024	Office
Tikas Guangzhou	RUNHONG LI	RMB213,468	9/30/2024	Office

We believe that we will be able to obtain adequate facilities, principally through leasing, to accommodate our future expansion plans.

Insurance

The Company does not carry any business interruption insurance, product liability insurance, or any other insurance policy. Each of our operating subsidiaries offers employees social security insurance including endowment insurance, medical insurance, unemployment insurance, maternity insurance, employment injury insurance and housing provident fund as required by China government regulations.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

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REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

The relevant regulations promulgated by such government authorities are described below.

Regulations Relating to Cosmetics

Production and Sales of Cosmetics

According to Regulation on the Supervision and Administration of Cosmetics (Order No. 727 of the State Council of PRC), which became effective on January 1, 2021, and the Measures for the Supervision and Administration of Production and Operation of Cosmetics which was issued on August 2, 2021 and became effective on January 1, 2022, whoever engages in the production of cosmetics within the territory of the PRC shall file an application for a cosmetics production license with the drug supervision and administration department of the people’s government of the province, autonomous region, or municipality directly under the Central Government at the place where it is located. Cosmetic registrants and recordation entities may produce cosmetics by themselves or by entrusting other enterprises. In the case of entrusted production of cosmetics, a cosmetic registrant or recordation entity shall entrust an enterprise that has obtained the corresponding cosmetics production license, and supervise the production activities of the entrusted enterprise to ensure that it produces cosmetics according to statutory requirements. Cosmetic manufacturers and distributors shall store and transport cosmetics in accordance with the provisions of relevant laws and regulations and the requirements indicated on cosmetic labels, and inspect on a regular basis and handle in a timely manner the deteriorated or expired cosmetics. The cosmetic distributors on the E-commerce platform shall disclose the information on the cosmetics they distribute in a comprehensive, truthful, accurate and timely manner. The content of cosmetics advertisements shall be authentic and legal. No cosmetic advertisement may expressly or impliedly indicate that the product has any medical effect, contain any false or misleading information, or deceive or mislead consumers. Where any cosmetics registrant or recordation entity finds any quality defect or other problem in the cosmetics that may endanger the human health, it shall immediately stop the production, recall the cosmetics that have been sold on the market, notify the relevant cosmetics operators and consumers to stop the operation and use, and record the situations of recall and notification. The cosmetics registrants or recordation entities shall take remedial measures, harmless disposal or destruction measures for the recalled cosmetics, and report the information of recall and disposal to the drug supervision and administration department of the people’s government of the province, autonomous region, or municipality directly under the central government at the place where it is located. In addition, new cosmetic ingredients mean the natural or artificial ingredients that are used in cosmetics for the first time in the PRC. New cosmetic ingredients that have the functions of preventing corrosion, sunscreen, coloring, hair coloring, and freckle removal and whitening shall be registered with the competent drug regulatory authorities prior to use by the registrant of new cosmetic ingredients rather than the registrant of cosmetics.

According to the Safety and Technical Standards for Cosmetics (Version 2015), which became effective on the December 1, 2016, the production of cosmetics shall comply with the requirements of the specifications for the production of cosmetics, and the production process of cosmetics shall be scientific and reasonable to ensure product safety.

According to the Measures for the Administration of Cosmetic Labels which was issued on August 27, 2007 and became effective on September 1, 2008, the smallest sales unit of cosmetics shall be labeled. The labels shall comply with the requirements of the relevant laws, administrative regulations, departmental rules, compulsory national standards and technical specifications. The contents of the labels shall be lawful, authentic, complete and accurate and consistent with the relevant contents registered or filed for record.

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According to the Measures for the Supervision and Administration of the Online Operation of Cosmetic which was issued on March 31, 2023 and became effective on September 1, 2023, the cosmetic operators operating through other online services are required to establish and execute a record-checking system for goods. The operators are also required to fulfil their obligation to reveal the information about their cosmetics, and they should also cooperate with the e-commerce platform operator of cosmetics for the administration of quality and product safety. Once the operators spot any cosmetic with quality defects or could cause damage to the human body, they should stop the sale immediately and inform the relevant entity who made the registration or the filling. In addition, the operators should, in accordance with the relevant laws and regulations, label and store their cosmetics, regularly check upon the cosmetics, and dispose of the ones that are deteriorated or have passed the expiry date. As of the date of this prospectus, we are in compliance with each applicable regulation described in this subsection.

Registration and Recordation of Cosmetics

According to Regulation on the Supervision and Administration of Cosmetics, within the territory of the PRC, the medical products administration conducts registration administration of special cosmetics and new cosmetic raw materials with a high degree of risks, and conducts recordation administration of general cosmetics and other new cosmetic raw materials. According to the Measures for the Administration of the Registration and Recordation of Cosmetics (Order No. 35 of the State Administration for Market Regulation, or the SAMR), which became effective on May 1, 2021, a registrant or recordation entity of cosmetics and new cosmetic raw materials shall, when applying for registration or undergoing recordation formalities, comply with the requirements of applicable laws, administrative regulations, compulsory national standards and technical specifications, and be responsible for the veracity and scientific of the materials submitted.

According to Notice of the State Food and Drug Administration on Issuing the Provisions on the Acceptance of Cosmetic Administrative Licensing Application (No. 856 [2009] of the State Food and Drug Administration),which became effective on April 1, 2010, and Notice of the State Food and Drug Administration on Strengthening the Administration of the Recordation of Domestic Non-special Use (No. 118 [2009] of the State Food and Drug Administration), which became effective on April 3, 2009, domestic special-use cosmetics are subject to administrative licensing management, and domestic non-special-use cosmetics are subject to recordation administration. The cosmetics manufacturer shall apply for administrative licensing of domestic cosmetic products in China. We don’t manufacture cosmetics and the cosmetics that we sell are produced by other companies who have such licenses, therefore we, as a distributor, are not required to apply for an administrative license for cosmetics. As of the date of this prospectus, we are in compliance with this regulation in the PRC in sales of our products as we don’t manufacture any products.

Regulations Relating to Foreign Investment

The PRC Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which has taken effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies a regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

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According to the Foreign Investment Law, the State Council will publish or approve to publish a catalogue for special administrative measures, or the “negative list.” The Foreign Investment Law grants national treatment to foreign invested entities, except for those foreign invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list”. The NDRC and the MOFCOM promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) (the “2021 National Negative List”) and the Special Administrative Measures (Negative List) for Foreign Investment Access in Pilot Free Trade Zones (2021 Edition) (the “2021 FTZ Negative List”) (collectively the “2021 Negative Lists”) on December 27, 2021, which took effect on January 1, 2022. Compared to the last Special Administrative Measures for Market Access of Foreign Investment (Negative List) promulgated by the NDRC and the MOFCOM in June 2020, the 2021 Negative Lists cuts down the number of items restricted or prohibited to foreign investors from 33 to 31, widening access to more industries and fields. However, the 2021 Negative Lists prescribe that any domestic enterprise engaging in businesses prohibited by the Negative Lists that lists, issues securities and trades shares overseas must obtain pre-approval consent from relevant competent regulator; overseas investors must not engage in the operation and management of the enterprise, and the percentage of foreign shareholding is subject to the relevant provisions in the administrative measures for domestic securities investments by foreign investors. The Foreign Investment Law provides that foreign invested entities operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities.

Furthermore, the Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that local governments shall abide by their commitments to the foreign investors; foreign-invested enterprises are allowed to issue stocks and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; mandatory technology transfer is prohibited; and the capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within China, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or the foreign investment enterprise should be imposed legal liabilities for failing to report investment information in accordance with the requirements.

This new Foreign Investment Law has provided a more transparent foreign investment environment in China. Particularly, this new law has changed the regulatory procedure from a pre-approval requirement to the negative list system, which means the foreign invested company may engage in any business activities that are not in the negative list and pre-approval is not required anymore.

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Negative List Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment promulgated and as amended from time to time by MOFCOM and National Development and Reform Commission (the “NDRC”) and MOFCOM. The NDRC and the MOFCOM promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) (the “2021 National Negative List”) and the Special Administrative Measures (Negative List) for Foreign Investment Access in Pilot Free Trade Zones (2021 Edition) (the “2021 FTZ Negative List”) (collectively the “2021 Negative Lists”) on December 27, 2021, which took effect on January 1, 2022. Industries listed in the 2021 Negative Lists are divided into two categories: restricted and prohibited. Industries not listed in the 2021 Negative Lists are generally deemed as constituting a third “permitted” category. Establishment of wholly foreign-owned enterprises is generally allowed in permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. Any domestic enterprise engaging in businesses prohibited by the Negative Lists that lists, issues securities and trades shares overseas must obtain pre-approval consent from relevant competent regulator; overseas investors must not engage in the operation and management of the enterprise, and the percentage of foreign shareholding is subject to the relevant provisions in the administrative measures for domestic securities investments by foreign investors.

On December 26, 2019, the State Council issued the Implementation Regulations for the Foreign Investment Law, or the Implementation Regulations which came into effect on January 1, 2020. According to the Implementation Regulations, in the event of any discrepancies between the Foreign Investment Law, the Implementation Regulations and relevant provisions on foreign investment promulgated prior to January 1, 2020, the Foreign Investment Law and the Implementation Regulations shall prevail. The Implementation Regulations also indicated that foreign investors that invest in sectors on the Negative List in which foreign investment is restricted shall comply with special measures with respect to shareholding, senior management personnel and other matters stipulated in the Negative List.

Our operating subsidiaries engage in manufacturing and sales of beauty and personal care products in China, which are not within the category for which foreign investment is restricted under the current 2021 Negative Lists or other PRC Laws.

Regulations Relating to Intellectual Property Rights

The PRC has adopted comprehensive legislation governing intellectual property rights, including copyrights, patents, trademarks, and domain names.

Copyright.

In accordance with the Copyright Law of the PRC promulgated by the SCNPC on September 7, 1990, amended on February 26, 2010 and November 11, 2020, Chinese citizens, legal persons or other entities own the copyright in their works whether published or not, including written works, oral works, music, comedy, arts of talking and singing, dance and acrobatics, work of art and architecture work, photographic works, cinematographic work and work created by the method similar to the film production method; engineering design drawing, product design drawing, map, sketch and other graphic works and model works, computer software and other works specified by laws and administrative regulations. The rights a copyright owner has include but not limited to the following rights of the person and property rights: the right of publication, right of authorship, right of modification, right of integrity, right of reproduction, distribution right, rental right, right of network communication, translation right and right of compilation.

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In accordance with the Regulations on the Protection of Computer Software promulgated by the State Council on December 20, 2001 and last amended on January 30, 2013, Chinese citizens, legal persons or other entities own the copyright, including the right of publication, right of authorship, right of modification, right of reproduction, distribution right, rental right, right of network communication, translation right and other rights software copyright owners shall have in software developed by them, regardless of whether it has been published.

In accordance with the Measures for the Registration of Computer Software Copyright promulgated by the National Copyright Administration on April 6, 1992 and last amended on February 20, 2002, software copyrights, exclusive licensing contracts for software copyrights and software copyright transfer contracts shall be registered, and the National Copyright Administration shall be the competent authority for the administration of software copyright registration and designates the Copyright Protection Center of China as a software registration authority. The Copyright Protection Center of China shall grant a registration certification to a computer software copyright applicant who complies with regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark.

The Trademark Law of the PRC promulgated in August 2013 which took effect in May 2014 (the “Trademark Law”), and revised in 2019, and its implementation rules protect registered trademarks. The Trademark Office of National Intellectual Property Administration, PRC, formerly the PRC Trademark Office of the State Administration of Market Regulation is responsible for the registration and administration of trademarks throughout the PRC. The Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, such application for registration of this trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain Name.

Domain names are protected under the Administrative Measures for Internet Domain Names promulgated by MIIT on August 24, 2017, effective on November 1, 2017 (the “Domain Name Measures”). MIIT is the major regulatory body responsible for the administration of the PRC internet domain names. The Domain Names Measures has adopted a “first-to-file” principle with respect to the registration of domain names. According to the Domain Name Measures, domain name applicants are required to duly register their domain names with domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedures.

The Company has registered its trademarks, patents, and domain names with competent regulatory agencies in China. We may be, from time to time in the future, subject to legal proceedings and claims relating to the intellectual property rights of others. See Risk Factors- Risks Related to Our Business: We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

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Regulations Relating to Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Tax Evasion With Respect to Taxes On Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 consecutive months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. We believe our corporate structure has made us eligible for such a reduced rate once we become a resident enterprise in Hong Kong. The qualification of HK resident enterprise focuses on de facto management. As of the date of this prospectus, we do not have a management team in Hong Kong and would most likely not be considered an HK resident enterprise and therefore would not be eligible for the reduced 5% withholding tax rate.

Regulations on Enterprise Income Tax

PRC enterprise income tax is calculated based on taxable income, which is determined under (i) the PRC Enterprise Income Tax Law, or the EIT Law, promulgated by the NPC and implemented in January 2008 and amended in March 2017, and December 2018, respectively, and (ii) the implementation rules to the EIT Law promulgated by the State Council and implemented in January 2008. The EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in the PRC, including foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions.

In addition, according to the EIT Law and its implementation rules, enterprises registered in countries or regions outside the PRC with “de facto management bodies” located within China may be considered to be PRC resident enterprises and will be subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The implementation rules of the EIT Law define “de facto management bodies” as establishments that exercise full and substantial control over and overall management of the business, productions, personnel, accounts, and properties of an enterprise. The only detailed guidance currently available for the definition of  “de facto management body” as well as the determination and administration of tax residency status of offshore-incorporated enterprises are set forth in the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies issued by the SAT in April 2009, or Circular 82, and the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version) issued by the SAT in July 2011, or Bulletin No. 45, which provides guidance on the administration as well as the determination of the tax residency status of a Chinese-controlled offshore-incorporated enterprise, defined as an enterprise that is incorporated under the law of a foreign country or territory and that has a PRC company or PRC corporate group as its primary controlling shareholder.

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According to Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:

●	the primary location of the day-to-day operational management and the places where they perform their duties are in the PRC;

●	decisions relating to the enterprise’s financial and human resource matters are made or are subject to the approval of organizations or personnel in the PRC;

●	the enterprise’s primary assets, accounting books and records, company seals and board and shareholder resolutions are located or maintained in the PRC; and

●	50% or more of voting board members or senior executives habitually reside in the PRC.

Bulletin No. 45 further clarifies certain issues related to the determination of tax resident status and competent tax authorities. It also specifies that when provided with a copy of Recognition of Residential Status from a resident Chinese-controlled offshore-incorporated enterprise, a payer does not need to withhold income tax when paying certain PRC-sourced income such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

We believe that we are not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Regulations on Income Tax for Share Transfers

According to the Announcement of the SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Circular 7, promulgated by the SAT in February 2015, if a non-resident enterprise, such as the Company, transfers the equity interests of a PRC resident enterprise indirectly through the transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise through or in a public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and treat the indirect equity transfer as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%. Under the terms of Circular 7, the transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes: (i) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (ii) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territory; (iii) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; and (iv) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties. In October 2017, the SAT issued the Bulletin of SAT on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Bulletin 37, which, among others, repeals certain rules stipulated in Circular 7. Bulletin 37 further details and clarifies the tax withholding methods in respect of income of non-resident enterprises.

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Regulations on PRC Value-Added Tax and Business Tax

Pursuant to applicable PRC tax regulations, any entity or individual conducting business in the service industry is generally required to pay a business tax at the rate of 5% on the revenues generated from providing such services. However, if the services provided are related to technology development and transfer, such business tax may be exempted subject to approval by the relevant tax authorities. Pursuant to the Provisional Regulations on Value-Added Tax of the PRC and its implementation regulations, unless otherwise specified by relevant laws and regulations, any entity or individual engaged in the sales of goods, provision of processing, repairs and replacement services, and importation of goods into China is generally required to pay a value-added tax, or VAT, for revenues generated from sales of products, while qualified input VAT paid on taxable purchase can be offset against such output VAT.

In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In March 2016, the Ministry of Finance and the State Administration of Taxation further promulgated the Notice on Fully Promoting the Pilot Plan for Replacing Business Tax by Value-Added Tax, which became effective on May 1, 2016. Pursuant to the pilot plan and relevant notices, VAT is generally imposed in lieu of business tax in the modern service industries, including the VATS, on a nationwide basis. VAT of a rate of 6% applies to revenue derived from the provision of some modern services. Certain small taxpayers under PRC law are subject to reduced value-added tax at a rate of 3%. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the modern services provided.

On April 4, 2018, the Ministry of Finance and the State Administration of Taxation issued the Notice on Adjustment of VAT Rates, which came into effect on May 1, 2018. According to the abovementioned notice, the taxable goods previously subject to VAT rates of 17% and 11%, respectively, become subject to lower VAT rates of 16% and 10%, respectively, starting from May 1, 2018. Furthermore, according to the Announcement on Relevant Policies for Deepening Value-added Tax Reform jointly promulgated by the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs, which became effective on April 1, 2019, the taxable goods previously subject to VAT rates of 16% and 10%, respectively, become subject to lower VAT rates of 13% and 9%, respectively, starting from April 1, 2019.

Regulations on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, which were most recently amended in August 2008. Under the Foreign Exchange Administration Regulations, payments of current account items, such as profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China.

In August 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (“SAFE Circular 142”), regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC.

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In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. Any violation of Circular 142 may result in severe penalties, including substantial fines.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expense accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders, no longer require approval or verification from SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously.

In addition, SAFE promulgated another circular in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration, and banks must process foreign exchange business relating to direct investment in the PRC based on the registration information provided by SAFE and its branches.

In July 2014, SAFE further reformed the foreign exchange administration system in order to satisfy and facilitate the business and capital operations of Foreign-Invested Enterprises and issued the Circular of the State Administration of Foreign Exchange on the Pilot Reform of the Administrative Approach Regarding the Settlement of the Foreign Exchange Capitals of Foreign-Invested Enterprises in Certain Areas (“Circular 36”), in July 2014. This circular suspends the application of Circular 142 in certain areas and allows a Foreign-Invested Enterprise registered in such areas to use the RMB capital converted from foreign currency registered capital for equity investments within the PRC.

On February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Pursuant to SAFE Notice 13, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, will directly examine applications and manage registrations.

On March 30, 2015, SAFE promulgated SAFE Circular 19 to expand the reform nationwide. SAFE Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. SAFE Circular 19 allows foreign-invested enterprises to make equity investments by using RMB funds converted from foreign exchange capital. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB funds converted from foreign exchange capital for expenditure beyond the enterprise’s business scope, providing entrusted loans, or repaying loans between non-financial enterprises.

On June 9, 2016, SAFE issued SAFE Circular 16, which took effect on the same day. Compared to SAFE Circular 19, SAFE Circular 16 provides that, in addition to foreign exchange capital, foreign debt funds and proceeds remitted from foreign listings should also be subject to the discretional foreign exchange settlement. In addition, it also lifted the restriction that foreign exchange capital under the capital accounts and the corresponding RMB capital obtained from foreign exchange settlement should not be used for repaying the inter-enterprise borrowings (including advances by a third party) or repaying bank loans in RMB that had been sub-lent to the third party.

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In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting profits. Moreover, pursuant to Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements and provide board resolutions, contracts, and other proof when completing the registration procedures in connection with an outbound investment.

Based on the foregoing, if we intend to provide funding to our WFOE through capital injection, we should file with the State Administration for Market Regulation or its local counterparts, via the foreign investment comprehensive administrative system and register such funding with local banks for foreign exchange related matters.

In October 2019, SAFE promulgated Circular 28 to further promote the facilitation of cross-border trade and investment and relax certain restriction on foreign exchange settlement. PRC residents or entities who had contributed legitimate onshore or offshore interests or assets to SPVs but had not obtained registration as required before the implementation of SAFE Circular 37 must register their ownership interests or control in the SPVs with qualified banks. An amendment to the registration is required if there is a material change with respect to the SPV registered, such as any change of basic information (including change of the PRC residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, and mergers or divisions. Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentations about or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

All our current Chinese resident shareholders have completed the initial registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. Failure to comply with the registration procedures set forth in Circular 37 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate, the capital inflow from the offshore entities and settlement of foreign exchange capital, and may also subject relevant onshore company or PRC residents to penalties under PRC foreign exchange administration regulations.

Regulations on Stock Incentive Plans

SAFE promulgated the Stock Option Rules in February 2012, replacing the previous rules issued by SAFE in March 2007. Under the Stock Option Rules and other relevant rules and regulations, PRC residents who participate in stock incentive plans in an overseas publicly-listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a stock incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC subsidiary of the overseas publicly listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of the participants. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or other material changes. The PRC agent must, on behalf of the PRC residents who have the right to exercise the employee share options, apply to SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas-listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents.

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We have not adopted any stock incentive plans as of the date of this prospectus.

Regulations on Dividend Distribution

Under our current corporate structure, we may rely on dividend payments from WFOE, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing the distribution of dividends of foreign-invested enterprises include the newly enacted Foreign-Investment Law, which came into effect on January 1st, 2020, and its implementation rules. Under these laws and regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations on Overseas Listings

On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. We are subject to the relevant filing procedures of the CSRC in connection with our overseas offerings under the New Overseas Listing Rules, including the public offering pursuant to this registration statement.

See “Risk Factors—Risks Related to Doing Business in China—The filing with the China Securities Regulatory Commission (“CSRC”) is required in connection with this offering under New Overseas Listing Rules, and, if required, we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely file with the CSRC for this offering.”

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Regulations Relating to Employment

Pursuant to the Labor Law of PRC, promulgated by the NPC in July 1994 and revised in August 2009 and December 2018 (the “Labor Law”), and the Labor Contract Law of PRC, promulgated by the Standing Committee of the NPC in June 2007 and amended in December 2012 (the “Labor Contract Law”), employers must execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and paying the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds based on local annual minimum salary standard or certain percentage of the local annual average compensations to works (“Social Insurance Payment Base”). We participate in employee benefit plans and have made contributions to such plans required by current PRC laws and regulations. If enterprises are required to contribute to the plans or funds based on a higher Social Insurance Payment Base under the new regulations or policies in the future, we may have to make more contributions to such plans for our employees.

We intend to comply with the new regulations and policies applicable to employee benefit plans set forth through time. As of the date of this prospectus, we have signed written employment contracts with all of our employees and paid all the benefits packages as required by law. In addition, the PRC Individual Income Tax Law requires companies operating in China to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Yuhao Liang	28	Chief Executive Officer, Director and Chairman of the Board
Yue Chang	38	Chief Financial Officer
Luhan Wang	28	Director
		Independent Director Nominee
		Independent Director Nominee
		Independent Director Nominee

*	Each of [ ] has indicated his consent to serve as an independent director upon the formal appointment by the board of directors prior to the effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Biography

Mr. Yuhao Liang

Mr. Yuhao Liang was appointed as a director of the Board on November 27, 2023. He was appointed as the Chief Executive Officer of the Company and Chairman of the Board on January 14, 2025. Since May 2019, Mr. Liang has served as the Chief Executive Officer of Softto Smart Brand Management Co., Ltd., a wholly owned operating subsidiary of the Company. Mr. Yuhao Liang received his bachelor’s degree in economics from Portland State University in 2018.

Ms. Yue Chang

Ms. Yue Chang was appointed as the Chief Financial Officer of the Company on January 13, 2025. Ms. Chang has served as financial controller of Softto Smart Brand Management Co., Ltd. since May 2023. From July 2017 to May 2023, Ms. Chang served as CFO of ELE GROUP. From Augus 2016 to July 2017, Ms. Chang served as financial manager of Guangdong Zhongshang Huimin E-commerce Co., Ltd. From November 2012 to January 2016, Ms. Chang served as a project manager at Tianjin Zhongshenlian Accounting Firm Guangdong Branch. Ms. Chang received her bachelor’s degree in accounting from WenHua College in June 2008.

Ms. Luhan Wang

Ms. Luhan Wang was appointed a director of the Board on January 13, 2025. From July 2018 to December 2023, Ms. Wang worked at Dazhou Zhengjia Building Materials Sales Co., Ltd., first at the sales department and subsequently as the assistant to the general manager in 2020. From April 2024 to August 2024, Ms. Wang served as the deputy general manager of Softto Smart Brand Management Co., Ltd. and was promoted to general manager of Softto Smart in September 2024. Ms. Wang received her bachelor’s degree from Sichuan Conservatory of Music in July 2018 and holds a Teacher’s Qualification Certificate in China.

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Employment Agreements, Director Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to these agreements, each of our executive officers is employed for an initial term of one year, renewable upon mutual agreement of the Company and the executive officer.

The executive officers are entitled to a fixed salary and to participate in our equity incentive plans, if any, and other company benefits, each as determined by the board of directors from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or material breach of any term of any employment or other services, confidentiality, intellectual property or non-competition agreements with the Company. In such case, the executive officer will solely be entitled to accrued and unpaid salary through the effective date of such termination, and his/her right to all other benefits will terminate, except as required by any applicable law. The executive officer is not entitled to severance payments upon any termination.

The executive officer may voluntarily terminate his/her employment for any reason, and such termination shall take effect 30 days after the receipt by the Company of the notice of termination. Upon the effective date of such termination, the executive officer shall be entitled to (a) accrued and unpaid salary and vacation through such termination date; and (b) all other compensation and benefits that were vested through such termination date. In the event the executive officer is terminated without notice, it shall be deemed a termination by the Company for cause.

Each of our executive officers has agreed not to use for his or her personal purposes nor divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by him or herself or by others.

In addition, each executive officer has agreed to be bound by non-competition restrictions during the term of his or her employment and for six months following the last date of employment.

Each executive officer also has agreed not to (i) solicit or induce, on his or her own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (ii) solicit or induce, on his or her own behalf or on behalf of any other person or entity, any customer or prospective customer of the Company or any of their respective affiliates to reduce its business with the Company or any of its affiliates.

We will enter into director agreements with each of our independent directors, which agreements set forth the terms and provisions of their respective engagements.

In addition, we will enter into indemnification agreements with each of our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current Memorandum and Articles of Association. Pursuant to the form of indemnification agreement, a copy of which is filed hereto as an exhibit of this registration statement, the Company shall indemnify indemnitee, to the fullest extent permitted by the laws of the Cayman Islands against any and all losses if indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any claim by reason of or arising in part out of an indemnifiable event, including, without limitation, claims brought by or in the right of the Company, claims brought by third parties, and claims in which the indemnitee is solely a witness. Also, the indemnitee shall have the right to advancement by the Company, prior to the final disposition of any claim by final adjudication to which there are no further rights of appeal, of any and all expenses actually and reasonably paid or incurred by indemnitee in connection with any claim arising out of an indemnifiable event at the written request of indemnitee.

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Compensation of Directors and Executive Officers

For the fiscal years ended December 31, 2023 and 2022, we paid $[ ] (RMB [ ]) and $[ ] (RMB[ ]) to our executive officer for his services and we did not pay our directors for their services solely as our directors during the years ended December 31, 2023 and 2022. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance, and housing fund plans through a PRC government-mandated defined contribution plan.

Board of Directors and Committees

Our board of directors currently consists of five directors. The NASDAQ Capital Market corporate governance rules require that a majority of an issuer’s board of directors must consist of independent directors. We have a majority of independent directors serving on our board of directors.

Our board of directors may exercise all the powers of our Company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of our Company or of any third party. None of our non-executive directors has a service contract with us that provides for severance payments upon termination of service.

We have established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each of the committees of the board of directors is described below.

Audit Committee

[          ], [         ], and [       ] are members of our Audit Committee; [     ] serves as the chairman of the Audit Committee. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees.

We have adopted and approved a charter for the Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee shall:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor, and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approve in advance any non-audit service to be provided by the independent auditor;

●	monitor the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and review with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	oversee all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board of directors;

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●	review and approve in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

●	provide oversight assistance in connection with legal, ethical, and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and make recommendations to the board of directors regarding corporate governance issues and policy decisions.

We have determined that [       ] possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

[        ], [        ], and [        ] are members of our Compensation Committee; [        ] serves as the chairman of the Compensation Committee. All members of our Compensation Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Compensation Committee.

In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee shall:

●	approve compensation principles that apply generally to Company employees;

●	make recommendations to the board of directors with respect to incentive compensation plans and equity-based plans taking into account the results of the most recent rules to provide the shareholders with an advisory vote on executive compensation, generally known as “Say on Pay Votes” (Section 951 in The Dodd-Frank Wall Street Reform and Consumer Protection Act), if any;

●	administer and otherwise exercise the various authorities prescribed for the Compensation Committee by the Company’s incentive compensation plans and equity-based plans;

●	select a peer group of companies against which to benchmark/compare the Company’s compensation systems for principal officers elected by the board of directors;

●	annually review the Company’s compensation policies and practices and assess whether such policies and practices are reasonably likely to have a material adverse effect on the Company;

●	determine and oversee stock ownership guidelines and stock option holding requirements, including periodic review of compliance by principal officers and members of the board of directors;

Corporate Governance and Nominating Committee

[          ], [          ], and [          ] are members of our Corporate Governance and Nominating Committee; [          ] serves as the chairman of the Corporate Governance and Nominating Committee. All members of our Corporate Governance and Nominating Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Corporate Governance and Nominating Committee.

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In accordance with its charter, the Corporate Governance and Nominating Committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies. The Corporate Governance and Nominating shall:

●	Identify and screen individuals qualified to become Board members consistent with the criteria approved by the board of directors, and recommend to the board of directors’ director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

●	Recommend directors for appointment to Board committees;

●	Make recommendations to the board of directors as to determinations of director independence;

●	Oversee the evaluation of the board of directors;

●	Make recommendations to the board of directors as to compensation for the Company’s directors; and

●	Review and recommend to the board of directors the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company.

Director Independence

Our board of directors reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly, and the Company has determined that [        ], [       ], and [       ] are “independent directors” as defined by NASDAQ.

Code of Ethics

We have adopted a code of ethics that applies to all executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Family Relationships

Mr. Yuhao Liang is the spouse of Ms. Luhan Wang. Other than that, there is no family relationship among any of our directors or executive officers.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. Our board of directors has all the powers necessary for managing and for directing and supervising our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	approving the transfer of shares in our Company, including the registration of such shares in our share register.

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Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until they are removed from office by ordinary resolution of our shareholders. A director will cease to be a director if, among other things, the director (a) if gives notice in writing to the Company that he resigns the office of director; (b) if he or she absents himself or herself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; (c) if dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or (d) if found a lunatic or becomes of unsound mind.

Our officers are elected by and serve at the discretion of the board of directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security, of which that person has a right to acquire beneficial ownership within 60 days.

Applicable percentage ownership prior to the offering is based on 10,000,000 Ordinary Shares outstanding as of the date of this prospectus. The table also lists the percentage ownership after this offering based on 13,000,000 Ordinary Shares outstanding immediately after the completion of this offering sale of Ordinary Shares, assuming the Underwriter does not exercise its over-allotment option.

Unless otherwise indicated, each of the stockholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Softto, Inc. 501 Block B, Huijin Plaza, Baiyun Avenue North, Baiyun District, Guangzhou City, Guangdong Province, China 510400.

Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering
Name of Beneficial Owners	Number	%	Number	%
Directors and Executive Officers:
Yuhao Liang (1)	7,589,000	75.89%	7,589,000	58.4%
Luhan Wang (1)	7,589,000	75.89%	7,589,000	58.4%
Yue Chang	-	-	-	-

All directors and executive officers as a group ([ ] individuals)	7,589,000	75.89%	7,589,000	58.4%
5% or Greater Shareholders:
Liang’s Family Limited (1)	7,589,000	75.89%	7,589,000	58.4%
Maples Trustees Services (Cayman) Limited	7,589,000	75.89%	7,589,000	58.4%
TEATEA Limited (1)	7,589,000	75.89%	7,589,000	58.4%
Yang Investment Limited (2)	980,000	9.8%	980,000	7.5%
Yiwen Capital Limited (3)	500,000	5.0%	500,000	3.8%
Ping Yang (2)	980,000	9.8%	980,000	7.5%
Yiwen Li (3)	500,000	5.0%	500,000	3.8%

(1)	Mr. Yuhao Liang, Chairman of our Board and Chief Executive Officer of the Company is the sole director of TEATEA Limited, which is a BVI company and directly holds 7,589,000 of the Company. Liang’s Family Limited, a family trust set up by Mr. Yuhao Liang is 100% shareholder of TEATEA Limited. Maples Trustees Services (Cayman) Limited is the trustee of Liang’s Family Limited (the “Trust”). Luhan Wang, the spouse of Mr. Yuhao Liang is the joint protector of the Trust along with Mr. Yuhao Liang. The registered address of TEATEA Limited is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands and the registered address of Liang’s Family Limited is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The registered address of Maples Trustees Services (Cayman) Limited is Boundary Hall, Cricket Square, George Town, Grand Cayman, Cayman lslands.
(2)	Ms. Ping Yang is the sole shareholder of Yang Investment Limited. The registered address of Yang Investment Limited is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.
(3)	Ms. Yiwen Li is the sole shareholder of Yiwen Capital Limited. The registered address of Yiwen Capital Limited is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

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RELATED PARTY TRANSACTIONS

We had the following balances with related parties consisted of the following:

Names of the related parties	Relationship with the Company
Mr. Yuhao Liang	Controlling shareholder and chairman of the board of directors of the Company
Mrs. Gui Zhen Zhang	Mother of Mr. Yuhao Liang
Mrs. Ying Li	Executive director of Yuejin and legal representative of Softto Smart until September 21, 2023
Mrs. Si Hua Wang	Legal representative of our operating subsidiary
Mr. Min Wang	Legal representative of our operating subsidiary until April 2024
Mrs. LuHan Wang	Spouse of Mr. Yuhao Liang
Guangzhou Softto Xueji Cosmetics Co., Ltd (“Xueji”)	Same legal representative with Guangzhou Yuebang until December 13,2023
Guangzhou Yunshang Innovation Technology Co., Ltd (“Yunshang”)	Indirectly controlled by Mr. Yuhao Liang until July 19, 2023.
Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd (“Tianwen”)	Controlled by sister of Mr. Yuhao Liang
Guangzhou Xueli Supply Chain Management Co., Ltd (“Xueli”)	Indirectly controlled by father of Mr. Yuhao Liang
Guangzhou Zhongjian Cosmetics Sales Partnership (Limited Partnership) (“Zhongjian”)	Controlled by sister of Mr. Yuhao Liang
Guangxi Wuzhou Softto Health Products Co., Ltd (“Wuzhou”)	Indirectly controlled by father of Mr. Yuhao Liang
Softto Yigou Network Technology Co., Ltd (“Yigou”)	Controlled by Mrs. Li Ying until September 21, 2023
Guangzhou Wenhao Investment Consulting Co., Ltd (“Wenhao”)	Controlled by Mrs. Li Ying until September 21, 2023
Guangxi Softto Group Co., Ltd (“Guangxi Group”)	Indirectly controlled by father of Mr. Yuhao Liang
Guangzhou Soffto Zhimei Technology Partnership Enterprise (Limited Partnership) (“Zhimei”)	Indirectly controlled by father of Mr. Yuhao Liang
Shenzhen Shengqi Trading Co., Ltd (“Shenzhen Shengqi”)	Same shareholder of Yunshang until July 19, 2023
Guangzhou Yuejin Cosmetics Co., Ltd (“Yuejin”)	Controlled by Mr. Yuhao Liang
Guangzhou Qianlang freight Co., LTD (“Qianlang”)	Controlled by sister of Mr. Yuhao Liang

(a) Amounts due from related parties

	As of June 30,	As of December 31,
	2024	2023	2022
Wuzhou (i)	$-	$-	$369,715
Mr. Yuhao Liang (ii)	-	-	16,256
Mr. Min Wang (ii)	220,167
Mrs. Si Hua Wang (ii)	243,086	77,325	-
	$463,253	$77,325	$385,971

(i)	Amounts due from Wuzhou is the consideration for transferring the equity interest of Xueji from Softto Smart to Wuzhou in 2020. As of December 31, 2023, Softto Smart has received the consideration in its entirety.
(ii)	Amounts due from Mr. Yuhao Liang, Mr. Min Wang and Mrs. Si Hua Wang was advances for our business operation.

(b) Amounts due to related parties

	As of June 30,	As of December 31,
	2024	2023	2022
Wenhao (i)	$-	$31,691	$32,622
Mr. Yuhao Liang (ii)	355,122	800,218	-
Mrs. LuHan Wang (ii)	137,605	-	-
	$523,688	$831,909	$32,622

(i)	Amount due to Wenhao represents the rental payable by Softto Smart.
(ii)	Amount due to Mr. Yuhao Liang and Mrs. Wang Lu Han was amounts provided by Mr. Yuhao Liang and Mrs. LuHan Wang for our daily operation purpose with no interest and due on demand.

(c) Advances to supplier-related parties

	As of June 30,	As of December 31,
	2024	2023	2022
Tianwen (i)	$9,853,036	$10,667,309	$2,195,483
Zhimei	-	40,073	-
Others	435	445	-
	$9,853,471	$10,707,827	$2,195,483

(i)	Advances to supplier, a related party under common control, represents prepaid amounts for our ordinary operation of product purchase.

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(d) Loan to related parties

	As of June 30,	As of December 31,
	2024	2023	2022
Yunshang (i)	$-	$-	$65,244
Tianwen (i)	980,003	-	-
Xueji (i)	35,712	36,554	37,628
Guangxi Group (ii)(iii)	1,771,797	1,194,383	3,993,739
Xueli (i)	10,183	9,859	-
	$2,797,695	$1,240,796	$4,096,611

(i)	Loans to Yunshang, Tianwen, Xueji and Xueli are interest-free loans provided by the Group to the related parties for their business operation need. Loans to Tianwen are expected to be collected back by June 30, 2025.
(ii)

The loan to Guangxi Group was provided to help its temporary business operational needs. As of December 31, 2023, we settled the loans of $11,192,370 to Guangxi Group through an offset agreement (“Offset Agreement”) with Softto Smart, Guangxi Group, Tianwen and other parties as discussed below. In accordance with the Offset Agreement, Guangxi Group transferred the loan amount to Tianwen as advances for our future products purchase.

(iii)	Guangxi Group is an investment company with no active business operations and is indirectly controlled by the father of Mr. Yuhao Liang. There are no equity relationships between Guangxi Group and the Company. Additionally, the Company has no significant influence over Guangxi Group’s economic performance, nor does it have any obligation to absorb its operation losses or rights to receive benefits that could potentially be significant to Guangxi Group.

(e) Loans from related parties

	As of June 30,	As of December 31,
	2024	2023	2022
Zhimei (i)	$307,071	$370,062	$-
Others (i)	28,050	19,965	-
	$335,121	$390,027	$-

(i)	Loans from related parties represent the loans lent to us for our daily operation purpose. There are no equity relationships between Zhimei and the Company.

(f) Accounts receivables - related parties

	As of June 30,	As of December 31,
	2024	2023	2022
Yunshang (i) (ii)	$749,428	$769,157	$784,819
Softto Zhimei (i) (iii)	-	-	1,630,159
Xueli (i) (v)	15,027	35,509	565,476
Shenzhen Shengqi (i)	-	216	223,098
Others	2,683	2,453	19,181
	$767,138	$807,335	$3,222,732

(i)	The main components of accounts receivable from related parties are from sales transactions in 2021, which carried into the end of 2022 and 2023. The sales to related parties in 2021 were reported on a net basis due to their agent nature, while the corresponding accounts receivable from related parties were reported at their gross amount as of December 31, 2021.
(ii)	As of December 31, 2023, the Company settled the accounts receivables of $170,707 due from Yunshang through the Offset Agreement. The remaining balance has been collected before December 31, 2024. There are no equity relationships between Yunshang and the Company.
(iii)	As of December 31, 2023, the Company settled the accounts receivables of $1,630,159 with Softto Zhimei through the Offset Agreement.
(iv)	As of December 31, 2023, the Company settled the accounts receivables of $546,797 due from Xueli through the Offset Agreement.

(g) Accounts payable-related parties

	As of June 30,	As of December 31,
	2024	2023	2022
Xueli (i)	$51,467	58,583	-
Zhimei (i)	109,266	94,835	-
Qianlang (i)	83,108	130,032	-
	$243,841	$283,450	$-

(i)	Accounts payable-related parties represent amounts due to the related parties resulted from purchases from related party.

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(h) Related parties’ transaction

	For the six months ended June 30,		For the years ended December 31,
	2024	2023	2023	2022
Sales to related parties
Yunshang	$-	$-	$575	$14,787
Tianwen	1,064	-	-	-
Xueli	1,248	(165)	(158)	14,326
Zhimei	-	-	3	3,342
Shenzhen Shengqi	-	-	794	(6,629)
Others	539	931	3,549	2,584
	$2,851	$766	$4,763	$28,410

Purchase from related parties
Tianwen (i)	$3,365,121	$4,433,772	$8,663,977	12,221,160
Zhimei	5,050	26,217	29,284	756,329
Yunshang	3,733	19,134	14,698	7,986
Xueli	129	13,015	16,886	47,751
Others	-	424	415	-
	$3,374,033	$4,492,562	$8,725,260	$13,033,226

Rental expenses
Tianwen	$-	$33,104	$64,782	$-
	$-	$33,104	$64,782	$-

(i)	We purchase products available for sale from Tianwen, our major supplier, in ordinary course of business in the amounts of $2,987,598 and $5,010,162 for the six months ended June 30, 2024 and 2023, respectively. We purchase products available for sale from Tianwen, our major supplier, in ordinary course of business in the amounts of $8,663,977 and $12,221,160 for the years ended December 31, 2023 and 2022, respectively. There are no equity relationships between Tianwen and the Company. Tianwen, our major supplier, is controlled and managed by the sister of Mr. Yuhao Liang, our Chairman and CEO. Tianwen does not sell exclusively to us. The production volume under the brand of “Softto” accounts for 29% and 43% of the total production output of Tianwen for the years ended December 31, 2023 and 2022, respectively. We advanced $10,667,309 and $2,195,483 to Tianwen in order to secure procurement prices as of December 31, 2023 and 2022, respectively, we lent loan of $980,003 to Tianwen as of June 30, 2024, while Tianwen provided partially guarantee of $11,267,764 (RMB80,000,000) (see Note 8). Tianwen has sufficient equity at risk to finance its activities without subordinated financial support. Based on the VIE assessment performed in accordance with ASC 810 Consolidation, we neither have the power to direct the activities of Tianwen that most significantly affect their economic performance nor have the obligation to absorb their operation losses, nor the right to receive benefits, that could potentially be significant to Tianwen. Thus, Tianwen is not a VIE for us.

The Offset Agreement

On June 12, 2024, Softto Smart Brand Management Co., Ltd., Guangzhou Yuebang Personal Care Products Co., Ltd., Guangzhou Haoyuan Daily Chemical Trading Co., Ltd., Guangzhou Douyue Technology Innovation Co., Ltd. and Tikas (Guangzhou) High-tech Co., Ltd., which are all wholly owned subsidiaries of the Company, entered into an Offset Agreement with Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. and Guangxi Softto Group Co., Ltd., the related parties of the Company.

As of December 31, 2023, Softto Smart holds a debt claim of RMB 99,029,189.93 against Guangxi Group, a debt claim of RMB 1,558,000 against Tianwen. Guangzhou Douyue holds a debt claim of RMB 4,027,333.33 against Guangxi Group, Guangzhou Yuebang holds a debt claim of RMB 2,000,000 against Guangxi Group, Softto Smart has a debt of RMB 9,099,584.07 to Tianwen, Guangzhou Haoyuan has a debt of RMB 423,335.77 to Tianwen, Guangzhou Douyue has a debt of RMB 2,213,630.91 to Tianwen, and Tikas Guangzhou has a debt of RMB 4,633,813.03 to Tianwen. The material terms for the offset agreement are: i) Softto Smart, Tianwen, and Guangxi Group mutually agree: on December 31, 2023, Softto Smart has transferred its debt claim of RMB 79,464,707.8 against Guangxi Group to Tianwen and offset it against the debt Softto Smart owes to Tianwen; ii) Softto Smart, Guangzhou Haoyuan, Tianwen, and Guangxi Group agree: on December 31, 2023, Guangzhou Haoyuan has transferred its debt of RMB 423,335.77 to Tianwen to offset against Softto Smart’s debt claim against Guangxi Group; iii) Softto Smart, Tikas Guangzhou, Tianwen, and Guangxi Group mutually agree: on December 31, 2023, Tikas Guangzhou has transferred its debt of RMB 4,633,813.03 to Tianwen to offset against Softto Smart’s debt claim against Guangxi Group; 4) Softto Smart, Douyue, Tianwen, and Guangxi Group mutually agree: on December 31, 2023, Guangzhou Douyue has transferred its debt claim of RMB 4,027,333.33 against Guangxi Group to Tianwen and offset it against the debt Guangzhou Douyue owes to Tianwen; Softto Smart has transferred its debt claim of RMB 31,923,123.73 against Tianwen to Guangzhou Douyue; 5) Guangzhou Yuebang, Tianwen, and Guangxi Group mutually agree: on December 31, 2023, Guangzhou Yuebang has transferred its debt claim of RMB 2,000,000 against Guangxi Group to Tianwen; Softto Smart has transferred its debt claim of RMB 40,000,000 against Tianwen to Guangzhou Yuebang; 6) After the transfers, the credit/debt relationship of RMB 4,027,333.33 between Guangzhou Douyue and Guangxi Group, the credit/debt relationship of RMB 2,000,000 between Guangzhou Yuebang and Guangxi Group, the credit/debt relationship of RMB 9,099,584.07 between Softto Smart and Tianwen, the credit/debt relationship of RMB 423,335.77 between Guangzhou Haoyuan and Tianwen, and the credit/debt relationship of RMB 4,633,813.03 between Tikas Guangzhou and Tianwen shall be offset and cancelled; 7) After the transfers, Guangxi Group still owes Softto Smart RMB 8,480,000, which shall be repaid; 8) After the transfers, Guangzhou Yuebang has a debt claim of RMB 42,000,000 against Tianwen that used as an advance payment under the OEM Agreement from December 15, 2023, to December 14, 2024; 9) After the transfers, Guangzhou Douyue has a debt claim of RMB 32,178,826.15 against Tianwen that is used as an advance payment under the OEM Agreement from June 30, 2023, to June 29, 2024; 10) all parties agree to retrospectively adjust their accounts accordingly as of December 31, 2023; 11) Any disputes arising from this agreement, the parties shall seek an amicable resolution. If unsuccessful, the dispute shall be settled through litigation at the People’s Court where Softto Smart is located.

Employment Agreements, Director Agreements and Indemnification Agreements

See “Management—Employment Agreements, Director Agreements and Indemnification Agreements.”

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital consists of 500,000,000 Ordinary Shares, par value $0.0001 per share. As of the date of this prospectus, 10,000,000 Ordinary Shares are issued and outstanding.

Our Post-Offering Memorandum and Articles of Association

We have adopted the amended and restated memorandum and articles of association, which we refer to below as our post-offering amended and restated memorandum and articles of association and which will become effective and replace our current amended and restated memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of our proposed post-offering memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares that we expect will become effective immediately prior to the completion of this offering.

Objects of Our Company. Under our post-offering memorandum and articles of association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Except in relation to voting rights and conversion rights, holders of ordinary shares will have the same rights. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue share to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to our post-offering amended and restated memorandum and articles of association and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our post-offering amended and restated articles of association provide that our board of directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the board of directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, the Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account; provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights. In respect of all matters subject to a shareholders’ vote, holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders shall be determined by poll and not on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder present in person or by proxy.

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General meetings of shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold in aggregate a majority of the votes attaching to all issued and outstanding shares of our Company. We are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our director. Extraordinary general meetings may be held at such times as may be determined by our board of directors and may be convened by a majority of our board of directors or the chairman of the board on its/his own initiative or on a requisition by shareholders holding in the aggregate 10% of our voting share capital. Advance notice of at least seven (7) calendar days is required for the convening of our annual general meeting and other shareholders’ meetings. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes which are cast by those of our shareholders who attend and vote at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by those of our shareholders who are entitled to attend and vote in person or by proxy at the meeting. Under the Companies Act, a special resolution is required for the Company to effect certain important matters as stipulated in the Companies Act, such as amendments to our memorandum and articles of association, a change of name, a reduction of our share capital and the winding up of our Company.

Transfer of Shares. Subject to the restrictions of our post-offering amended and restated memorandum and articles of association set out below, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or ordinary form or any other form approved by our board of directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one Class of Shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year as our board of directors may determine.

Winding Up; Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption. Repurchase and Surrender of Ordinary Shares. Subject to the provisions of the Companies Act, we may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine by our board of directors or by a [special resolution] of our shareholders. Our Company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by [ordinary resolution] of our shareholders, or are otherwise authorized by our post-offering amended and restated memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

No Preemptive Rights. Holders of Ordinary Shares will have no preemptive or preferential right to purchase any securities of our Company.

Variation of Rights Attaching to Shares. If at any time the share capital of our Company is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound- up, may be varied with the consent in writing of [a majority] the holders of the issued shares of that class or series or with the sanction of a [special resolution] passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

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Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our post-offering memorandum and articles of association, special resolutions of our shareholders, and our register of mortgages and charges). See “Where You Can Find Additional Information.”

Changes in Capital. Our Company may from time to time by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of an amount smaller than that fixed by our post-offering memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Subject to the Companies Act and our post-offering amended and restated memorandum and articles of association we may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares. Our post-offering memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares, without the need for any approval or consent from our shareholders.

Anti-Takeover Provisions. Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the shares held by each member, of the amount paid or agreed to be considered as paid, on the shares of each member, and of whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

Warrants

There are no outstanding warrants to purchase any of our securities.

Options

There are no outstanding options to purchase any of our securities.

Differences in Corporate Law

The Companies Act of the Cayman Islands is derived, to a large extent, from the older Companies Act of England, it does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of shareholders, or (b) a majority in number representing 75% in value of creditors, depending on the circumstances, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provided in our post-offering amended and restated memorandum and articles of association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding in aggregate not less than [10 percent] of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Under our post-offering amended and restated articles of association, directors may be removed by the affirmative vote of a simple majority of the other directors present and voting at a board meeting. An appointment of a director may be on terms that the director shall automatically retire from office (unless he or she has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the director and us. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our post-offering amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Restructuring. A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a super majority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our post-offering amended and restated articles of association, the Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our post-offering amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our Ordinary Shares. We cannot assure you  that a liquid trading market for our Ordinary Shares will develop on NASDAQ or be sustained after this offering. Future sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares. Further, since a large number of our Ordinary Shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

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Upon completion of this offering, we will have an aggregate of 13,000,000 Ordinary Shares outstanding, assuming no exercise of the Underwriter’s over-allotment option. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus, 10,000,000 Ordinary Shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. A total of [        ], or [        ]%, of our currently outstanding Ordinary Shares will be subject to “lock-up” agreements described below on the effective date of this offering. Upon expiration of the lock-up period of six (6) months after the date of this prospectus, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144. The remaining [        ] shares may be sold in accordance with Rule 144.

The following table summarizes the total shares potentially available for future sale.

Days After Date of this Prospectus	Shares Eligible for Sale	Comment
Upon Effectiveness		Freely tradable shares sold in the offering.

90 days		Shares saleable under Rule 144.

Six months		Shares saleable after expiration of the lock-up.

Rule 144

All of our Ordinary Shares that will be issued and outstanding upon the completion of this offering, other than those Ordinary Shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, under Rule 144, beginning ninety days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations, except that sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

Beginning ninety days after the date of this prospectus, our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately 130,000 Ordinary Shares immediately after this offering assuming no exercise of the Underwriter’s over-allotment option; or

●	the average weekly trading volume in our Ordinary Shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

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Rule 701

In general, under Rule 701 under the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. We do not currently have any compensatory stock plan for our employees, consultants or advisors.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We and each of our officers, directors and certain shareholders have agreed, subject to certain exceptions, not to, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of, or enter into any swap or other transaction that is designed to, or could be expected to, result in the disposition of any of our Ordinary Shares or other securities convertible into or exchangeable or exercisable for our Ordinary Shares or derivatives of our Ordinary Shares (whether any such swap or transaction is to be settled by delivery of securities, in cash, or otherwise), owned by these persons prior to this offering or acquired in this offering or Ordinary Shares issuable upon exercise of options or warrants held by these persons until after six (6) months following the effective of the registration statement of which this prospectus forms a part.

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TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Beijing Dacheng Law Offices, LLP (Shanghai), our PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporate tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares, unless the relevant instruments are executed in, or after execution brought within, the jurisdiction of the Cayman Islands or our Company holds interests in land in the Cayman Islands.

People’s Republic of China Taxation

Under the EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules of the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, SAT Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) their senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) their major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. If the PRC tax authorities determine that the Company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavourable PRC tax consequences could follow. For example, our subsidiaries in China may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or Ordinary Shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares or Ordinary Shares.

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It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors—Risk Factors Relating to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC resident enterprise for PRC enterprise income tax purposes. Such classification would likely result in unfavourable tax consequences to us and our non-PRC Shareholders and have a material adverse effect on our results of operations and the value of your investment”.

The SAT issued SAT Circular 59 together with the Ministry of Finance in April 2009 and SAT Circular 698 in December 2009. Both SAT Circular 59 and SAT Circular 698 became effective retroactively as of January 1, 2008, and Circular 7, in replacement of some of the existing rules in Circular 698, became effective in February 2015. On October 17, 2017, the SAT promulgated Bulletin 37, and Circular 698 was replaced effective December 1, 2017. Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. We and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 7 and Bulletin 37, and may be required to expend valuable resources to comply with Circular 59, Circular 7 and Bulletin 37 or to establish that we and our non-resident enterprises should not be taxed under these circulars. In addition, in accordance with the Individual Income Tax Law promulgated by the Standing Committee of NPC, later amended on August 31, 2018, and effective January 1, 2019, where an individual carries out other arrangements without reasonable business purpose and obtains improper tax gains, the tax authorities shall have the right to make tax adjustments based on a reasonable method, and levy additional tax and collect interest if there is a need to levy additional tax after making tax adjustments. As a result, our beneficial owners, who are PRC residents, may be deemed to have carried out other arrangements without reasonable business purpose and obtained improper tax gains for such indirect transfer, and thus be levied tax. See “Risk Factors—Risk Factors Relating to Doing Business in China—We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of our operating company’s equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.”

Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Tax Evasion With Respect to Taxes on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (for Trial Implementation), or the Administrative Measures, which became effective in October 2009, requires that the non-resident enterprises must obtain the approval from the relevant tax authority in order to enjoy the reduced withholding tax rate under the tax treaties. There are also other conditions for enjoying such reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, Softto HK may be able to enjoy the 5% withholding tax rate for the dividends it receives from the WFOE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations, and obtains the approvals as required under the Administrative Measures. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements that we have made are for the primary purpose of enjoying a favourable tax treatment, the relevant tax authorities may adjust the favourable withholding tax in the future.

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United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or treated as a tax resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

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Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, at least 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities, as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, the shares will continue to be treated as stock in a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

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●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on NASDAQ and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

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You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

UNDERWRITING

We expect to enter into an underwriting agreement with Revere Securities, LLC, as representative of the several underwriters named therein (the “Representative”), with respect to the Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Name	Number of Ordinary Share
Revere Securities, LLC	[ ]
Total	[ ]

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The underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are not obligated to purchase the Ordinary Shares covered by the underwriters’ over-allotment option to purchase Ordinary Shares as described below. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Representative of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our company.

Over-Allotment Option

We have granted to the Representative a 45-day option to purchase up to an aggregate of additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in the offering), at the offering price per Ordinary Share less underwriting discounts. The Representative may exercise this option for 45 days from the date of closing of this offering solely to cover sales of Ordinary Shares by the Representative in excess of the total number of Ordinary Shares set forth in the table above. If any of the additional Ordinary Shares are purchased, the Representative will offer the additional Ordinary Shares at the offering price of each Ordinary Share.

Discounts and Expenses

The underwriting discounts for the shares and the over-allotment shares are equal to seven percent (7%) of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

Total
	Per Share	Without Over-allotment	Full Exercise of Over-allotment
Public offering price	$	$	$
Underwriting discounts to be paid by us:	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to reimburse the Representative up to a maximum of US$250,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). As of the date of this prospectus, we have paid US$[*] to the Representative as an advance against out-of-pocket accountable expenses. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, at the closing of the offering, we shall reimburse the underwriter two percent (2%) of the gross proceeds of the offering as non-accountable expenses.

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We have also agreed to pay the Representative advisory fees in the amount of $70,000, of which $[*] have been paid as of the date of this prospectus, with the balance to be paid at closing of the offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $[*].

Representative’s Warrants

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of Ordinary Shares equal to five percent (5%) of the total number of Ordinary Shares sold in this offering, including any shares issued upon exercise of the Representative’s over-allotment option.

The Representative’s Warrants will have an exercise price per share equal to one hundred and twenty (120%) of the public offering price per share in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable commencing six months following the date of commencement of sales of the public offering, and will be exercisable until such warrants expire five years after the date of commencement of sales of the public offering. The Representative’s Warrants and the Ordinary Shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the Ordinary Shares underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of [●] days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2), except that (i) they may be transferred, in whole or in part, to any member participating in the offering and its officers or partners, its registered persons or affiliates, if all transferred securities remain subject to the lock-up restriction for the remainder of the 180-day lock-up period pursuant to FINRA Rule 5110(e)(2)(B)(i), (ii) they may be exercised or converted, in whole or in part, if all securities received remain subject to the lock-up restriction for the for the remainder of the 180-day lock-up period, (iii) they may be transferred back to the issuer in a transaction exempt from registration with the SEC, or other exceptions as provided under FIRNA Rule 5110(e)(2). The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the Representative’s Warrants at our expense, one additional demand registration at the Representative’s Warrants’ holders’ expense, and unlimited “piggyback” registration rights. The Representative’s Warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution. The demand right provided will not be greater than five (5) years from the date of issuance in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven (7) years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D).

Lock-Up Agreements

Our directors, executive officers and principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days from the date of this prospectus, without the prior written consent of the representative.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days from the date of this prospectus.

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Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

We have not taken any action to permit a public offering of our Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on Nasdaq Capital Market under the symbol “SFTO”. There can be no assurance that we will be successful in listing our Ordinary Shares on Nasdaq Capital Market or another national exchange and if such listing is not obtained then this offering will be terminated.

Electronic Offer, Sale and Distribution of Ordinary Share

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter or selling group members, if any, or by their affiliates, and the underwriter may distribute prospectus electronically. The underwriter may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries.

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Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our Ordinary Shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan, the Republic of China

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in the Cayman Islands

The Ordinary Shares are not being and may not be offered to the public or to any person in the Cayman Islands for purchase or subscription by us or on our behalf. The Ordinary Shares may be offered to exempted companies incorporated under the Companies Act (as amended) (each a “Cayman Islands Company”), but only where the offer will be made to, and received by, the relevant Cayman Islands Company entirely outside of the Cayman Islands.

132

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, and the NASDAQ listing fee, all amounts are estimates.

SEC registration fee	$
NASDAQ listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Investor relationship expenses
Miscellaneous expenses

Total expenses	$

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

The Company is being represented by FisherBroyles, LLP, with respect to legal matters of United States federal securities law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. The Company is being represented by Beijing Dacheng Law Offices, LLP (Shanghai) with regard to PRC law. FisherBroyles, LLP, may rely upon Beijing Dacheng Law Offices, LLP (Shanghai) with respect to matters governed by PRC law. VCL Law LLP is acting as U.S. counsel for the underwriter. Jiangsu Junjin Law Firm is acting as the PRC counsel for the underwriter. VCL Law LLP may rely upon Jiangsu Junjin Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022 included herein and in the registration statement have been so included in reliance on the report of Simon & Edward, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of Simon & Edward, LLP is located at 17506 Colima Road, Ste 101 City of Industry, CA 91748.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our website at www.[     ] as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

133

SOFTTO Inc.

F-1

SOFTTO INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	Notes	As of June 30, 2024	As of December 31, 2023
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents		$203,741	$1,803,497
Accounts receivable, net	5	1,235,071	1,382,535
Accounts receivable - related parties	11	767,138	807,335
Advance to suppliers - related parties	11	9,853,471	10,707,827
Amounts due from related parties	11	463,253	77,325
Loan to related parties	11	2,797,695	1,240,796
Inventories, net	6	1,179,285	1,217,765
Other current assets	7	525,549	436,403
Total current assets		17,025,203	17,673,483

Non-current assets:
Property and equipment, net		101,338	74,008
Intangible assets, net		11,255	12,674
Right-of-use assets	9	291,649	350,694
Deferred tax assets	13	134,678	52,026
Other non-current assets		142,700	346,548
Total non-current assets		681,620	835,950
Total assets		$17,706,823	$18,509,433

LIABILITIES AND EQUITY
Current liabilities:
Short-term loans	8	12,109,203	12,338,202
Accounts payable		238,749	207,934
Accounts payable - related parties	11	243,841	283,450
Contract liabilities		352,376	380,855
Taxes payable		1,437,112	1,413,236
Amounts due to related parties	11	523,688	831,909
Loan from related parties	11	335,121	390,027
Operating lease liabilities – current	9	106,658	106,614
Other current liabilities	10	1,416,144	680,807
Total current liabilities		16,762,892	16,633,034

Non-current liabilities:
Operating lease liabilities – noncurrent	9	187,597	247,250
Total noncurrent liabilities		187,597	247,250
Total liabilities		16,950,489	16,880,284

Commitment and contingencies

Shareholders’ equity:
Ordinary share, $0.0001 par value; 500,000,000 shares authorized; 10,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023*	15	1,000	1,000
Subscription receivable*	15	(1,000)	(1,000)
Additional paid-in capital	15	7,294,511	7,294,511
Statutory reserves	15	110,468	110,468
Accumulated deficit		(6,590,376)	(5,749,024)
Accumulated other comprehensive loss		(58,269)	(26,806)
Total equity		756,334	1,629,149
Total liabilities and equity		$17,706,823	$18,509,433

*The shares data is presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-2

SOFTTO INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

		For the six months ended June 30,
	Notes	2024	2023
Revenues, net		$5,508,119	$6,858,843
Revenues from related parties, net		2,851	766
Cost of revenues		(3,772,631)	(5,089,530)
Gross profit		1,738,339	1,770,079

Operating expenses:
Selling and marketing		(1,511,749)	(924,239)
General and administrative		(480,092)	(816,008)
Shipping and handling		(375,773)	(769,916)
Total operating expenses		(2,367,614)	(2,510,163)
Operating loss		(629,275)	(740,084)

Other income (expense):
Interest income		1,399	5,566
Interest expenses		(267,319)	(259,377)
Other income (expense), net		32,738	(2,415)
Loss before income taxes		(862,457)	(996,310)
Income tax benefits (expenses)	13	21,105	(105,862)
Net loss		$(841,352)	$(1,102,172)

Net loss per share *
Basic and diluted		(0.08)	(0.11)

Weighted average shares used in calculating net loss per share *
Basic and diluted		10,000,000	10,000,000

Net loss		$(841,352)	$(1,102,172)

Other Comprehensive income, net of tax
Foreign currency translation loss		(31,462)	(147,373)

Comprehensive loss		$(872,814)	$(1,249,545)

*The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SOFTTO Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

							Accumulated
				Additional			Other	Total
	Ordinary shares		Subscription	paid-in	Statutory	Accumulated	Comprehensive	(Deficit)
	shares*	Amount	Receivable	capital	reserves	deficit	Income (loss)	Equity
Balance as of December 31, 2022	10,000,000	1,000	(1,000)	7,294,511	86,888	(3,440,000)	81,940	4,023,339
Net loss	-		-	-	-	(1,102,172)	-	(1,102,172)
Foreign currency translation loss	-	-	-	-	-	-	(147,373)	(147,373)
Balance as of June 30, 2023 (Unaudited)	10,000,000	1,000	(1,000)	7,294,511	86,888	(4,542,172)	(65,433)	2,773,794

Balance as of December 31, 2023	10,000,000	$1,000	$(1,000)	$7,294,511	$110,468	$(5,749,024)	$(26,806)	$1,629,149
Net loss	-	-	-	-	-	(841,352)	-	(841,352)
Foreign currency translation loss	-	-	-	-	-	-	(31,463)	(31,463)
Balance as of June 30, 2024 (Unaudited)	10,000,000	$1,000	$(1,000)	$7,294,511	$110,468	$(6,590,376)	$(58,269)	$756,334

*The shares data is presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SOFTTO INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(841,352)	$(1,102,172)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,163	16,916
Amortization of ROU assets	51,340	50,965
Deferred tax benefits	(84,457)	(2,235)
Provision for inventory reserve	20,801	(7,189)
Loss on disposal fixed assets	8,636	-
Changes in operating assets and liabilities:
Accounts receivable	116,473	(254,190)
Accounts receivable - related parties	21,767	93,613
Advance to suppliers	(9,941)	(33,135)
Advance to suppliers - related parties	612,246	2,185,568
Inventories	(10,280)	210,744
Other current assets	107,320	616,589
Accounts payable	35,859	(120,889)
Accounts payable – related parties	(33,323)	4,884,378
Operating lease liabilities	(51,835)	(51,480)
Contract liabilities	(21,182)	19,717
Advance from customers - related parties	1,328	115
Amounts due from related parties	(390,513)	(173,591)
Amounts due to related parties	(291,161)	-
Taxes payable	56,818	99,893
Other current liabilities	756,444	(22,070)
Net cash provided by operating activities	77,151	6,411,547

Cash flows from investing activities:
Purchase of property and equipment	(61,205)	(14,596)
Cash received from disposal of property and equipment	2,297	-
Purchase of intangible assets	-	(234)
Loan to related parties	(1,596,934)	(10,475,652)
Net cash used in investing activities	(1,655,842)	(10,490,482)

Cash flows from financing activities:
Loan proceeds received from banks	1,053,361	1,154,684
Loan repayment made to banks	(997,921)	-
Loan received from related parties	-	803,936
Loan repayments made to related parties	(46,259)	-
Net cash provided by financing activities	9,181	1,958,620

Effect of exchange rate changes on cash	(30,246)	(48,921)

Net change in cash and cash equivalents	(1,599,756)	(2,169,236)
Cash and cash equivalents, beginning of year	1,803,497	2,935,924
Cash and cash equivalents, end of year	$203,741	$766,688

Supplemental disclosure of cash flows information:
Interest paid	$265,919	$259,377
Income taxes paid	$1,405	$1,794

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SOFTTO INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Organizations and principal activities

(a) Nature of operations

Softto Inc. (the “Softto” or “Holding Company”), is an exempted company with limited liability incorporated under the laws of the Cayman Islands on November 27, 2023 as a holding company. Softto Smart Brand Management Co., Ltd (“Softto Smart”, formerly known as “Softto Smart Personal Care Products Co., Ltd”), a limited liability company established in the People’s Republic of China (the “PRC” or “China”). Softto Smart, together with its subsidiaries (collectively referred to hereinafter as the “Operating Entities” or the “Group”), are principally engaged in online retail and offline wholesales of hair care and skin and personal care products.

(b) Reorganization

In preparation of its initial public offering (“IPO”) in the United States, the following transactions were undertaken to reorganize the legal structure of Operating Entities. The Group was incorporated in connection with a group reorganization (the “Reorganization”) of Softto Smart and its subsidiaries.

On December 4, 2023, the Company established a wholly-owned subsidiary in British Virgin Island (“BVI”), Softto Holding Limited (“Softto BVI”), a limited company incorporated under the laws of BVI.

On December 11, 2023, Softto BVI established a wholly-owned subsidiary in Hong Kong, Softto Co., Limited (“Softto HK”), a limited liability company incorporated under the laws of Hong Kong.

On January 8, 2024 Softto HK established a wholly-owned subsidiary, Guangzhou Softto Investment Holdings Co., Ltd. (“Softto Investment” or “WFOE”), a limited liability company organized under the laws of China.

On June 11, 2024, Softto BVI established a wholly-owned subsidiary in the United States, Softto Inc. (“Softto US”), a company incorporated under the laws of the State of Washington, the United States.

On January 23, 2024, the Holding Company, through WFOE, entered into an equity purchase agreement with Softto Smart and its then shareholders. Softto has accounted for the Reorganization as transaction between entities with common ownership, which is akin to a reorganization of entities under common control. As all the entities involved in the process of the Reorganization are under common ownership of Softto Smart’s shareholders before and after the Reorganization, the Reorganization is accounted for in a manner similar to a pooling of interests with the assets and liabilities of the parties to the Reorganization carried over at their historical amounts. Therefore, the accompanying consolidated financial statements were prepared as if the corporate structure of the Company had been in existence since the beginning of the periods presented. The Company and its subsidiaries hereinafter are collectively referred to as the “Group”.

F-6

Upon the Reorganization, the Group has subsidiaries in countries and jurisdictions including PRC, Hong Kong and Cayman Islands. Details of the subsidiaries of the Group are set out below:

	Percentage of legal ownership of the Company	Place and date of incorporation

Softto Inc.		Cayman Islands, November 27, 2023

Subsidiaries
Softto Inc. (“Softto US”)	100%	The State of Washington, the United States, June 11, 2024
Softto Holding Limited (“Softto BVI”)	100%	British Virgin Island, December 4, 2023
Softto Co., Limited (“Softto HK”)	100%	Hong Kong, December 11, 2023
Guangzhou Softto Investment Holdings Co., Ltd (“Softto Investment” or “WFOE”)	100%	Guangdong, PRC, January 8, 2024
Guangzhou Softto Brand Management and Operation Co., Ltd (“Guangzhou Softto “)	100%	Guangdong, PRC, October 13, 2023
Softto Smart Brand Management Co., Ltd (“Softto Smart”)	100%	Guangdong, PRC, December 28, 2017
Guangzhou Yuebang Personal Care Products Co., Ltd (“Guangzhou Yuebang”)	100%	Guangdong, PRC, January 6, 2022
Guangzhou Douyue Technology Innovation Co., Ltd (“Guangzhou Douyue”)	100%	Guangdong, PRC, March 1, 2022
Guangzhou Haoyuan Daily Chemical Trading Co., Ltd (“Guangzhou Haoyuan”)	100%	Guangdong, PRC, March 24, 2022
Tikas (Guangzhou) High Tech Co., Ltd (“Tikas Guangzhou”)	100%	Guangdong, PRC, September 26, 2023
Tikas (Guangzhou) High Tech Co., Ltd Changsha Branch (“Changsha Branch”)	100%	Hunan, PRC, July 11, 2023
Softto E-Commerce (Guangzhou) Co., Ltd (“Softto E-Commerce”)	100%	Guangdong PRC, October 29, 2024
Softto Retail Trading (Guangzhou) Co., Ltd. (“Softto Retail Trading”)	100%	Guangdong PRC, November 18,2024
Softto Trading (Guangzhou) Co. Ltd (“Softto Trading (Guangzhou)”)	100%	Guangdong PRC, November 18, 2024

Impact of the COVID-19

Beginning in late 2019, there was an outbreak of COVID-19 (coronavirus) which has spread quickly across many parts in China, the U.S. and worldwide. In March 2020, the World Health Organization declared the COVID-19 a pandemic. With an aim to contain the COVID-19 outbreak, the Chinese government has imposed various strictive measures across the country including, but not limited to, travel restrictions, mandatory quarantine requirements, and postponed resumption of business operations until after the 2020 Chinese New Year holiday. Starting from March 2020, businesses in China began to reopen and interruptions to businesses were gradually removed. However, due to the outbreak of Omicron variant in 2022 in China, many cities in China have imposed new restrictions, quarantine and testing requirements and office closures, including Guangzhou, where our headquarters are located. In early December 2022, Chinese government eased the strict control measure for COVID-19, which has led to surge in increased infections and caused disruption in the Group’s business operations in December 2022 and January 2023.

F-7

Due to the epidemic, people’s consumption habits have changed significantly, and they are more accustomed to online shopping. The Group actively invested resources to develop online retail channels in 2022. As a result, the Group’s sales from online retail business have increased significantly in 2022. For offline wholesales business, the Group’s operations in 2022 were not significantly negatively impacted by the pandemic. As the date of this report, the Chinese government has loosened its policy and there is no control measures due to COVID-19. However, the situation remains highly uncertain for any further outbreak or resurgence of the COVID-19 and new variants. It is therefore difficult for the Group to estimate the impact on our business or operating results that might be adversely affected by any further outbreak or resurgence of COVID-19 and new variants. The Group will continue to closely monitor the situation throughout 2024 and beyond.

2. Going concern

The Group had an operating loss of approximately $629,275 and $740,084 for the six months ended June 30, 2024 and 2023, accumulated deficit of approximately $6,590,376 as of June 30, 2024. These conditions raise substantial doubt about the Group’s ability to continue as a going concern. Therefore, the Group may be unable to realize its assets and discharge its liabilities in the normal course of business.

The Group meets its day-to-day working capital requirements through its ability to successfully execute the business plan of reducing the cost of operations and pursuing potential financing to improve its cash flow from operating and financing activities. Based on cash flow projections from operating and financing activities and the current balance of cash and cash equivalents, the management is of the opinion that the Group will probably not have sufficient funds to meet its working capital requirements and debt obligations as they become due one year from the filing date of this report. These conditions raise substantial doubt about the Group’s ability to continue as a going concern.

The Group plans to alleviate the going concern risk through (1) equity financing, (2) other available sources of financing (including debt) from PRC banks and other financial institutions, (3) increasing cash generated from business operations, and (4) collecting receivables and loans from related parties to meet its anticipated working capital requirements for at least the next 12 months. The Group may, however, needs additional capital in the future to fund its operation. There is no assurance that the Group will be successful in implementing the foregoing plans or that additional financial resources will be available to it on commercially reasonable terms, or at all. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the Group be unable to continue as a going concern.

F-8

3. Summary of principal accounting policies

(a) Basis of presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

(b) Principles of consolidation

The accompanying consolidated financial statements of the Group include the financial statements of Softto and its subsidiaries.

A subsidiary is an entity in which Softto, directly or indirectly, controls more than one half of the voting power; has the power to appoint or remove the majority of the members of the board of directors (the “Board”); and to cast majority of votes at the meeting of the Board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All significant transactions and balances between Softto and its subsidiaries have been eliminated in consolidation. The non-controlling interests in consolidated subsidiaries are shown separately in the consolidated financial statements.

(c) Use of estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Group continually evaluates its estimates, including, but not limited to, those related to the allowance for doubtful accounts, recoverability and useful lives of long-lived assets, valuation allowance for deferred tax assets, and impairment of right-of-use assets and other long-lived assets. The Group bases its estimates on historical experience and on various other assumptions that it believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to the Group’s reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

(d) Functional currency and foreign currency translation

The functional currency of the Group and its overseas subsidiaries which incorporated in the Cayman Islands and BVI is US Dollar (“US$”). The functional currency of the Group’s subsidiaries which incorporated in Hong Kong is Hong Kong Dollar (“HK$”). The functional currency of the Group’s subsidiaries which incorporated in PRC is RMB. The Group uses US Dollar (“US$”) as its reporting currency.

F-9

In the consolidated financial statements, the financial information of the Group and other entities located outside of PRC have been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the periods. Translation adjustments are reported as foreign currency translation adjustments and are shown as a component of other comprehensive loss in the consolidated statements of operations and comprehensive income (loss).

Transactions denominated in foreign currencies are re-measured into the reporting currency at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in foreign currencies are re-measured into the reporting currency at the exchange rates prevailing at the balance sheet date.

(e) Fair value of financial instruments

The Group and its wholly owned subsidiaries adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The carrying amounts reported in the balance sheets of cash and cash equivalents, accounts receivable, advances from suppliers, amount due from related parties, other current assets, accounts payable, accrued expenses and other current liabilities and amount due to related parties, approximate their fair value based on the short-term maturity of these instruments. The Group did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of June 30, 2024 and December 31, 2023.

(f) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and cash in bank. Cash equivalents include interest bearing savings accounts and all highly liquid investments with original maturities of three months or less, which are unrestricted as to withdrawal and use.

(g) Accounts receivables, net

Accounts receivables include trade accounts due from our offline wholesale customers and e-commence platforms. The Group maintains an allowance for credit losses which reflects its best estimate of amounts that potentially will not be collected. The Group determines the allowance for credit losses taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires the Group to measure and recognize expected credit losses for financial assets held and not accounted for at fair value through net income. The Group adopted this guidance effective January 1, 2023. The Group makes specific bad debt provisions based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections and future economic conditions (extend data and macroeconomic factors). Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of June 30, 2024 and December 31, 2023, there was no allowance for doubtful accounts recognized, respectively.

F-10

(h) Inventories, net

Inventories, consisting of products available for sale, are stated at the lower of cost or net realizable value on a weighted average basis. The Group records inventory reserves for obsolete and slow-moving inventory. Inventory reserves are based on inventory obsolescence trends, historical experience and application of the specific identification method. As of June 30, 2024 and December 31, 2023, the Group had provision for inventory reserve of $114,494 and $93,693, respectively.

(i) Property and equipment, net

Property and equipment are recorded at cost net of accumulated depreciation, amortization and impairment losses. Gains and losses on disposal of property and equipment are included in other income, net. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable and amortizable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Category	Estimated useful lives
Leasehold improvements	The shorter of the lease term or the estimated useful lives
Office furniture	3-5 years
Electronic equipment	3-10 years
Vehicle	5 years

For the six months ended June 30, 2024 and 2023, the Group recorded depreciation and amortization expenses of $21,028 and $16,143, respectively.

(j) Intangible assets, net

Intangible assets, comprising operational software and trademark. Intangible assets are separable from the fixed assets, are stated at cost less accumulated amortization. For intangible assets with definite lives, they are amortized over estimated useful lives, and are reviewed annually for impairment. Amortization is computed using the straight-line method over the contract useful lives of 1-10 years. Amortization expenses for intangible assets recorded as general and administrative expenses were $1,135 and $773 for the six months ended June 30, 2024 and 2023, respectively.

(k) Leases

On January 1, 2021, the Group adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840. The Group elected to apply practical expedients permitted under the transition method that allow them to use the beginning of the period of adoption as the date of initial application, to not recognize lease assets and lease liabilities for leases with a term of twelve months or less, to not separate non-lease components from lease components, and to not reassess lease classification, treatment of initial direct costs, or whether an existing or expired contract contains a lease. The Group used modified retrospective method. Upon the adoption of the new lease standard on January 1, 2021, the Group recognized approximately $141,023 of right-of-use assets and approximately $141,023 of operating lease liabilities upon the adoption of ASC 842.

F-11

Under the new lease standard, the Group determines if an arrangement is or contains a lease at inception. Right-of-use assets and liabilities are recognized at lease commencement date based on the present value of remaining lease payments over the lease terms. The Group consider only payments that are fixed and determinable at the time of lease commencement.

At the commencement date, the lease liability is recognized at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred. All right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets as of June 30, 2024 and December 31, 2023.

(l) Impairment of long-lived assets

The Group evaluates its long-lived assets, including property, equipment and software and right-of-use assets with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Group evaluates the recoverability of long-lived assets by comparing the carrying amounts of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Group recognizes an impairment loss based on the excess of the carrying amounts of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available.

As of June 30, 2024 and December 31, 2023, there is no events or changes in circumstances indicates that long-lived assets might be impaired.

(m) Revenue recognition

Under ASC 606, Revenue from Contracts with Customers, the Group recognizes revenue when a customer obtains control of promised goods or services and recognizes in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

The Group recognized revenue according to the following 5-step revenue recognition criteria based on ASC 606: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price; 5) recognize revenue when or as the entity satisfies a performance obligation. The adoption of ASC 606 did not significantly change (1) the timing and pattern of revenue recognition for all of the revenue streams, and (2) the presentation of revenue as gross versus net. Therefore, the adoption of ASC 606 did not have a significant impact on the Group’s financial position, results of operations, equity or cash flows as of the adoption date.

F-12

The Group’s revenues are primarily derived from (i) offline wholesale: sales of the Group’s products to third party platform distributors and wholesalers who then sells to their end customers; and (ii) online retail: sales of the Group’s products to end customers directly through the Group’s online stores running on third party e-commerce platforms, such as Tiktok, Pinduoduo, Tmall and JD.com, etc., and through offline stores operated by the Group; and (iii) commission fee, which was no longer the main sales channel since 2022 (since commission fee is less than 1% of total revenues, combined with offline wholesale): sales to related parties acting as an agent, charging commission fee calculated based on the difference between the purchase price and the selling price of products. The following table presents the Group’s revenues disaggregated by sales channel for the six months ended June 30, 2024 and 2023:

	For the Six Months Ended June 30,
	2024	%	2023	%
	(Unaudited)		(Unaudited)
Sales of product by channel
Online retail	$2,114,120	38.4	$2,819,989	41.1
Offline wholesale	3,396,850	61.6	4,039,620	58.9
Total revenues	$5,510,970	100.0	$6,859,609	100.0

The Group normally enters into two types of sales agreements with third party e-commerce platforms:

Distribution Agreements

Pursuant to the distribution agreements entered, the platform distributors purchase products from the Group and sell to end customers under the platform distributors’ names, the platform distributors take control of the products with rights of return if there is quality problem with the products. After taking control of our products, the platform distributors are responsible for selling and fulfilling all obligations in its sales contracts with end customers, including delivering products and providing customer support. Under the distribution agreement, the Group entered contractual relationship with the platform distributors instead of end customers. Based on these indicators, the Group determined the e-commerce platform distributors (as opposed to the end customers) as the Group’s customers according to ASC 606-10-55-39. The sales contracts with the platform distributions normally include right to return products within 24 hours after receipt of goods if we do make a fault.

Platform Service Agreements

Pursuant to the e-commence platform service agreements entered, the Group sets up online stores on e-commence platforms to sell the Group’s product directly to the customers of the platforms: end consumers. The platforms provide services to support the operations of the online store including processing sales orders from end customers and their advance payments. The platforms charge the Group service fees based on the Group’s sales amount through the online stores periodically. The Group enters sale contracts directly with the end customers under the sales model. The Group takes control of the products and is responsible for selling and fulfilling all obligations according to its sales contracts with end customers, including delivering products and providing customer support after sales. Under the sales model, the Group determines the end customers of e-commence platforms (as opposed to platforms) are our customers according to ASC 606-10-55-39. The sales contracts with end customers normally include a customer’s right to return products within 7 days after receipt of goods.

F-13

From 2022, the Group started to build sales team to develop its own sales channels both offline and online. The Group sells their products directly to wholesalers and end customers, revenues are recognized at gross when control is transferred by the Group which typically happens upon delivery. The Group recognizes revenues on a gross basis as the Group is acting as a principal in these transactions, the Group executes their own sales strategies, has latitude in establishing sale prices, takes controls of products and is responsible for fulfilling the promises to provide the specified goods.

The Group determines that there is only one performance obligation under the sales agreement with the e-commerce platform distributor or end customer, which is to transfer control of the ordered products to the customer.

The Group recognizes revenue from sales to e-commerce platform distributors and end customers upon delivery of the products to their warehouses in an amount equal to the contract sales prices after sales discount and estimated sales allowances for sales returns and rebates. Estimated sales allowances for sales returns, rebates, incentives and price protection are made based on contract terms and historical patterns. For e-commerce business, consumers are generally entitled to return the products purchased within seven days upon receipt without giving any reasons. As of June 30, 2024 and 2023, the Group quantified sales return amount of $37 and $441 for the last seven days of the year end based on historical return rate of 1~3‰, respectively. Given minimal customer returns historically, the Group did not reserve for sales returns as of June 30, 2024 and 2023.

Contract Assets and Liabilities

A receivable is recorded when the Group has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. A contract asset is recorded when the Group has transferred products to the customer before payment is received or is due, and the Group’s right to consideration is conditional on future performance or other factors in the contract. The Group did not have contract asset as of June 30, 2024 and December 31, 2023.

Sales to e-commerce platform distributors are on credit terms, and receivables are recorded upon recognition of revenues. Sales through online stores on e-commerce platforms are paid by the end customers using Payment Channels utilized by the platforms, such as Alipay, WeChat Pay, Douyin Pay and etc before the Group delivers the products. Platforms settle sales payments with the Group within pre-agreed time frame (i.e. approximately 14 days) after the Group delivers products to end customers, or when the end customers confirm their receipts of products, whichever is earlier.

A contract liability is recorded when the Group’s obligation to transfer goods to a customer has not yet shipped or delivered for which the Group has received consideration from customers. The Group presents such amounts as contract liability on the consolidated balance sheets. A contract liability is also recorded as deferred revenue for the products yet shipped which are the rewards based on the customer incentive plan.

As of June 30, 2024 and December 31, 2023, contract liabilities were $352,376 and $380,855, respectively. All contract liabilities balances at the beginning of the year were realized as part of the total revenue in the following years due to generally short-term duration of contracts. During the six months ended June 30, 2024 and 2023, the Group recognized $310,063 and $370,100 of revenue from performance obligations satisfied (or partially satisfied) for the contract liabilities carried from prior years, respectively.

(n) Cost of revenues

Amounts recorded as cost of revenues relate to direct expenses incurred in order to generate revenue. Cost of revenues primarily consist of (i) the purchase cost of the Group’s products for sale, and (ii) commission or agent fees paid to live streamers and talent agencies determined based on a percentage of revenue from product sales. These costs are charged to the consolidated statements of operations as incurred.

F-14

(o) Segment Reporting

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM or decision-making group, in deciding how to allocate resources and in assessing performance. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. Management, including the CODM, reviews operating results by the revenue of different services. Based on the management’s assessment, the Group has determined that it has two operating segments as defined by ASC 280 (see Note 14).

(p) Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Group’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Group, or (iv) anyone who can significantly influence the financial and operating decisions of the Group. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(q) Taxation

Income taxes

Current income taxes are provided on the basis of income/(loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred income taxes are provided using the assets and liabilities method. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statement of income and comprehensive income in the period of change. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more-likely-than-not that some portion of, or all of the deferred tax assets will not be realized.

F-15

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Group consider positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Group considers possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

Value added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price with VAT rates of 6%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded under taxes payable. All of the VAT returns filed by the Group’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Uncertain tax positions

The Group applies the provisions of ASC topic 740 (“ASC 740”), Accounting for Income Taxes, to account for uncertainty in income taxes. ASC 740 prescribes a recognition threshold a tax position is required to meet before being recognized in the financial statements. The benefit of a tax position is recognized if a tax return position or future tax position is “more likely than not” to be sustained under examination based solely on the technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured, using a cumulative probability approach, at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. The estimated liability for unrecognized tax benefits are periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and or developments with respect to tax audits, and the expiration of the statute of limitations. Additionally, in future periods, changes in facts and circumstances, and new information may require the Group to adjust the recognition and measurement of estimates with regards to changes in individual tax position. Changes in recognition and measurement of estimates are recognized in the period which the change occurs.

The Group’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000 (US$15,419). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

F-16

(r) Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”)). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Group has accumulated loss from prior periods, the Group is able to use the current period net income after tax to offset against the accumulated loss.

As of June 30, 2024 and December 31, 2023, the Group’s aggregate amounts of statutory reserve were $110,468 and $110,468, respectively.

(s) Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustment from the Group not using the U.S. dollar as its functional currency.

(t) Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the consolidated financial statements. If the assessment indicates that a potential loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

F-17

(u) Recently issued accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures. The new guidance requires enhanced disclosures about income tax expenses. The Group is required to adopt this guidance in the first quarter of the fiscal year 2026. Early adoption is permitted on a prospective basis. The Group is currently evaluating the impact of this ASU on our annual income tax disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The new guidance requires enhanced disclosures about significant segment expenses. The Group is required to adopt this guidance for its annual reporting in fiscal year 2025 and for interim period reporting beginning the first quarter of fiscal year 2026 on a retrospective basis. Early adoption is permitted. The Group is currently evaluating the impact of this ASU on our segment disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amended guidance enhances income tax disclosures primarily related to the effective tax rate reconciliation and income taxes paid information. This guidance requires disclosure of specific categories in the effective tax rate reconciliation and further information on reconciling items meeting a quantitative threshold. In addition, the amended guidance requires disaggregating income taxes paid (net of refunds received) by federal, state, and foreign taxes. It also requires disaggregating individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). The amended guidance is effective for fiscal years beginning after December 15, 2024. The guidance can be applied either prospectively or retrospectively. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to our consolidated financial statements.

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

4. Concentration of risks

(a) Concentration of credit risk

Financial instruments that potentially subject the Group to significant concentration of credit risk consist primarily of cash and cash equivalents, accounts receivables and prepayments and other current assets. As of June 30, 2024 and December 31, 2023, substantially all of the Group’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. For the credit risk related to accounts receivable, prepayments and other current assets, the Group performs ongoing credit evaluations of its customers, borrowers, suppliers and other third parties. The Group establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers, borrowers, suppliers and other third parties. The allowance amounts were immaterial for all periods presented.

The Group maintains cash with financial institutes, such as banks, in the PRC. Should any bank holding cash become insolvent, or if the Group is otherwise unable to withdraw funds, the Group would lose the cash with that bank; however, the Group has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”). As of June 30, 2024 and December 31, 2023, $30,971 and $993,520 of the Group’s cash and cash equivalents held by financial institutions were uninsured, respectively.

F-18

(b) Currency convertibility risk

Substantially the Group’s operating activities are settled in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with supporting documents.

(c) Concentration of customers and suppliers

No customers accounted for 10% or more of revenue for the six months ended June 30, 2024 and 2023.

The following customers accounted for 10% or more of the Group’s accounts receivable as of June 30, 2024 and December 31, 2023:

	As of June 30, 2024	As of December 31, 2023
Customer C	39.7%	46.8%
Customer D (i)	37.4%	35.1%

The following supplier accounted for 10% or more of the Group’s purchases for the six months ended June 30, 2024 and 2023:

	For the six months ended June 30,
	2024	2023
Supplier A (i)	85.1%	98.1%

F-19

The following supplier accounted for 10% or more of the Group’s accounts payable as of June 30, 2024 and December 31, 2023:

	As of June 30, 2024	As of December 31, 2023
Supplier C	31.6%	31.2%
Supplier D(i)	17.2%	26.5%
Supplier E(i)	22.6%	19.3%
Supplier F(i)	10.7%	11.9%

*	Represents less than 10%

(i)	Represents related parties.

5. Accounts receivable, net

Accounts receivable and the allowance for doubtful debt consisted of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Accounts receivable	$1,235,071	$1,382,535
Accounts receivable – related parties (Note 11)	767,138	807,335
Less: allowance for doubtful accounts	-	-
Total accounts receivable, net	$2,002,209	$2,189,870

The Group recognized allowance for doubtful accounts of nil for the six months ended June 30, 2024 and 2023, respectively, based on the accounting policies about doubtful receivables. Subsequently till November 28, 2024, $1,220,012 accounts receivable has been collected.

6. Inventories, net

Inventories, consist of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Products available for sale	$1,286,440	$1,306,307
Less: Inventory allowance	(114,494)	(93,693)
Foreign currency translation adjustments	7,339	5,151
	$1,179,285	$1,217,765

$20,801 write-down allowance of inventories and $7,189 reversal of allowance of inventories from the carrying amounts to its estimated net realizable value were recorded for the six months ended June 30, 2024 and 2023, respectively.

7. Other current assets

Prepayments and other current assets, net consisted of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Due from third parties (1)	110,084	140,847
Prepaid expenses (2)	3,107	11,109
Deposit	146,793	168,258
Input VAT	92,698	103,226
Staff advance (3)	142,803	-
Others	30,064	12,963
Less: allowance for doubtful accounts	-	-
	525,549	436,403

(1)	On December 20, 2023, Guangzhou Douyue entered into a purchase contract with a third party and made prepayment of $140,847. The contract was not executed and as of March 31, 2024, the prepayment has been fully collected. On May 13, 2024, Guangzhou Douyue and Guangzhou Yuebang entered into a purchase contract with another third party and made prepayment of $110,084.
(2)	Primarily consist prepaid professional service fee for initial public offering.
(3)	Staff advance was interest-free loan to staff for temporary use. Subsequently, all balance has been collected before December 31, 2024.

F-20

8. Short-term borrowings

The following table presents the Group’s outstanding short-term borrowings as of June 30, 2024 and December 31, 2023:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Borrowings from commercial banks	$12,109,203	$12,338,202
	$12,109,203	$12,338,202

On April 27, 2023, Guangzhou Yuebang entered into a banking facility agreement with Baiyun Mintai Rural Bank of Guangzhou, a commercial bank in China, pursuant to which Guangzhou Yuebang was entitled to borrow a loan of $563,388(RMB4,000,000) with an annual interest rate of 5.004%. The loan was guaranteed by Mr. Yuhao Liang and Mrs. Wang Luhan. Guangzhou Yuebang fully drew down the loan in 2023 and repaid $28,169 (RMB200,000) of the loan On October 20, 2023. Guangzhou Yuebang repaid the remaining balance $28,169 (RMB200,000) and $507,050 (RMB3,600,000) of the loan on January 20,2024 and April 15, 2024, respectively.

On April 27, 2023, Guangzhou Douyue entered into a banking facility agreement with Baiyun Mintai Rural Bank of Guangzhou, a commercial bank in China, pursuant to which Guangzhou Douyue was entitled to borrow a loan of $563,388 (RMB4,000,000) with an annual interest rate of 5.004%. The loan was guaranteed by Mr. Yuhao Liang and Mrs. Wang Luhan. Guangzhou Douyue drew down the amount in full and $28,169 (RMB200,000) of the loan On October 20, 2023. Guangzhou Douyue repaid the remaining balance $28,169 (RMB200,000) and $507,050 (RMB3,600,000) of the loan on January 20,2024 and April 15, 2024, respectively.

F-21

On October 26, 2023, Softto Smart entered into a banking facility agreement with Industrial Bank, a commercial bank in PRC, pursuant to which Softto Smart is entitled to borrow bank loan up to $4,225,411 (RMB30,000,000) with an annual interest rate of 5.2%. The loan was guaranteed by Mr. Yuhao Liang, Mrs. Wang Luhan and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd, a related party of the Group. The loan was also pledged by property owned by Guangzhou Qianlang High-tech Limited, an entity controlled by Mr. Yuhao Liang. Softto Smart drew down the amount in full as of October 26, 2023 and the loan balance was outstanding as of June 30, 2024 and December 31, 2023.

On December 5, 2023, Softto Smart entered into a banking facility agreement with Bank of China, a commercial bank in the PRC, pursuant to which Softto Smart is entitled to borrow a loan up to $7,042,353 (RMB50,000,000) with an annual interest rate of 3.8%, which was an interest rate benchmarked to the one-year lending rate of the People’s Bank of China (“PBOC”) plus 0.15%. The loan was guaranteed by Mr. Yuhao Liang and Mrs. Wang Luhan, Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd, a related party of the Group. The loan was also pledged by property owned by Yuandong Development Co., Ltd, an entity controlled by Mrs. Zhang Gui Zhen. Softto Smart drew down the amount in full as of December 16, 2023 and outstanding as of June 30, 2024 and December 31, 2023.

On May 13, 2024, Guangzhou Yuebang entered into a banking facility agreement with Baiyun Mintai Rural Bank of Guangzhou, a commercial bank in China, pursuant to which Guangzhou Yuebang was entitled to borrow a loan of $563,388 (RMB4,000,000) with an annual interest rate of 6.000%. The loan was guaranteed by Mr. Yuhao Liang, Mrs. Wang Luhan. Guangzhou Yuebang drew down the amount in full and the loan balance was outstanding as of June 30, 2024.

On May 13, 2024, Guangzhou Douyue entered into a banking facility agreement with Baiyun Mintai Rural Bank of Guangzhou, a commercial bank in China, pursuant to which Guangzhou Douyue was entitled to borrow a loan of $563,388 (RMB4,000,000) with an annual interest rate of 6.000%. The loan was guaranteed by Mr. Yuhao Liang, Mrs. Wang Luhan. Guangzhou Douyue drew down the amount in full and the loan balance was outstanding as of June 30, 2024.

For the six months ended June 30, 2024 and 2023, the Group recorded $267,319 and $259,377 of interest expenses, respectively.

9. Lease

The Group has several offices lease agreements with third parties and no any finance lease for the six months ended June 30, 2024 and 2023. Operating leases result in the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. ROU assets represent the Group’s right to use the leased asset for the lease term and lease liabilities represent the obligation to make lease payments.

For the six months ended June 30, 2024 and 2023, the Group incurred operating lease expense of $58,865 and $61,301, respectively. The operating lease expenses were charged to selling and marketing expenses and general and administrative expenses.

A summary of supplemental information related to operating leases as of June 30, 2024 and December 31, 2023:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Right-of-use assets	$291,649	$350,694
Operating lease liabilities, current	106,658	106,614
Operating lease liabilities, non-current	187,597	247,250
Weighted average remaining lease terms	2.7	3.2
Weighted average discount rate	4.75%	4.75%

F-22

The future lease payments as of June 30, 2024 were as follows:

As of June 30, 2024
FY2024 (remaining six months)	$58,933
FY2025	117,866
FY2026	110,872
FY2027	25,053
Thereafter	-
Total lease payment	312,724
less: imputed interest	(18,469)
Total lease liabilities	$294,255

10. Other current liabilities

The Group’s accrued expenses and other current liabilities comprised of the following:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Payroll and welfare payables	$68,231	$122,696
Deposit	79,811	121,821
Due to third party (1)	1,025,980	-
Service fee payable (2)	222,926	421,399
Interest payable	-	14,891
Others	19,196	-
	$1,416,144	$680,807

(1)	Amounts due to third party is the fund provided by a third party with free interest and due on demand, will be settled by June 30, 2025.
(2)	The balance of service fee payable as of June 30, 2024 is mainly payables for IPO related expenses.

11. Related party transactions

The Group had the following balances with related parties consisted of the following:

Names of the related parties	Relationship with the Group
Mr. Yuhao Liang	Controlling shareholder and chairman of the board of directors of the Company
Mrs. GuiZhen Zhang	Mother of Mr. Yuhao Liang
Mrs. Ying Li	Executive director of Yuejin and legal representative of Softto Smart until September 21, 2023
Mrs. Si Hua Wang	Legal representative of our operating subsidiary until June 2024
Mr. Min Wang	Legal representative of our operating subsidiary until April 2024
Mrs. Lu Han Wang	Spouse of Mr. Yuhao Liang
Guangzhou Softto Xueji Cosmetics Co., Ltd (“Xueji”)	Same legal representative with Guangzhou Yuebang until December 13,2023
Guangzhou Yunshang Innovation Technology Co., Ltd (“Yunshang”)	Indirectly controlled by Mr. Yuhao Liang until July 19, 2023.
Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd (“Tianwen”)	Controlled by sister of Mr. Yuhao Liang
Guangzhou Xueli Supply Chain Management Co., Ltd (“Xueli”)	Indirectly controlled by father of Mr. Yuhao Liang
Guangzhou Zhongjian Cosmetics Sales Partnership (Limited Partnership) (“Zhongjian”)	Controlled by sister of Mr. Yuhao Liang
Guangxi Wuzhou Softto Health Products Co., Ltd (“Wuzhou”)	Indirectly Controlled by father of Mr. Yuhao Liang
Softto Yigou Network Technology Co., Ltd (“Yigou”)	Controlled by Mrs. Li Ying until September 21, 2023
Guangzhou Wenhao Investment Consulting Co., Ltd (“Wenhao”)	Controlled by Mrs. Li Ying until September 21, 2023
Guangxi Softto Group Co., Ltd (“Guangxi Group”)	Indirectly controlled by father of Mr. Yuhao Liang
Guangzhou Soffto Zhimei Technology Partnership Enterprise (Limited Partnership) (“Zhimei”)	Indirectly controlled by father of Mr. Yuhao Liang
Shenzhen Shengqi Trading Co., Ltd (“Shenzhen Shengqi”)	Same shareholder of Yunshang until July 19, 2023.
Guangzhou Yuejin Cosmetics Co., Ltd (“Yuejin”)	Controlled by Mr. Yuhao Liang
Guangzhou Qianlang Freight Co., LTD (“Qianlang”)	Controlled by sister of Mr. Yuhao Liang

F-23

(a) Amounts due from related parties

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Mr. Min Wang (i)	$220,167	$-
Mrs. Si Hua Wang (i)	243,086	77,325
	$463,253	$77,325

(i)	Amounts due from Mr. Min Wang and Mrs. Si Hua Wang were advances to Mr. Min Wang and Mrs. Si Hua Wang for the Group’s business operation. The amount due from Mrs. Si Hua Wang has been collected before December 31, 2024, and the amount due from Mr. Min Wang will be collected by June 30, 2025.

(b) Amounts due to related parties

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Wenhao (i)	$30,961	$31,691
Mr. Yuhao Liang (ii)	355,122	800,218
Mrs. LuHan Wang (ii)	137,605	-
	$523,688	$831,909

(i)	Amount due to Wenhao represents the rental payable by Softto Smart.
(ii)	Amount due to Mr. Yuhao Liang and Mrs. LuHan Wang was amounts provided by Mr. Yuhao Liang and Mrs. LuHan Wang to the Group for daily operation purpose with no interest and due on demand.

(c) Advances to supplier-related parties

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Tianwen (i)	$9,853,036	$10,667,309
Zhimei	-	40,073
Others	435	445
	$9,853,471	$10,707,827

(i)	Advances to supplier, a related party under common control, represents prepaid amounts for the Group’s ordinary operation of product purchase.

(d) Loan to related parties

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Tianwen (i)	$980,003	$-
Xueji (i)	35,712	36,554
Guangxi Group (ii)(iii)	1,771,797	1,194,383
Xueli(i)	10,183	9,859
	$2,797,695	$1,240,796

(i)	Loans to Tianwen, Yunshang, Xueji and Xueli are interest-free loans provided by the Group to the related parties for their business operation need. Loans to Tianwen are expected to be collected by June 30, 2025.
(ii)	The loan to Guangxi Group was provided to help its temporary business operational needs and will be settled before June 30, 2025.
(iii)	Guangxi Group is an investment company with no active business operations and is indirectly controlled by the father of Mr. Yuhao Liang. There are no equity relationships between Guangxi Group and the Company. Additionally, the Company has no significant influence over Guangxi Group’s economic performance, nor does it have any obligation to absorb its operation losses or rights to receive benefits, that could potentially be significant to Guangxi Group.

F-24

(e) Loans from related parties

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Zhimei (i)	$307,071	$370,062
Others (i)	28,050	19,965
	$335,121	$390,027

(i)	Loans from related parties represent the loans lent to the Group for the daily operation purpose. There are no equity relationships between Zhimei and the Company.

(f) Accounts receivables - related parties

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Yunshang (i)	$749,428	$769,157
Xueli (i)	15,027	35,509
Others (i)	2,683	2,669
	$767,138	$807,335

(i)	Accounts receivable-related parties represent gross amounts due from related parties resulted from the related party sales transactions during the reporting periods.

(g) Accounts payable-related parties

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Xueli	$51,467	$58,583
Zhimei	109,266	94,835
Qianlang	83,108	130,032
	$243,841	$283,450

F-25

(h) Related parties’ transaction

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Sales to related parties
Tianwen	$1,064	$-
Yigou	329	562
Xueli	1,248	(165)
Others	210	369
	$2,851	$766

Purchase from related parties
Tianwen (i)	$3,365,121	4,433,772
Zhimei	5,050	26,217
Yunshang	3,733	19,134
Xueli	129	13,015
Others	-	424
	$3,374,033	$4,492,562

Rental expenses
Tianwen	$-	$33,104
	$-	$33,104

(i)	The Group purchase products available for sale from Tianwen, our major supplier, in ordinary course of business in the amounts of $2,987,598 and $5,010,162 for the six months ended June 30, 2024 and 2023, respectively. There are no equity relationships between Tianwen and the Company. Tianwen, our major supplier, is controlled and managed by the sister of Mr. Yuhao Liang, our Chairman and CEO. Tianwen does not sell exclusively to us and the production volume under the brand of “Softto” accounts for 29% and 43% of the total production output of Tianwen for the years ended December 31, 2023 and 2022, respectively. The Group advanced $9,853,036 and $10,667,309 to Tianwen in order to secure procurement prices as of June 30, 2024 and December 31, 2023, respectively, the Group lent loan of $980,003 to Tianwen as of June 30, 2024, while Tianwen provided partially guarantee of $11,008,366 (RMB80,000,000) (see Note 8). Tianwen has sufficient equity at risk to finance its activities without subordinated financial support. Based on the VIE assessment performed in accordance with ASC 810 Consolidation, the Group neither has the power to direct the activities of Tianwen that most significantly affect their economic performance nor has the obligation to absorb their operation losses, nor the right to receive benefits, that could potentially be significant to Tianwen, thus, Tianwen is not a VIE for the Group.

12. Employee benefit expenses

All eligible employees of the Group are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Group is required to make contributions to the plan and accrues these benefits based on certain percentages of the qualified employees’ salaries. The Group recorded employee benefit expenses of $52,141 and $39,705 for the six months ended June 30, 2024 and 2023, respectively.

13. Income Taxes

Cayman Islands

Under the current laws of the Cayman Islands, the Group and its intermediate holding companies in the Cayman Islands are not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Group or its subsidiaries in the Cayman Islands to their shareholders, no withholding tax will be imposed.

British Virgin Islands (“BVI”)

Subsidiary in the BVI is exempted from income tax on its foreign-derived income in the BVI. There are no withholding taxes in the BVI.

Hong Kong

Softto Co., Limited is incorporated in Hong Kong and is subject to a two-tiered income tax rate for taxable income earned in Hong Kong. The first 2,000 Hong Kong dollars of profits earned by a company is subject to be taxed at an income tax rate of 8.25%, while the remaining profits will continue to be taxed at the existing tax rate of 16.5%. No provision for Hong Kong profits tax has been made in the combined and consolidated financial statements as it has no assessable profit for the six months ended June 30, 2024 and 2023.

F-26

PRC

The Group’s PRC subsidiaries are incorporated in the PRC and subject to the statutory rate of 25% on the taxable income in accordance with the Enterprise Income Tax Law (the “EIT Law”), which was effective since January 1, 2008, except for certain entities eligible for preferential tax rates.

Dividends, interests, rent or royalties payable by the Group’s PRC subsidiaries, to non-PRC resident enterprises, and proceeds from any such non-resident enterprise investor’s disposition of assets (after deducting the net value of such assets) shall be subject to 10% withholding tax, unless the respective non-PRC resident enterprise’s jurisdiction of incorporation has a tax treaty or arrangements with China that provides for a reduced withholding tax rate or an exemption from withholding tax.

The EIT Law also provides that enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC are considered PRC tax resident enterprises and subject to PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise.

The following table presents the composition of income tax expenses for the six months ended June 30, 2024 and 2023:

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Current income tax expense	$63,352	$108,097
Deferred income tax benefit	(84,457)	(2,235)
	$(21,105)	$105,862

The reconciliation of the effective tax rate and the statutory income tax rate applicable to PRC operations was as follow:

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Loss before provision for income taxes	$(862,457)	$(996,310)
Income tax expense/(benefit) computed at an applicable tax rate of 25%	(215,615)	(249,077)
Effect of non-deductible items	6,868	6,487
Change in valuation allowance	187,642	348,452
	$(21,105)	$105,862

F-27

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Group’s deferred tax assets and deferred tax liabilities were as follows:

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Deferred tax assets:
Net operating loss carrying forward	$1,024,884	$755,121
Allowance for inventory impairment	1,812	1,281
Total deferred tax assets	1,026,696	756,402
Less: valuation allowance	(892,018)	(704,376)
Deferred tax assets, net	$134,678	$52,026

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss carry forwards. The Group evaluates the potential realization of deferred tax assets on an entity-by-entity basis.

As of June 30, 2024 and December 31, 2023, valuation allowances were mainly provided against deferred tax assets caused by net operating losses carried forward in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized due to their recurring losses.

According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year the loss was incurred. Carryback of losses is not permitted. As of June 30, 2024, the Group had net operating losses $5,230,595, which will expire during the period from 2024 to 2028.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2024 and December 31, 2023, the Group did not have any significant unrecognized uncertain tax positions.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of operations for the six months ended June 30, 2024 and 2023.

14. Segment

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Group’s business segments.

The Group’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group.

The Group has determined that it has three operating segments: (1) Online retail segment and (2) Offline wholesales segment.

F-28

The summary information by segment are as follows:

	Online retail	Offline wholesales	Total June 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$2,114,120	$3,396,850	$5,510,970
Cost of revenues	(1,097,799)	(2,674,832)	(3,772,631)
Gross profit	1,016,321	722,018	1,738,339
Selling and marketing	(1,147,797)	(363952)	(1,511,749)
General and administrative	(189,309)	(290,783)	(480,092)
Shipping and handling expenses	(175,763)	(200,010)	(375,773)
Operating loss	$(496,548)	$(132,727)	$(629,275)

	Online retail	Offline wholesales	Total June 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$2,819,989	$4,039,620	$6,859,609
Cost of revenues	(1,820,607)	(3,268,923)	(5,089,530)
Gross profit	999,382	770,697	1,770,079
Selling and marketing	(485,078)	(439,161)	(924,239)
General and administrative	(337,728)	(478,280)	(816,008)
Shipping and handling expenses	(410,973)	(358,943)	(769,916)
Operating loss	$(234,397)	$(505,687)	$(740,084)

15. Shareholders’ Equity

Ordinary Shares

The Company was established under the laws of Cayman Islands on November 27, 2023. The original authorized number of ordinary shares is 500,000,000 shares with par value of US$0.0001 per share. On November 27, 2023, the Company issued 10,000,000 shares. The shares are presented on a retroactive basis to reflect the recapitalization.

Additional paid-in capital

Softto Smart has received investment funds of US$7,294,511 in cash from its then shareholders since 2018 to 2022. As of June 30, 2024 and December 31, 2023, additional paid-in capital in the consolidated balance sheets represented the combined contributed capital of the Company’s subsidiaries.

Restricted net assets

Relevant PRC statutory laws and regulations permit payments of dividends by the Group’s PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Group’s subsidiaries.

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, a foreign invested enterprise established in the PRC is required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts, which is included in retained earnings accounts in equity section of the consolidated balance sheets. A wholly foreign owned invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve reaches 50% of its respective registered capital based on the enterprise’s PRC statutory accounts.

Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. If any PRC subsidiary incur debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the Group. Any limitation on the ability of the PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to pay dividends.

F-29

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide statutory common reserve at least 10% of its annual after-tax profit until such reserve reaches 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The Group’s provision for the statutory common reserve is in compliance with the aforementioned requirement of the Company Law. A domestic enterprise is also required to provide for discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

Because the Group’s entities in the PRC can only be paid out of distributable profits reported in accordance with PRC accounting standards, the Group’s entities in the PRC are restricted from transferring a portion of their net assets to the Holding Company. The restricted amounts include the paid-in capital, additional paid-in capital and statutory reserves of the Group’s entities in the PRC. The aggregate amount of paid-in capital, additional paid-in capital and statutory reserves, which is the amount of net assets of the Group’s entities in the PRC (mainland) not available for distribution, were $7,404,979 and $7,404,979 as of June 30, 2024 and December 31, 2023, respectively.

16. Commitments and Contingencies

(a) Capital expenditure commitments

The Group has no capital expenditure commitment as of June 30, 2024.

(b) Lease commitments

The Group’s future lease payments as of June 30, 2024 refer to Note 9 Lease.

(c) Contingencies

The Group is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Group does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on the Group’s consolidated business, financial position, cash flows or results of operations taken as a whole. As of June 30, 2024, the Group is not a party to any material legal or administrative proceedings.

17. Subsequent events

The Group evaluated all events that occurred up to the date of this report and determined that no events that would have required adjustment or disclosure.

18. Condensed Financial Information of the Parent Company

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25% of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of its consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements of the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investments in its subsidiaries. The parent company and its subsidiaries were included in the consolidated financial statements where inter-company balances and transactions were eliminated upon consolidation. For purpose of the parent company’s stand-alone financial statements, its investments in subsidiaries were reported using the equity method of accounting. The parent company’s share of income from its subsidiaries were reported as share of income of subsidiaries in the accompanying parent company financial statements.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

As of June 30, 2024 and December 31, 2023, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those separately disclosed in the consolidated financial statements, if any.

F-30

SOFTTO INC.

PARENT COMPANY BALANCE SHEETS

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
ASSETS
Non-current assets
Investment in subsidiaries	$756,334		$1,629,148

Total assets	$756,334		$1,629,148

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES	$	$

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding at June 30, 2024 and December 31, 2023	1,000		1,000
Subscription receivable	(1,000)		(1,000)
Additional paid-in capital	7,294,511		7,294,511
Statutory reserve	110,468		110,468
Accumulated deficit	(6,590,376)		(5,749,024)
Accumulated other comprehensive income	(58,269)		(26,807)
Total shareholders’ equity	756,334		1,629,148

Total liabilities and shareholders’ equity	$756,334		1,629,148

SOFTTO INC.

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
EQUITY IN LOSS OF SUBSIDIARIES	$(841,352)	$(1,102,172)

NET LOSS	(841,352)	$(1,102,172)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(31,462)	(147,373)
COMPREHENSIVE LOSS	$(872,814)	$(1,249,545)

SOFTTO INC.

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(841,352)	$(1,102,172)
Adjustments to reconcile net cash flows from operating activities:
Equity in loss of subsidiaries	841,352	1,102,172
Net cash used in operating activities		-

CHANGES IN CASH	-	-

Cash and cash equivalents, beginning of year	-	-

Cash and cash equivalents, end of year	$-	$-

F-31

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors of

Softto, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Softto, Inc. and subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes to the consolidated financial statements. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Related Party Relationship and Transactions

As described in Note 11 to the consolidated financial statements, management disclosed that they had significant business transactions with various entities under common control of the Company’s major shareholder or officers during the years ended December 31, 2023 and 2022, including but not limit to merchandise and other materials procurement, sales of goods, commercial loans and etc.

Identification of related parties’ relationship and related party transactions are assessed and determined as a critical audit matter. This required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the reasonableness of management’s procedures performed to identify related parties and related party transactions and the results.

The primary procedures we performed to address this critical audit matter included:

Inquired and performed walkthrough related to the internal controls over the Company’s related party identification process, including controls related to the identification of significant non- routine related party transactions with the entities.
Read new sales/purchase agreements entered into with the related entities identified as well as debt settlements and other contracts.
Inquired of executive officers, key members of the Company, and the Board of Directors regarding related party transactions with the entities.
Received confirmations from related parties and compared responses to the Company’s records.
Obtained the management’s assessments of VIE identification for two related parties and evaluated their conclusion for reasonableness in accordance with GAAP rules.
Performed the following procedures to identify information related to potential additional transactions between the Company and related parties that may also include third parties:
(a) Read external news for information related to transactions.
(b) Inspect the Company’s minutes from meetings of the Board of Directors.
(c) Perform information search on third party websites, including social media platforms.
Evaluate the overall sufficiency of audit evidence over the identification of significant non- routine related party transactions with the entities along with its subsequent movements.

/s/ Simon & Edward, LLP

We have served as the Company’s auditor since 2023.

Rowland Heights, California

August 22, 2024

F-32

SOFTTO INC.
CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Notes	2023	2022
ASSETS
Current assets:
Cash and cash equivalents		$1,803,497	$2,935,924
Accounts receivable, net	5	1,382,535	914,011
Accounts receivable - related parties	11	807,335	3,222,732
Advance to suppliers– related parties	11	10,707,827	2,195,483
Amounts due from related parties	11	77,325	385,971
Loan to related parties	11	1,240,796	4,096,611
Inventories, net	6	1,217,765	2,047,865
Other current assets	7	436,403	2,026,601
Total current assets		17,673,483	17,825,198

Non-current assets:
Property and equipment, net		74,008	75,914
Intangible assets, net		12,674	10,469
Right-of-use assets	9	350,694	464,631
Deferred tax assets	13	52,026	10,352
Other noncurrent assets		346,548	83,016
Total non-current assets		835,950	644,382
Total assets		$18,509,433	$18,469,580

LIABILITIES AND EQUITY
Current liabilities:
Short-term loans	8	12,338,202	11,598,910
Accounts payable		207,934	331,807
Accounts payable - related parties	11	283,450	-
Contract liabilities		380,855	391,929
Taxes payable		1,413,236	1,435,841
Amounts due to related parties	11	831,909	32,622
Loan from related parties	11	390,027	-
Operating lease liabilities - current	9	106,614	104,666
Other current liabilities	10	680,807	186,202
Total current liabilities		16,633,034	14,081,977

Non-current liabilities:
Operating lease liabilities - noncurrent	9	247,250	364,264
Total noncurrent liabilities		247,250	364,264
Total liabilities		16,880,284	14,446,241

Commitment and contingencies

Shareholders’ equity:
Ordinary share, $0.0001 par value; 500,000,000 shares authorized; 10,000,000 shares issued and outstanding as of December 31, 2023 and 2022*	15	1,000	1,000
Subscription receivable*	15	(1,000)	(1,000)
Additional paid-in capital	15	7,294,511	7,294,511
Statutory reserves	15	110,468	86,888
Accumulated deficit		(5,749,024)	(3,440,000)
Accumulated other comprehensive (loss) income		(26,806)	81,940
Total equity		1,629,149	4,023,339
Total liabilities and equity		$18,509,433	$18,469,580

*The shares data is presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-33

SOFTTO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENISVE LOSS

		For the years ended December 31,
	Notes	2023	2022
Revenues, net		$14,948,060	$19,493,268
Revenues from related parties, net		4,352	28,410
Cost of revenues		(11,101,150)	(15,052,546)
Gross profit		3,851,262	4,469,132

Operating expenses:
Selling and marketing		(2,561,827)	(2,063,071)
General and administrative		(1,636,573)	(477,518)
Shipping and handling		(1,397,028)	(2,034,872)
Total operating expenses		(5,595,428)	(4,575,461)
Operating loss		(1,744,166)	(106,329)

Other income (expense):
Interest income		15,338	2,443
Interest expenses		(520,740)	(53,095)
Other income (loss), net		16,219	(704)
Loss before income taxes		(2,233,349)	(157,685)
Income tax expenses	13	(52,095)	(291,819)
Net loss		$(2,285,444)	$(449,504)

Net loss per share attributable to ordinary shareholders of the Company’s shareholders *
Basic and diluted		(0.23)	(0.04)

Weighted average shares used in calculating net loss per share *
Basic and diluted		10,000,000	10,000,000

Net loss		$(2,285,444)	$(449,504)

Other Comprehensive income, net of tax
Foreign currency translation (loss) income		(108,746)	29,332

Comprehensive loss		$(2,394,190)	$(420,172)

*The shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-34

SOFTTO Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

							Accumulated
				Additional			Other	Total
	Ordinary shares		Subscription	paid-in	Statutory	Accumulated	Comprehensive	(Deficit)
	shares*	Amount	Receivable	capital	reserves	deficit	Income (loss)	Equity
Balance as of December 31, 2021	10,000,000	$1,000	$(1,000)	$2,153,163	$-	$(2,903,608)	$52,608	$(697,837)
Capital contribution				5,141,348				5,141,348
Consolidated net loss	-		-	-	-	(449,504)	-	(449,504)
Statutory reserves	-	-	-	-	86,888	(86,888)	-	-
Foreign currency translation income	-	-	-	-	-	-	29,332	29,332
Balance as of December 31, 2022	10,000,000	1,000	(1,000)	7,294,511	86,888	(3,440,000)	81,940	4,023,339
Consolidated net loss	-	-	-	-	-	(2,285,444)	-	(2,285,444)
Statutory reserves	-	-	-	-	23,580	(23,580)	-	-
Foreign currency translation (loss)	-	-	-	-	-	-	(108,746)	(108,746)
Balance as of December 31, 2023	10,000,000	$1,000	$(1,000)	$7,294,511	$110,468	$(5,749,024)	$(26,806)	$1,629,149

*The shares data is presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

F-35

SOFTTO INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(2,285,444)	$(449,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	34,873	33,747
Amortization of ROU assets	100,942	80,394
Deferred tax benefits	(42,082)	(10,611)
Provision for inventory reserve	(5,177)	98,870
Changes in operating assets and liabilities:
Accounts receivable	(495,946)	(925,087)
Accounts receivable - related parties	2,329,624	828,105
Advance to suppliers	19,056	2,468
Advance to suppliers– related parties	(8,598,033)	(2,250,362)
Inventories	778,883	(1,784,777)
Other current assets	1,250,778	(1,965,415)
Accounts payable	(114,707)	340,101
Accounts payable – related parties	284,210	(4,646,886)
Operating lease liabilities	(101,950)	(75,925)
Contract liabilities	3	341,752
Advance from customers - related parties	113	-
Amounts due from related parties	298,425	53,185
Taxes payable	18,437	1,141,196
Other current liabilities	501,263	106,578
Net cash used in operating activities	(6,026,732)	(9,082,171)

Cash flows from investing activities:
Purchase of property and equipment	(33,642)	(10,947)
Purchase of intangible assets	(4,003)	(12,811)
Loan to related parties	2,746,208	(4,160,443)
Net cash provided by (used in) investing activities	2,708,563	(4,184,201)

Cash flows from financing activities:
Loan proceeds received from banks	12,427,799	11,888,839
Loan repayments made to related parties	1,193,439	(1,120,710)
Loan repayment made to banks	(11,354,489)	-
Capital injection	-	5,234,291
Net cash provided by financing activities	2,266,749	16,002,420

Effect of exchange rate changes on cash	(81,007)	(88,672)

Net change in cash and cash equivalents	(1,132,427)	2,647,376
Cash and cash equivalents, beginning of year	2,935,924	288,548
Cash and cash equivalents, end of year	$1,803,497	$2,935,924

Supplemental disclosure of cash flows information:
Interest paid	$520,740	$-
Income taxes paid	$1,882	$37,384

Supplemental disclosure of non-cash activities:
Debt settlement among related parties	$11,192,370	$-

 The accompanying notes are an integral part of these consolidated financial statements.

F-36

SOFTTO INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Organizations and principal activities

(a) Nature of operations

Softto Inc. (the “Softto” or “Holding Company”), is an exempted company with limited liability incorporated under the laws of the Cayman Islands on November 27, 2023 as a holding company. Softto Smart Brand Management Co., Ltd (“Softto Smart”, formerly known as “Softto Smart Personal Care Products Co., Ltd”), a limited liability company established in the People’s Republic of China (the “PRC” or “China”). Softto Smart, together with its subsidiaries (collectively referred to hereinafter as the “Operating Entities” or the “Group”), are principally engaged in online retail and offline wholesales of hair care and skin and personal care products.

(b) Reorganization

In preparation of its initial public offering (“IPO”) in the United States, the following transactions were undertaken to reorganize the legal structure of Operating Entities. The Group was incorporated in connection with a group reorganization (the “Reorganization”) of Softto Smart and its subsidiaries.

On December 4, 2023, the Company established a wholly-owned subsidiary in British Virgin Island (“BVI”), Softto Holding Limited (“Softto BVI”), a limited company incorporated under the laws of BVI.

On December 11, 2023, Softto BVI established a wholly-owned subsidiary in Hong Kong, Softto Co., Limited (“Softto HK”), a limited liability company incorporated under the laws of Hong Kong.

On January 8, 2024 Softto HK established a wholly-owned subsidiary, Guangzhou Softto Investment Holdings Co., Ltd. (“Softto Investment” or “WFOE”), a limited liability company organized under the laws of China.

On June 11, 2024, Softto BVI established a wholly-owned subsidiary in the United States, Softto Inc. (“Softto US”), a company incorporated under the laws of the State of Washington, the United States.

On January 23, 2024, the Holding Company, through WFOE, entered into an equity purchase agreement with Softto Smart and its then shareholders. Softto has accounted for the Reorganization as transaction between entities with common ownership, which is akin to a reorganization of entities under common control. As all the entities involved in the process of the Reorganization are under common ownership of Softto Smart’s shareholders before and after the Reorganization, the Reorganization is accounted for in a manner similar to a pooling of interests with the assets and liabilities of the parties to the Reorganization carried over at their historical amounts. Therefore, the accompanying consolidated financial statements were prepared as if the corporate structure of the Company had been in existence since the beginning of the periods presented. The Company and its subsidiaries hereinafter are collectively referred to as the “Group”.

F-37

Upon the Reorganization, the Group has subsidiaries in countries and jurisdictions including PRC, Hong Kong and Cayman Islands. Details of the subsidiaries of the Group are set out below:

	Percentage of legal ownership of the Company	Place and date of incorporation

Softto Inc.		Cayman Islands, November 27, 2023

Subsidiaries
Softto Inc. (“Softto US”)	100%	The State of Washington, the United States, June 11, 2024
Softto Holding Limited (“Softto BVI”)	100%	British Virgin Island, December 4, 2023
Softto Co., Limited (“Softto HK”)	100%	Hong Kong, December 11, 2023
Guangzhou Softto Investment Holdings Co., Ltd (“Softto Investment” or “WFOE”)	100%	Guangdong, PRC, January 8, 2024
Guangzhou Softto Brand Management and Operation Co., Ltd (“Guangzhou Softto “)	100%	Guangdong, PRC, October 13, 2023
Softto Smart Brand Management Co., Ltd (“Softto Smart”)	100%	Guangdong, PRC, December 28, 2017
Guangzhou Yuebang Personal Care Products Co., Ltd (“Guangzhou Yuebang”)	100%	Guangdong, PRC, January 6, 2022
Guangzhou Douyue Technology Innovation Co., Ltd (“Guangzhou Douyue”)	100%	Guangdong, PRC, March 1, 2022
Guangzhou Haoyuan Daily Chemical Trading Co., Ltd (“Guangzhou Haoyuan”)	100%	Guangdong, PRC, March 24, 2022
Tikas (Guangzhou) High Tech Co., Ltd (“Tikas Guangzhou”)	100%	Guangdong, PRC, September 26, 2023
Tikas (Guangzhou) High Tech Co., Ltd Changsha Branch (“Changsha Branch”)	100%	Hunan, PRC, July 11, 2023

Impact of the COVID-19

Beginning in late 2019, there was an outbreak of COVID-19 (coronavirus) which has spread quickly across many parts in China, the U.S. and worldwide. In March 2020, the World Health Organization declared the COVID-19 a pandemic. With an aim to contain the COVID-19 outbreak, the Chinese government has imposed various strictive measures across the country including, but not limited to, travel restrictions, mandatory quarantine requirements, and postponed resumption of business operations until after the 2020 Chinese New Year holiday. Starting from March 2020, businesses in China began to reopen and interruptions to businesses were gradually removed. However, due to the outbreak of Omicron variant in 2022 in China, many cities in China have imposed new restrictions, quarantine and testing requirements and office closures, including Guangzhou, where our headquarters are located. In early December 2022, Chinese government eased the strict control measure for COVID-19, which has led to surge in increased infections and caused disruption in the Group’s business operations in December 2022 and January 2023.

F-38

Due to the epidemic, people’s consumption habits have changed significantly, and they are more accustomed to online shopping. The Group actively invested resources to develop online retail channels in 2022. As a result, the Group’s sales from online retail business have increased significantly in 2022. For offline wholesales business, the Group’s operations in 2022 were not significantly negatively impacted by the pandemic. As the date of this report, the Chinese government has loosened its policy and there is no control measures due to COVID-19. However, the situation remains highly uncertain for any further outbreak or resurgence of the COVID-19 and new variants. It is therefore difficult for the Group to estimate the impact on our business or operating results that might be adversely affected by any further outbreak or resurgence of COVID-19 and new variants. The Group will continue to closely monitor the situation throughout 2023 and beyond.

2. Going concern

The Group had an operating loss of approximately $1,744,166 and $106,329 for the years ended December 31, 2023 and 2022, accumulated deficit of approximately $5,749,024 as of December 31, 2023. These conditions raise substantial doubt about the Group’s ability to continue as a going concern. Therefore, the Group may be unable to realize its assets and discharge its liabilities in the normal course of business.

The Group meets its day-to-day working capital requirements through its ability to successfully execute the business plan of reducing the cost of operations and pursuing potential financing to improve its cash flow from operating and financing activities. Based on cash flow projections from operating and financing activities and the current balance of cash and cash equivalents, the management is of the opinion that the Group will probably not have sufficient funds to meet its working capital requirements and debt obligations as they become due one year from the filing date of this report. These conditions raise substantial doubt about the Group’s ability to continue as a going concern.

The Group plans to alleviate the going concern risk through (1) equity financing, (2) other available sources of financing (including debt) from PRC banks and other financial institutions, (3) increasing cash generated from business operations, and (4) collecting receivables and loans from related parties to meet its anticipated working capital requirements for at least the next 12 months. The Group may, however, needs additional capital in the future to fund its operation. There is no assurance that the Group will be successful in implementing the foregoing plans or that additional financial resources will be available to it on commercially reasonable terms, or at all. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the Group be unable to continue as a going concern.

F-39

3. Summary of principal accounting policies

(a) Basis of presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

(b) Principles of consolidation

The accompanying consolidated financial statements of the Group include the financial statements of Softto and its subsidiaries.

A subsidiary is an entity in which Softto, directly or indirectly, controls more than one half of the voting power; has the power to appoint or remove the majority of the members of the board of directors (the “Board”); and to cast majority of votes at the meeting of the Board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All significant transactions and balances between Softto and its subsidiaries have been eliminated in consolidation. The non-controlling interests in consolidated subsidiaries are shown separately in the consolidated financial statements.

(c) Use of estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Group continually evaluates its estimates, including, but not limited to, those related to the allowance for doubtful accounts, recoverability and useful lives of long-lived assets, valuation allowance for deferred tax assets, and impairment of right-of-use assets and other long-lived assets. The Group bases its estimates on historical experience and on various other assumptions that it believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to the Group’s reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

(d) Functional currency and foreign currency translation

The functional currency of the Group and its overseas subsidiaries which incorporated in the Cayman Islands and BVI is US Dollar (“US$”). The functional currency of the Group’s subsidiaries which incorporated in Hong Kong is Hong Kong Dollar (“HK$”). The functional currency of the Group’s subsidiaries which incorporated in PRC is RMB. The Group uses US Dollar (“US$”) as its reporting currency.

F-40

In the consolidated financial statements, the financial information of the Group and other entities located outside of PRC have been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the periods. Translation adjustments are reported as foreign currency translation adjustments and are shown as a component of other comprehensive loss in the consolidated statements of operations and comprehensive income (loss).

Transactions denominated in foreign currencies are re-measured into the reporting currency at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in foreign currencies are re-measured into the reporting currency at the exchange rates prevailing at the balance sheet date.

(e) Fair value of financial instruments

The Group and its wholly owned subsidiaries adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The carrying amounts reported in the balance sheets of cash and cash equivalents, accounts receivable, advances from suppliers, amount due from related parties, other current assets, accounts payable, accrued expenses and other current liabilities and amount due to related parties, approximate their fair value based on the short-term maturity of these instruments. The Group did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2023 and 2022.

(f) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and cash in bank. Cash equivalents include interest bearing savings accounts and all highly liquid investments with original maturities of three months or less, which are unrestricted as to withdrawal and use.

(g) Accounts receivables, net

Accounts receivables include trade accounts due from our offline wholesale customers and e-commence platforms. The Group maintains an allowance for credit losses which reflects its best estimate of amounts that potentially will not be collected. The Group determines the allowance for credit losses taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires the Group to measure and recognize expected credit losses for financial assets held and not accounted for at fair value through net income. The Group adopted this guidance effective January 1, 2023. The Group makes specific bad debt provisions based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections and future economic conditions (extend data and macroeconomic factors). Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2023 and 2022, there was no allowance for doubtful accounts recognized, respectively. As of December 31, 2023 and 2022, the Group had no allowance for doubtful accounts.

F-41

(h) Inventories, net

Inventories, consisting of products available for sale, are stated at the lower of cost or net realizable value on a weighted average basis. The Group records inventory reserves for obsolete and slow-moving inventory. Inventory reserves are based on inventory obsolescence trends, historical experience and application of the specific identification method. As of December 31, 2023 and 2022, the Group had provision for inventory reserve of $93,693 and $98,870, respectively.

(i) Property and equipment, net

Property and equipment are recorded at cost net of accumulated depreciation, amortization and impairment losses. Gains and losses on disposal of property and equipment are included in other income, net. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable and amortizable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Category	Estimated useful lives
Leasehold improvements	The shorter of the lease term or the estimated useful lives
Office furniture	3-5 years
Electronic equipment	3-10 years

For the years ended December 31, 2023 and 2022, the Group recorded depreciation and amortization expenses of $33,380 and $31,667, respectively.

(j) Intangible assets, net

Intangible assets, comprising operational software and trademark. Intangible assets are separable from the fixed assets, are stated at cost less accumulated amortization. For intangible assets with definite lives, they are amortized over estimated useful lives, and are reviewed annually for impairment. Amortization is computed using the straight-line method over the contract useful lives of 1-10 years. Amortization expenses for intangible assets recorded as general and administrative expenses were $1,493 and $2,029 for the years ended December 31, 2023 and 2022, respectively.

(k) Leases

On January 1, 2021, the Group adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840. The Group elected to apply practical expedients permitted under the transition method that allow them to use the beginning of the period of adoption as the date of initial application, to not recognize lease assets and lease liabilities for leases with a term of twelve months or less, to not separate non-lease components from lease components, and to not reassess lease classification, treatment of initial direct costs, or whether an existing or expired contract contains a lease. The Group used modified retrospective method. Upon the adoption of the new lease standard on January 1, 2021, the Group recognized approximately $141,023 of right-of-use assets and approximately $141,023 of operating lease liabilities upon the adoption of ASC 842.

F-42

Under the new lease standard, the Group determines if an arrangement is or contains a lease at inception. Right-of-use assets and liabilities are recognized at lease commencement date based on the present value of remaining lease payments over the lease terms. The Group consider only payments that are fixed and determinable at the time of lease commencement.

At the commencement date, the lease liability is recognized at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred. All right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets as of December 31, 2023 and 2022.

(l) Impairment of long-lived assets

The Group evaluates its long-lived assets, including property, equipment and software and right-of-use assets with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Group evaluates the recoverability of long-lived assets by comparing the carrying amounts of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Group recognizes an impairment loss based on the excess of the carrying amounts of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available.

As of December 31, 2023 and 2022, there was no impairment of long-lived assets.

(m) Revenue recognition

Under ASC 606, Revenue from Contracts with Customers, the Group recognizes revenue when a customer obtains control of promised goods or services and recognizes in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

The Group recognized revenue according to the following 5-step revenue recognition criteria based on ASC 606: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price; 5) recognize revenue when or as the entity satisfies a performance obligation. The adoption of ASC 606 did not significantly change (1) the timing and pattern of revenue recognition for all of the revenue streams, and (2) the presentation of revenue as gross versus net. Therefore, the adoption of ASC 606 did not have a significant impact on the Group’s financial position, results of operations, equity or cash flows as of the adoption date.

F-43

The Group’s revenues are primarily derived from (i) offline wholesale: sales of the Group’s products to third party platform distributors and wholesalers who then sells to their end customers; and (ii) online retail: sales of the Group’s products to end customers directly through the Group’s online stores running on third party e-commerce platforms, such as Tiktok, Pinduoduo, Tmall and JD.com, etc., and through offline stores operated by the Group; and (iii) commission fee, which was no longer the main sales channel since 2022 (since commission fee is less than 1% of total revenues, combined with offline wholesale): sales to related parties acting as an agent, charging commission fee calculated based on the difference between the purchase price and the selling price of products. The following table presents the Group’s revenues disaggregated by sales channel for the years ended December 31, 2023 and 2022:

	For Years Ended December 31,
	2023	%	2022	%
Sales of product by channel
Online retail	$6,217,653	41.6	$10,203,027	52.3
Offline wholesale	8,734,759	58.4	9,318,651	47.7
Total revenues	$14,952,412	100.0	$19,521,678	100.0

The Group normally enters into two types of sales agreements with third party e-commerce platforms:

Distribution Agreements

Pursuant to the distribution agreements entered, the platform distributors purchase products from the Group and sell to end customers under the platform distributors’ names, the platform distributors take control of the products with rights of return if there is quality problem with the products. After taking control of our products, the platform distributors are responsible for selling and fulfilling all obligations in its sales contracts with end customers, including delivering products and providing customer support. Under the distribution agreement, the Group entered contractual relationship with the platform distributors instead of end customers. Based on these indicators, the Group determined the e-commerce platform distributors (as opposed to the end customers) as the Group’s customers according to ASC 606-10-55-39. The sales contracts with the platform distributions normally include right to return products within 24 hours after receipt of goods if we do make a fault.

Platform Service Agreements

Pursuant to the e-commence platform service agreements entered, the Group sets up online stores on e-commence platforms to sell the Group’s product directly to the customers of the platforms: end consumers. The platforms provide services to support the operations of the online store including processing sales orders from end customers and their advance payments. The platforms charge the Group service fees based on the Group’s sales amount through the online stores periodically. The Group enters sale contracts directly with the end customers under the sales model. The Group takes control of the products and is responsible for selling and fulfilling all obligations according to its sales contracts with end customers, including delivering products and providing customer support after sales. Under the sales model, the Group determines the end customers of e-commence platforms (as opposed to platforms) are our customers according to ASC 606-10-55-39. The sales contracts with end customers normally include a customer’s right to return products within 7 days after receipt of goods.

During 2021 and prior years, the Group purchased and sold most of products from and to related parties, acting as an agent between the end consumers and suppliers in order to to manage the Softto brand. The related parties were responsible for determining sales strategy and distributing the products through their own sales channels. The Group does not handle the delivery of the goods, bear any inventory risk, or have discretion in setting sale prices. The Group charges a commission calculated based on the difference between the purchase price and the selling price of products. This commission was recognized upon delivery of the products to customers and was reported net under “Revenues from related parties, net” in the consolidated statements of operations for the years ended December 31, 2023 and 2022.

F-44

In 2022 and 2023, the Group started to build sales team to develop its own sales channels both offline and online. The Group sells their products directly to wholesalers and end customers, revenues are recognized at gross when control is transferred by the Group which typically happens upon delivery. The Group recognizes revenues on a gross basis as the Group is acting as a principal in these transactions, the Group executes their own sales strategies, has latitude in establishing sale prices, takes controls of products and is responsible for fulfilling the promises to provide the specified goods.

The Group determines that there is only one performance obligation under the sales agreement with the e-commerce platform distributor or end customer, which is to transfer control of the ordered products to the customer.

The Group recognizes revenue from sales to e-commerce platform distributors and end customers upon delivery of the products to their warehouses in an amount equal to the contract sales prices after sales discount and estimated sales allowances for sales returns and rebates. Estimated sales allowances for sales returns, rebates, incentives and price protection are made based on contract terms and historical patterns. For e-commerce business, consumers are generally entitled to return the products purchased within seven days upon receipt without giving any reasons. As of December 31, 2023 and 2022, the Group quantified sales return amount of $774 and $386 for the last seven days of the year end based on historical return rate of 1~3‰, respectively. Given minimal customer returns historically, the Group did not reserve for sales returns as of December 31, 2023 and 2022.

Contract Assets and Liabilities

A receivable is recorded when the Group has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. A contract asset is recorded when the Group has transferred products to the customer before payment is received or is due, and the Group’s right to consideration is conditional on future performance or other factors in the contract. The Group did not have contract asset as of December 31, 2023 and 2022.

Sales to e-commerce platform distributors are on credit terms, and receivables are recorded upon recognition of revenues. Sales through online stores on e-commerce platforms are paid by the end customers using Payment Channels utilized by the platforms, such as Alipay, WeChat Pay, Douyin Pay and etc before the Group delivers the products. Platforms settle sales payments with the Group within pre-agreed time frame (i.e. approximately 14 days) after the Group delivers products to end customers, or when the end customers confirm their receipts of products, whichever is earlier.

A contract liability is recorded when the Group’s obligation to transfer goods to a customer has not yet shipped or delivered for which the Group has received consideration from customers. The Group presents such amounts as contract liability on the consolidated balance sheets. A contract liability is also recorded as deferred revenue for the products yet shipped which are the rewards based on the customer incentive plan.

As of December 31, 2023 and 2022, contract liabilities were $380,855 and $391,929, respectively, including $380,855 advance from customers and nil deferred revenue, and $253,908 advance from customers and deferred revenue of $138,021, respectively. All contract liabilities balances at the beginning of the year were realized as part of the total revenue in the following years due to generally short-term duration of contracts. During the years ended December 31, 2023 and 2022, the Group recognized $391,929 and $63,329 of revenue from performance obligations satisfied (or partially satisfied) for the contract liabilities carried from prior years, respectively.

(n) Cost of revenues

Amounts recorded as cost of revenues relate to direct expenses incurred in order to generate revenue. Cost of revenues primarily consist of (i) the purchase cost of the Group’s products for sale, and (ii) commission or agent fees paid to live streamers and talent agencies determined based on a percentage of revenue from product sales. These costs are charged to the consolidated statements of operations as incurred.

F-45

(o) Segment Reporting

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM or decision-making group, in deciding how to allocate resources and in assessing performance. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. Management, including the CODM, reviews operating results by the revenue of different services. Based on the management’s assessment, the Group has determined that it has two operating segments as defined by ASC 280 (see Note 14).

(p) Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Group’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Group, or (iv) anyone who can significantly influence the financial and operating decisions of the Group. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(q) Taxation

Income taxes

Current income taxes are provided on the basis of income/(loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred income taxes are provided using the assets and liabilities method. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statement of income and comprehensive income in the period of change. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more-likely-than-not that some portion of, or all of the deferred tax assets will not be realized.

F-46

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Group consider positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Group considers possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

Value added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price with VAT rates of 6%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded under taxes payable. All of the VAT returns filed by the Group’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Uncertain tax positions

The Group applies the provisions of ASC topic 740 (“ASC 740”), Accounting for Income Taxes, to account for uncertainty in income taxes. ASC 740 prescribes a recognition threshold a tax position is required to meet before being recognized in the financial statements. The benefit of a tax position is recognized if a tax return position or future tax position is “more likely than not” to be sustained under examination based solely on the technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured, using a cumulative probability approach, at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. The estimated liability for unrecognized tax benefits are periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and or developments with respect to tax audits, and the expiration of the statute of limitations. Additionally, in future periods, changes in facts and circumstances, and new information may require the Group to adjust the recognition and measurement of estimates with regards to changes in individual tax position. Changes in recognition and measurement of estimates are recognized in the period which the change occurs.

The Group’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000 (US$15,419). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

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(r) Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”)). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Group has accumulated loss from prior periods, the Group is able to use the current period net income after tax to offset against the accumulated loss.

During the years ended December 31, 2023 and 2022, the Group’s PRC subsidiaries collectively attributed $23,580 and $86,888 of retained earnings to their statutory reserves in accordance with the PRC law, respectively. As of December 31, 2023 and 2022, the Group’s aggregate amounts of statutory reserve were $110,468 and $86,888, respectively.

(s) Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustment from the Group not using the U.S. dollar as its functional currency.

(t) Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the consolidated financial statements. If the assessment indicates that a potential loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

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(u) Recently issued accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures. The new guidance requires enhanced disclosures about income tax expenses. The Group is required to adopt this guidance in the first quarter of the fiscal year 2026. Early adoption is permitted on a prospective basis. The Group is currently evaluating the impact of this ASU on our annual income tax disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The new guidance requires enhanced disclosures about significant segment expenses. The Group is required to adopt this guidance for its annual reporting in fiscal year 2025 and for interim period reporting beginning the first quarter of fiscal year 2026 on a retrospective basis. Early adoption is permitted. The Group is currently evaluating the impact of this ASU on our segment disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amended guidance enhances income tax disclosures primarily related to the effective tax rate reconciliation and income taxes paid information. This guidance requires disclosure of specific categories in the effective tax rate reconciliation and further information on reconciling items meeting a quantitative threshold. In addition, the amended guidance requires disaggregating income taxes paid (net of refunds received) by federal, state, and foreign taxes. It also requires disaggregating individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). The amended guidance is effective for fiscal years beginning after December 15, 2024. The guidance can be applied either prospectively or retrospectively. The Company is currently in the process of evaluating the impact this amended guidance may have on the footnotes to our consolidated financial statements.

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

4. Concentration of risks

(a) Concentration of credit risk

Financial instruments that potentially subject the Group to significant concentration of credit risk consist primarily of cash and cash equivalents, accounts receivables and prepayments and other current assets. As of December 31, 2023 and 2022, substantially all of the Group’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. For the credit risk related to accounts receivable, prepayments and other current assets, the Group performs ongoing credit evaluations of its customers, borrowers, suppliers and other third parties. The Group establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers, borrowers, suppliers and other third parties. The allowance amounts were immaterial for all periods presented.

The Group maintains cash with financial institutes, such as banks, in the PRC. Should any bank holding cash become insolvent, or if the Group is otherwise unable to withdraw funds, the Group would lose the cash with that bank; however, the Group has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”). As of December 31, 2023 and 2022, $993,520 and $2,454,835 of the Group’s cash and cash equivalents held by financial institutions were uninsured, respectively.

F-49

(b) Currency convertibility risk

Substantially the Group’s operating activities are settled in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with supporting documents.

(c) Concentration of customers and suppliers

No customers accounted for 10% or more of revenue for the years ended December 31, 2023 and 2022.

The following customers accounted for 10% or more of the Group’s accounts receivable as of December 31, 2023 and 2022:

	As of December 31,
	2023	2022
Customer B (i)	*	39.4%
Customer C	46.8%	20.1%
Customer D (i)	35.1%	19.0%
Customer A (i)	*	13.7%

The following supplier accounted for 10% or more of the Group’s purchases for the years ended December 31, 2023 and 2022:

	For the fiscal years ended December 31,
	2023	2022
Supplier A (i)	96.6%	85.3%

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The following supplier accounted for 10% or more of the Group’s accounts payable as of December 31, 2023 and 2022:

	As of December 31,
	2023	2022
Supplier B	*	72.6%
Supplier C	31.2%	*
Supplier D(i)	26.5%	*
Supplier E(i)	19.3%	*
Supplier F(i)	11.9%	*

*	Represents less than 10%

(i)	Represents related parties.

5. Accounts receivable, net

Accounts receivable and the allowance for doubtful debt consisted of the following:

	As of December 31,
	2023	2022
Accounts receivable	$1,382,535	$914,011
Accounts receivable – related parties (Note 11)	807,335	3,222,732
Less: allowance for doubtful accounts	—	—
Total accounts receivable, net	$2,189,870	$4,136,743

The Group recognized allowance for doubtful accounts of nil for the years ended December 31, 2023 and 2022, respectively, based on the accounting policies about doubtful receivables. Subsequently till June 30, 2024, $1,202,612 accounts receivable has been collected and received.

6. Inventories, net

Inventories, consist of the following:

	As of December 31,
	2023	2022
Products available for sale	$1,306,307	$2,144,324
Less: Inventory allowance	(93,693)	(98,870)
Foreign currency translation adjustments	5,151	2,411
	$1,217,765	$2,047,865

$5,177 reversal of allowance of inventories and $98,870 write-down allowance of inventories from the carrying amounts to its estimated net realizable value were recorded for the years ended December 31, 2023 and 2022, respectively.

7. Other current assets

Prepayments and other current assets, net consisted of the following:

	As of December 31,
	2023	2022
Due from third parties (1)	140,847	1,159,891
Prepaid expenses (2)	11,109	290,784
Deposit	168,258	18,512
Input VAT	103,226	524,514
Others	12,963	32,900
Less: allowance for doubtful accounts	-	-
	436,403	2,026,601

(1)	On October 20, 2022, Softto Smart entered into a raw material purchase contract with a third party and made prepayment. In 2023, the contract was not executed and as of December 31, 2023, the prepayment has been fully collected.

On December 20, 2023, Guangzhou Douyue entered into a purchase contract with a third party and made prepayment of $140,847. The contract was not executed and as of March 31, 2024, the prepayment has been fully collected.

(2)	Primarily consist prepaid professional service fee for initial public offering.

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8. Short-term borrowings

The following table presents the Group’s outstanding short-term borrowings as of December 31, 2023 and 2022:

	As of December 31,
	2023	2022
Borrowings from commercial banks	$12,338,202	$11,598,910
	$12,338,202	$11,598,910

On November 10, 2022, Softto Smart entered into a banking facility agreement with Industrial Bank, a commercial bank in PRC, pursuant to which Softto Smart is entitled to borrow bank loan up to $4,349,591(RMB30,000,000) with an annual interest rate of 5.2%, which was an interest rate benchmarked to the one-year lending rate of the People’s Bank of China (“PBOC”) plus 1.55%. The loan was guaranteed by Mr. Yuhao Liang, Mrs. Wang Luhan and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd, a related party of the Group. The loan was also pledged by property owned by Guangzhou Qianlang High-tech Limited, an entity controlled by Mr. Yuhao Liang. Softto Smart drew down the amount in full as of December 31, 2022. On October 26, 2023, Softto Smart fully repaid the loan.

On December 7, 2022, Softto Smart entered into a banking facility agreement with Bank of China, a commercial bank in the PRC, pursuant to which Softto Smart is entitled to borrow a loan up to $7,249,319(RMB50,000,000) with an annual interest rate of 3.8%, which was an interest rate benchmarked to the one-year lending rate of the People’s Bank of China (“PBOC”) plus 0.15%. The loan was guaranteed by Mr. Yuhao Liang, Mrs. Wang Luhan, and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd, a related party of the Group. The loan was also pledged by property owned by Yuandong Development Co., Ltd, an entity controlled by Mrs. Zhang Gui Zhen. Softto Smart drew down the amount in full as of December 31, 2022. On November 22, 2023, Softto Smart fully repaid the loan.

On April 27, 2023, Guangzhou Yuebang entered into a banking facility agreement with Baiyun Mintai Rural Bank of Guangzhou, a commercial bank in China, pursuant to which Guangzhou Yuebang was entitled to borrow a loan of $563,388(RMB4,000,000) with an annual interest rate of 5.004%. The loan was guaranteed by Mr. Yuhao Liang and Mrs. Wang Luhan. Guangzhou Yuebang fully drew down the loan in 2023 and repaid $28,169 (RMB200,000) of the loan On October 20, 2023. Guangzhou Yuebang repaid the remaining balance $28,169 (RMB200,000) and $507,050 (RMB3,600,000) of the loan on January 20,2024 and April 15, 2024, respectively.

On April 27, 2023, Guangzhou Douyue entered into a banking facility agreement with Baiyun Mintai Rural Bank of Guangzhou, a commercial bank in China, pursuant to which Guangzhou Douyue was entitled to borrow a loan of $563,388 (RMB4,000,000) with an annual interest rate of 5.004%. The loan was guaranteed by Mr. Yuhao Liang and Mrs. Wang Luhan. Guangzhou Douyue drew down the amount in full and $28,169 (RMB200,000) of the loan On October 20, 2023. Guangzhou Douyue repaid the remaining balance $28,169 (RMB200,000) and $507,050 (RMB3,600,000) of the loan on January 20,2024 and April 15, 2024, respectively.

F-52

On October 26, 2023, Softto Smart entered into a banking facility agreement with Industrial Bank, a commercial bank in PRC, pursuant to which Softto Smart is entitled to borrow bank loan up to $4,225,411 (RMB30,000,000) with an annual interest rate of 5.2%. The loan was guaranteed by Mr. Yuhao Liang, Mrs. Wang Luhan and Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd, a related party of the Group. The loan was also pledged by property owned by Guangzhou Qianlang High-tech Limited, an entity controlled by Mr. Yuhao Liang. Softto Smart drew down the amount in full as of October 26, 2023 and the loan balance was outstanding as of December 31, 2023.

On December 5, 2023, Softto Smart entered into a banking facility agreement with Bank of China, a commercial bank in the PRC, pursuant to which Softto Smart is entitled to borrow a loan up to $7,042,353 (RMB50,000,000) with an annual interest rate of 3.8%, which was an interest rate benchmarked to the one-year lending rate of the People’s Bank of China (“PBOC”) plus 0.15%. The loan was guaranteed by Mr. Yuhao Liang and Mrs. Wang Luhan, Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd, a related party of the Group. The loan was also pledged by property owned by Yuandong Development Co., Ltd, an entity controlled by Mrs. Zhang Gui Zhen. Softto Smart drew down the amount in full as of December 16, 2023 and outstanding as of December 31, 2023.

For the years ended December 31, 2023 and 2022, the Group recorded $520,740 and $53,095 of interest expenses, respectively.

9. Lease

The Group has several offices lease agreements with third parties and no any finance lease for the years ended December 31, 2023 and 2022. Operating leases result in the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. ROU assets represent the Group’s right to use the leased asset for the lease term and lease liabilities represent the obligation to make lease payments.

For the years ended December 31, 2023 and 2022, the Group incurred operating lease expense of $119,959 and $93,876, respectively. The operating lease expenses were charged to selling and marketing expenses and general and administrative expenses.

A summary of supplemental information related to operating leases as of December 31, 2023 and 2022 was as follows:

	As of December 31,
	2023	2022
Right-of-use assets	$350,694	$464,631
Operating lease liabilities, current	106,614	104,666
Operating lease liabilities, non-current	247,250	364,264
Weighted average remaining lease terms	3.2	4.2
Weighted average discount rate	4.75%	4.75%

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The future lease payments as of December 31, 2023 were as follows:

As of December 31, 2023
FY2024	$120,644
FY2025	120,644
FY2026	113,485
FY2027	25,643
Thereafter	-
Total lease payment	380,416
less: imputed interest	(26,552)
Total lease liabilities	$353,864

10. Other current liabilities

The Group’s accrued expenses and other current liabilities comprised of the following:

	As of December 31,
	2023	2022
Payroll and welfare payables	$122,696	$127,484
Deposit	121,821	37,696
Service fee payable*	421,399	5,689
Interest payable	14,891	15,328
Others	-	5
	$680,807	$186,202

* The balance of service fee payable as of December 31, 2023 is mainly payables for IPO related expenses.

11. Related party transactions

The Group had the following balances with related parties consisted of the following:

Names of the related parties	Relationship with the Group
Mr. Yuhao Liang	Controlling shareholder and chairman of the board of directors of the Company
Mrs. Zhang Gui Zhen	Mother of Mr. Yuhao Liang
Mrs. Li Ying	Executive director of Yuejin and legal representative of Softto Smart until September 21, 2023
Mrs. Wang Si Hua	Legal representative of our operating subsidiary until June 2024
Guangzhou Softto Xueji Cosmetics Co., Ltd (“Xueji”)	Same legal representative with Guangzhou Yuebang until December 13,2023
Guangzhou Yunshang Innovation Technology Co., Ltd (“Yunshang”)	Indirectly controlled by Mr. Yuhao Liang until July 19, 2023.
Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd (“Tianwen”)	Controlled by sister of Mr. Yuhao Liang
Guangzhou Xueli Supply Chain Management Co., Ltd (“Xueli”)	Indirectly controlled by father of Mr. Yuhao Liang
Guangzhou Zhongjian Cosmetics Sales Partnership (Limited Partnership) (“Zhongjian”)	Controlled by sister of Mr. Yuhao Liang
Guangxi Wuzhou Softto Health Products Co., Ltd (“Wuzhou”)	Indirectly Controlled by father of Mr. Yuhao Liang
Softto Yigou Network Technology Co., Ltd (“Yigou”)	Controlled by Mrs. Li Ying until September 21, 2023
Guangzhou Wenhao Investment Consulting Co., Ltd (“Wenhao”)	Controlled by Mrs. Li Ying until September 21, 2023
Guangxi Softto Group Co., Ltd (“Guangxi Group”)	Indirectly controlled by father of Mr. Yuhao Liang
Guangzhou Soffto Zhimei Technology Partnership Enterprise (Limited Partnership) (“Zhimei”)	Indirectly controlled by father of Mr. Yuhao Liang
Shenzhen Shengqi Trading Co., Ltd (“Shenzhen Shengqi”)	Same shareholder of Yunshang until July 19, 2023.
Guangzhou Yuejin Cosmetics Co., Ltd (“Yuejin”)	Controlled by Mr. Yuhao Liang
Guangzhou Qianlang Freight Co., LTD (“Qianlang”)	Controlled by sister of Mr. Yuhao Liang

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(a) Amounts due from related parties

	As of December 31,
	2023	2022
Wuzhou (i)	$-	$369,715
Mr. Yuhao Liang (ii)	-	16,256
Mrs. Wang Si Hua (ii)	77,325	-
	$77,325	$385,971

(i)	Amounts due from Wuzhou is the consideration for transferring the equity interest of Xueji from Softto Smart to Wuzhou in 2020. As of December 31, 2023, Softto Smart has received the consideration in its entirty.
(ii)	Amounts due from Mr. Yuhao Liang and Mrs. Wang Si Hua were advances for the Group’s business operation.

(b) Amounts due to related parties

	As of December 31,
	2023	2022
Wenhao (i)	$31,691	$32,622
Mr. Yuhao Liang (ii)	800,218	-
	$831,909	$32,622

(i)	Amount due to Wenhao represents the rental payable by Softto Smart.
(ii)	Amount due to Mr. Yuhao Liang was amounts provided by Mr. Yuhao Liang to the Group for daily operation purpose.

(c) Advances to supplier-related parties

	As of December 31,
	2023	2022
Tianwen (i)	$10,667,309	$2,195,483
Zhimei	40,073	-
Others	445	-
	$10,707,827	$2,195,483

(i)	Advances to supplier, a related party under common control, represents prepaid amounts for product purchase to be made in the coming year. Subsequently for the half year ended June 30, 2024, the Group purchased $6,210,902 finished goods from Tianwen and had net cash paid of $3,740,840 to Tianwen, which reduced the advance payment balance to approximately $8,197,247 as of June 30, 2024.

(d) Loan to related parties

	As of December 31,
	2023	2022
Yunshang (i)	$-	$65,244
Xueji (i)	36,554	37,628
Guangxi Group (ii)(iii)	1,194,383	3,993,739
Xueli (i)	9,859	-
	$1,240,796	$4,096,611

(i)	Loans to Yunshang, Xueji and Xueli are interest-free loans provided by the Group to the related parties for their business operation need.
(ii)

The loan to Guangxi Group was provided to help its temporary business operational needs. As of December 31, 2023, the Group settled the loan of $11,192,370 to Guangxi Group through the Offset Agreement (see “Abstract of The Offset Agreement” below). In accordance with the Offset Agreement, Guangxi Group transferred the loan amount to Tianwen as advances for our future products purchase. As of June 15, 2024, the Group has fully received remaining balance of $1,194,383 from Guangxi Group.

Abstract of The Offset Agreement

As of December 31, 2023, Softto Smart holds a debt claim of RMB 99,029,189.93 against Guangxi Group, a debt claim of RMB 1,558,000 against Tianwen. Guangzhou Douyue holds a debt claim of RMB 4,027,333.33 against Guangxi Group, Guangzhou Yuebang holds a debt claim of RMB 2,000,000 against Guangxi Group, Softto Smart has a debt of RMB 9,099,584.07 to Tianwen, Guangzhou Haoyuan has a debt of RMB 423,335.77 to Tianwen, Guangzhou Douyue has a debt of RMB 2,213,630.91 to Tianwen, and Tikas Guangzhou has a debt of RMB 4,633,813.03 to Tianwen.

On June 12, 2024, Softto Smart, Guangzhou Yuebang Personal Care Products Co., Ltd., Guangzhou Haoyuan Daily Chemical Trading Co., Ltd., Guangzhou Douyue Technology Innovation Co., Ltd. and Tikas (Guangzhou) High-tech Co., Ltd., which are all wholly owned subsidiaries of the Company, entered into an Offset Agreement with Tianwen and Guangxi Group, the related parties of the Company. Under the key terms of the Offset Agreement, the Company and its subsidiaries, Guangxi Group, Tianwen, and others mutually agreed to transfer and/or offset their debts/credits among related parties. As part of the arrangement, Guangxi Group transferred the loan amount of $11,192,370 as of December 31, 2023 to Tianwen as advances for our future products purchase. All parties consented to retrospectively adjust their accounts to reflect these changes accordingly as of December 31, 2023.

(iii)	Guangxi Group is an investment company with no active business operations and is indirectly controlled by the father of Mr. Yuhao Liang. There are no equity relationships between Guangxi Group and the Company. Additionally, the Company has no significant influence over Guangxi Group’s economic performance, nor does it have any obligation to absorb its operation losses or rights to receive benefits, that could potentially be significant to Guangxi Group.

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(e) Loans from related parties

	As of December 31,
	2023	2022
Zhimei (i)	370,062	-
Others (i)	19,965	-
	$390,027	$-

(i)	Loans from related parties represent the loans lent to the Group for the daily operation purpose. There are no equity relationships between Zhimei and the Company.

(f) Accounts receivables - related parties

	As of December 31,
	2023	2022
Yunshang (i)(ii)(iii)	$769,157	$784,819
Softto Zhimei (i)(ii)(iv)	-	1,630,159
Xueli (i)(ii)(v)	35,509	565,476
Shenzhen Shengqi (i)(ii)	216	223,098
Others	2,453	19,181
	$807,335	$3,222,732

(i)	Accounts receivable-related parties represent gross amounts due from related parties resulted from the related party sales transactions during the reporting years 2023 and 2022.
(ii)	The balances of accounts receivable – related parties, mainly carried from 2021 resulted from the sales transactions with related parties, were higher than the sales to related parties during the two years ended December 31, 2023 and 2022. Those sales transactions with related parties were reported at net where the corresponding accounts receivable – related parties reported at gross amount as of December 31, 2021. There are no equity relationships between Yunshang and the Company.
(iii)

As of December 31, 2023, the Group settled the accounts receivables of $170,707 due from Yunshang through the Offset Agreement. According to the payment plan signed by the Group and Yunshang, the remaining balance of the accounts receivables will be collected by the end of 2024.

(iv)	As of December 31, 2023, the Group settled the accounts receivables of $1,630,159 with Softto Zhimei through the Offset Agreement.
(v)	As of December 31, 2023, the Group settled the accounts receivables of $546,797 due from Xueli through the Offset Agreement.

(g) Accounts payable-related parties

	As of December 31,
	2023	2022
Xueli	58,583	-
Zhimei	94,835	-
Qianlang	130,032	-
	$283,450	$-

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(h) Related parties’ transaction

	For the years ended December 31,
	2023	2022
Sales to related parties
Yunshang	$575	$14,787
Xueli	(158)	14,326
Zhimei	3	3,342
Shenzhen Shengqi	794	(6,629)
Others	3,549	2,584
	$4,763	$28,410

Purchase from related parties
Tianwen (i)	$8,663,977	12,221,160
Zhimei	29,284	756,329
Yunshang	14,698	7,986
Xueli	16,886	47,751
Others	415	-
	$8,725,260	$13,033,226

Rental expenses
Tianwen	$64,782	$-
	$64,782	$-

(i)	The Group purchase products available for sale from Tianwen, our major supplier, in ordinary course of business in the amounts of $8,663,977 and $12,221,160 for the years ended December 31, 2023 and 2022, respectively. There are no equity relationships between Tianwen and the Company. Tianwen, our major supplier, is controlled and managed by the sister of Mr. Yuhao Liang, our Chairman and CEO. Tianwen does not sell exclusively to us and the production volume under the brand of “Softto” accounts for 29% and 43% of the total production output of Tianwen for the years ended December 31, 2023 and 2022, respectively. The Group advanced $10,667,309 and $2,195,483 to Tianwen in order to secure procurement prices as of December 31, 2023 and 2022, respectively, while Tianwen provided partially guarantee of $11,267,764 (RMB80,000,000) (see Note 8). Tianwen has sufficient equity at risk to finance its activities without subordinated financial support. Based on the VIE assessment performed in accordance with ASC 810 Consolidation, the Group neither has the power to direct the activities of Tianwen that most significantly affect their economic performance nor has the obligation to absorb their operation losses, nor the right to receive benefits, that could potentially be significant to Tianwen, thus, Tianwen is not a VIE for the Group.

12. Employee benefit expenses

All eligible employees of the Group are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Group is required to make contributions to the plan and accrues these benefits based on certain percentages of the qualified employees’ salaries. The Group recorded employee benefit expenses of $124,889 and $118,407 for the years ended December 31, 2023 and 2022, respectively.

13. Income Taxes

Cayman Islands

Under the current laws of the Cayman Islands, the Group and its intermediate holding companies in the Cayman Islands are not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Group or its subsidiaries in the Cayman Islands to their shareholders, no withholding tax will be imposed.

British Virgin Islands (“BVI”)

Subsidiary in the BVI is exempted from income tax on its foreign-derived income in the BVI. There are no withholding taxes in the BVI.

Hong Kong

Softto Co., Limited is incorporated in Hong Kong and is subject to a two-tiered income tax rate for taxable income earned in Hong Kong. The first 2,000 Hong Kong dollars of profits earned by a company is subject to be taxed at an income tax rate of 8.25%, while the remaining profits will continue to be taxed at the existing tax rate of 16.5%. No provision for Hong Kong profits tax has been made in the combined and consolidated financial statements as it has no assessable profit for the years ended December 31, 2023 and 2022.

F-57

PRC

The Group’s PRC subsidiaries are incorporated in the PRC and subject to the statutory rate of 25% on the taxable income in accordance with the Enterprise Income Tax Law (the “EIT Law”), which was effective since January 1, 2008, except for certain entities eligible for preferential tax rates.

Dividends, interests, rent or royalties payable by the Group’s PRC subsidiaries, to non-PRC resident enterprises, and proceeds from any such non-resident enterprise investor’s disposition of assets (after deducting the net value of such assets) shall be subject to 10% withholding tax, unless the respective non-PRC resident enterprise’s jurisdiction of incorporation has a tax treaty or arrangements with China that provides for a reduced withholding tax rate or an exemption from withholding tax.

The EIT Law also provides that enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC are considered PRC tax resident enterprises and subject to PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise.

The following table presents the composition of income tax expenses for the years ended December 31, 2023 and 2022:

	For the years ended December 31,
	2023	2022
Current income tax expense	$94,177	$302,430
Deferred income tax benefit	(42,082)	(10,611)
	$52,095	$291,819

The reconciliation of the effective tax rate and the statutory income tax rate applicable to PRC operations was as follow:

	For the years ended December 31,
	2023	2022
Loss before provision for income taxes	$(2,233,351)	$(157,686)
Income tax expense/(benefit) computed at an applicable tax rate of 25%	(558,337)	(39,421)
Effect of non-deductible items	13,034	50,011
Change in valuation allowance	597,398	281,229
	$52,095	$291,819

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Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Group’s deferred tax assets and deferred tax liabilities were as follows:

	For the years ended December 31,
	2023	2022
Deferred tax assets:
Net operating loss carrying forward	$755,121	$934,450
Allowance for inventory impairment	1,281	24,718
Total deferred tax assets	756,402	959,168
Less: valuation allowance	(704,376)	(948,816)
Deferred tax assets, net	$52,026	$10,352

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss carry forwards. The Group evaluates the potential realization of deferred tax assets on an entity-by-entity basis.

As of December 31, 2023 and 2022, valuation allowances were mainly provided against deferred tax assets caused by net operating losses carried forward in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized due to their recurring losses.

According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year the loss was incurred. Carryback of losses is not permitted. As of December 31, 2023, the Group had net operating losses $5,230,595, which will expire during the period from 2024 to 2028.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Group did not have any significant unrecognized uncertain tax positions.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of operations for the years ended December 31, 2023 and 2022.

14. Segment

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Group’s business segments.

The Group’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of the separate operating segments when making decisions about allocating resources and assessing the performance of the group.

The Group has determined that it has three operating segments: (1) Online retail segment and (2) Offline wholesales segment.

F-59

The summary information by segment are as follows:

	Online retail	Offline wholesales	Total December 31, 2023
Revenues	$6,217,653	$8,734,759	$14,952,412
Cost of revenues	(3,908,285)	(7,192,865)	(11,101,150)
Gross profit	2,309,368	1,541,894	3,851,262
Selling and marketing	(1,536,646)	(1,025,181)	(2,561,827)
General and administrative	(51,424)	(1,585,149)	(1,636,573)
Shipping and handling expenses	(783,111)	(613,917)	(1,397,028)
Operating (loss)/income	$(61,813)	$(1,682,353)	$(1,744,166)

	Online retail	Offline wholesales	Total December 31, 2022
Revenues	$10,203,027	$9,318,651	$19,521,678
Cost of revenues	(7,239,703)	(7,812,843)	(15,052,546)
Gross profit	2,963,324	1,505,808	4,469,132
Selling and marketing	(1,241,270)	(821,801)	(2,063,071)
General and administrative	(240,839)	(236,679)	(477,518)
Shipping and handling expenses	(1,325,124)	(709,748)	(2,034,872)
Operating income/(loss)	$156,091	$(262,420)	$(106,329)

15. Shareholders’ Equity

Ordinary Shares

The Company was established under the laws of Cayman Islands on November 27, 2023. The original authorized number of ordinary shares is 500,000,000 shares with par value of US$0.0001 per share. On November 27, 2023, the Company issued 10,000,000 shares. The shares are presented on a retroactive basis to reflect the recapitalization.

Additional paid-in capital

Softto Smart has received investment funds of US$7,294,511 in cash from its then shareholders since 2018 to 2022. As of December 31, 2023 and 2022, additional paid-in capital in the consolidated balance sheets represented the combined contributed capital of the Company’s subsidiaries.

Restricted net assets

Relevant PRC statutory laws and regulations permit payments of dividends by the Group’s PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Group’s subsidiaries.

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, a foreign invested enterprise established in the PRC is required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts, which is included in retained earnings accounts in equity section of the consolidated balance sheets. A wholly foreign owned invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve reaches 50% of its respective registered capital based on the enterprise’s PRC statutory accounts.

Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. If any PRC subsidiary incur debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the Group. Any limitation on the ability of the PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to pay dividends.

F-60

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide statutory common reserve at least 10% of its annual after-tax profit until such reserve reaches 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The Group’s provision for the statutory common reserve is in compliance with the aforementioned requirement of the Company Law. A domestic enterprise is also required to provide for discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

Because the Group’s entities in the PRC can only be paid out of distributable profits reported in accordance with PRC accounting standards, the Group’s entities in the PRC are restricted from transferring a portion of their net assets to the Holding Company. The restricted amounts include the paid-in capital, additional paid-in capital and statutory reserves of the Group’s entities in the PRC. The aggregate amount of paid-in capital, additional paid-in capital and statutory reserves, which is the amount of net assets of the Group’s entities in the PRC (mainland) not available for distribution, were $7,404,979 and $7,381,399 as of December 31, 2023 and 2022, respectively.

16. Commitments and Contingencies

(a) Capital expenditure commitments

The Group has no capital expenditure commitment as of December 31, 2023.

(b) Lease commitments

The Group’s future lease payments as of December 31, 2023 refer to Note 9 Lease.

(c) Contingencies

The Group is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Group does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on the Group’s consolidated business, financial position, cash flows or results of operations taken as a whole. As of December 31, 2023, the Group is not a party to any material legal or administrative proceedings.

17. Subsequent events

The Group evaluated all events that occurred up to the date of this report and determined that no events that would have required adjustment or disclosure in the consolidated financial statements except the following:

On May 13, 2024, Guangzhou Yuebang entered into a banking facility agreement with Industrial Bank, a commercial bank in China, pursuant to which Guangzhou Yuebang was entitled to borrow a loan of $563,388 (RMB4,000,000) with an annual interest rate of 6.000%. Guangzhou Yuebang drew down the amount in full.

On May 13, 2024, Guangzhou Douyue entered into a banking facility agreement with Industrial Bank, a commercial bank in China, pursuant to which Guangzhou Douyue was entitled to borrow a loan of $563,388 (RMB4,000,000) with an annual interest rate of 6.000%. Guangzhou Douyue drew down the amount in full.

18. Condensed Financial Information of the Parent Company

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25% of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of its consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements of the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investments in its subsidiaries. The parent company and its subsidiaries were included in the consolidated financial statements where inter-company balances and transactions were eliminated upon consolidation. For purpose of the parent company’s stand-alone financial statements, its investments in subsidiaries were reported using the equity method of accounting. The parent company’s share of income from its subsidiaries were reported as share of income of subsidiaries in the accompanying parent company financial statements.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

As of December 31, 2023 and 2022, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those separately disclosed in the consolidated financial statements, if any.

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SOFTTO INC.

PARENT COMPANY BALANCE SHEETS

	As of December 31,
	2023		2022
ASSETS
Non-current assets
Investment in subsidiaries		$1,629,148	$4,023,339

Total assets		$1,629,148	$4,023,339

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES	$		$-

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding at December 31, 2023 and 2022		1,000	1,000
Subscription receivable		(1,000)	(1,000)
Additional paid-in capital		7,294,511	7,294,511
Statutory reserve		110,468	86,888
Accumulated deficit		(5,749,024)	(3,440,000)
Accumulated other comprehensive income		(26,807)	81,940
Total shareholders’ equity		1,629,148	4,023,339

Total liabilities and shareholders’ equity		$1,629,148	4,023,339

SOFTTO INC.

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the years ended December 31,
	2023	2022

EQUITY IN LOSS OF SUBSIDIARIES	$(2,285,444)	$(449,504)

NET LOSS	(2,285,444)	$(449,504)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(108,747)	29,332
COMPREHENSIVE LOSS	$(2,394,191)	$(420,172)

SOFTTO INC.

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,285,444)	$(449,504)
Adjustments to reconcile net cash flows from operating activities:
Equity in loss of subsidiaries	2,285,444	449,504
Net cash used in operating activities		-

CHANGES IN CASH	-	-

Cash and cash equivalents, beginning of year	-	-

Cash and cash equivalents, end of year	$-	$-

F-62

3,000,000 Ordinary Shares

Softto, Inc.

Until ●, 2025 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

REVERE SECURITIES LLC

The date of this prospectus is ●, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

We are a Cayman Islands exempted company with limited liability. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Pursuant to the indemnification agreements, the form of which will be filed as an exhibit to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriter was involved in these issuances of securities.

Ordinary Shares:

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration
Liang’s Family Limited	11/27/2023	7,589,000	$758.9
Kungfu Capital Limited	11/27/2023	480,000	$48
Yiwen Capital Limited	11/27/2023	500,000	$50
Yang Investment Limited	11/27/2023	980,000	$98
Evem Wong Limited	11/27/2023	451,000	$45.1

Upon our incorporation on November 11, 2023, we issued 10,000,000 Ordinary Shares to three shareholders in connection with the incorporation of the Company, among which 1 share was issued to our registered agent, who transferred the share to Liang’s Family Limited, a company wholly owned by Mr. Yuhao Liang our Chairman and Chief Executive Officer, on the same day. These issuances were exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

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ITEM 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement*
3.1	Memorandum and Articles of Association**
4.1	Specimen Certificate for Ordinary Shares**
5.1	Opinion of Maples and Calder (Hong Kong) LLP as to the legality of the Ordinary Shares being registered and certain Cayman Islands tax matters*
8.1	Opinion of Beijing Dacheng Law Offices, LLP (Shanghai) regarding PRC legal matters*
10.1	Employment Agreement by and between Yuhao Liang and the Company dated January 14, 2025 **
10.2	Employment Agreement by and between Yue Chang and the Company dated January 14, 2025 **
10.3	Form of Indemnification Agreement by between the Company and its directors and executive officers**
10.4	OEM Agreement by and between Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. and Guangzhou Douyue Technology Innovation Co., Ltd. date June 5, 2024.**
10.5	OEM Agreement by and between Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd. and Guangzhou Yuebang Personal Care Products Co. Ltd. date December 15, 2024.**
21.1	List of subsidiaries of the Registrant**
23.1	Consent of Simon & Edward, LLP**
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)*
23.3	Consent of Beijing Dacheng Law Offices, LLP (Shanghai) (included in Exhibit 8.1)*
23.4	Consent of Frost & Sullivan*
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Code of Business Conduct and Ethics**
107	Registration Fee Table**

*	To be filed by amendment

**	Filed herewith

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

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ITEM 9. Undertakings

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Guangzhou, on January 24, 2025.

Softto, Inc.

By:	/s/ Yuhao Liang
Name:	Yuhao Liang
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Power Of Attorney

Each person whose signature appears below constitutes and appoints each of Yuhao Liang and Yue Chang as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yuhao Liang	Chief Executive Officer and Chairman of Board and Director	January 24, 2025
Yuhao Liang	(Principal Executive Officer)

/s/ Yue Chang	Chief Financial Officer	January 24, 2025
Yue Chang	(Principal Financial Officer and Principal Accounting Officer)

/s/Luhan Wang	Director	January 24, 2025
Luhan Wang

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Softto, Inc. has signed this registration statement on the 24th day of January, 2025.

Authorized U.S. Representative COGENCY GLOBAL INC.

/s/ Colleen A. DeVries
Name: Colleen A. DeVries
Title: Senior Vice President

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